FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-07

BANK5 2026-5YR24

Free Writing Prospectus

Structural and Collateral Term Sheet

$872,653,760

(Approximate Total Mortgage Pool Balance)

$744,046,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Wells Fargo Bank, National Association

JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2026-5YR24

August 12, 2026

MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager
Academy Securities, Inc. Co-Manager		Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2026-5YR24

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”)and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange (“NYSE”), the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$6,300,000		30.000%	(7)	2.62	1 – 59	18.7%	39.8%
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)		30.000%	(7)(8)	(9)	(9)	18.7%	39.8%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)		30.000%	(7)(8)	(9)	(9)	18.7%	39.8%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$580,314,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$163,732,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa3(sf)/AAA(sf)	$97,410,000	(8)	18.250%	(7)(8)	4.97	60 – 61	16.0%	46.4%
Class B(8)	AA-sf/NR/AA-(sf)	$37,306,000	(8)	13.750%	(7)(8)	5.04	61 – 61	15.2%	49.0%
Class C(8)	A-sf/NR/A-(sf)	$29,016,000	(8)	10.250%	(7)(8)	5.04	61 – 61	14.6%	51.0%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$21,762,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BB(sf)	$17,616,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	B-sf/NR/B+(sf)	$10,363,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$35,234,072	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(sf)	$21,762,000		7.625%	(7)	5.04	61 – 61	14.2%	52.5%
Class E	BB-sf/NR/BB(sf)	$17,616,000		5.500%	(7)	5.04	61 – 61	13.9%	53.7%
Class F	B-sf/NR/B+(sf)	$10,363,000		4.250%	(7)	5.04	61 – 61	13.7%	54.4%
Class G	NR/NR/NR	$35,234,072		0.000%	(7)	5.04	61 – 61	13.1%	56.8%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$34,882,688	N/A	(14)	4.94	1 – 61	N/A	N/A
RR Interest(13)	NR/NR/NR	$8,750,000	N/A	(14)	4.94	1 – 61	N/A	N/A
(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F and Class G certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $574,014,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $574,014,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $250,000,000	N/A – 4.90	N/A / 59 – 60
Class A-3 trust component	$324,014,000 – $574,014,000	4.93 – 4.96	59 – 60 / 60 – 60
(10)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

Issue Characteristics

Offered Certificates:	$744,046,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Siebert Williams Shank & Co., LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association
Rating Agencies:	Fitch, Moody’s and KBRA
Master Servicer:	Trimont LLC
Special Servicer:	CWCapital Asset Management LLC
Trustee:	Deutsche Bank National Trust Company
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	400 Capital Asset Management LLC or its affiliate
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor with respect to the securitization of the mortgage loans, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirement of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2026 (or, in the case of any mortgage loan that has its first due date after August 2026, the date that would have been its due date in August 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of August 17, 2026
Expected Closing Date:	August 31, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in September 2026.
Rated Final Distribution Date:	The distribution date in August 2059
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2026-5YR24<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component, and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then up to an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Seventh, to the Class D, Class E, Class F and Class G certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$97,410,000	Class A-S certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$37,306,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$29,016,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview
Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.
Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers, and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
10

BANK5 2026-5YR24	Structural Overview

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest) its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
11

BANK5 2026-5YR24	Structural Overview

the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Whalers Village, Project Embassy, FedEx Brooklyn, Summit Mall, 111 Congress (prior to the securitization of the related lead servicing note) and 1351 Jerome Avenue (prior to the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan. With respect to the 111 Congress whole loan and 1351 Jerome Avenue whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 111 Congress (following the securitization of the related lead servicing note), 10 West End, Glendale Fashion Center and 1351 Jerome Avenue (following the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR24	Structural Overview

account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2026-5YR24 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by Bank of America, National Association, (iii) a party selected by Wells Fargo Bank, National Association and (iv) a party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor may also recommend

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2026-5YR24 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing within 30 days of notice of such resignation, upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
17

BANK5 2026-5YR24	Structural Overview

of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
18

BANK5 2026-5YR24	Structural Overview

the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
19

BANK5 2026-5YR24	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	11	15	$270,122,000	31.0%
Bank of America, National Association	14	32	$248,807,760	28.5%
Wells Fargo Bank, National Association	7	14	$178,724,000	20.5%
JPMorgan Chase Bank, National Association	3	3	$175,000,000	20.1%
Total:	35	64	$872,653,760	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$872,653,760
Number of Mortgage Loans:	35
Average Cut-off Date Balance per Mortgage Loan:	$24,932,965
Number of Mortgaged Properties:	64
Average Cut-off Date Balance per Mortgaged Property:	$13,635,215
Weighted Average Mortgage Rate:	6.6666%
% of Pool Secured by 5 Largest Mortgage Loans:	37.1%
% of Pool Secured by 10 Largest Mortgage Loans:	57.0%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	60
Weighted Average Seasoning (months):	0
% of Pool Secured by Single Tenant Mortgaged Properties:	13.8%
% of Pool Secured by Refinance Loans:	74.6%
% of Pool Secured by Acquisition Loans:	25.4%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	44.9%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.95x
Weighted Average UW NOI Debt Yield:	13.1%
Weighted Average UW NCF DSCR:	1.89x
Weighted Average UW NCF Debt Yield:	12.7%
Weighted Average Cut-off Date LTV Ratio(3):	56.8%
Weighted Average Maturity Date LTV Ratio(3):	56.3%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
20

BANK5 2026-5YR24	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	331
Weighted Average Remaining Amortization Term (months)(4):	331
% of Pool Interest Only through Maturity:	87.3%
% of Pool Amortizing Balloon:	6.7%
% of Pool Interest Only, Amortizing Balloon	6.0%

Lockboxes

% of Pool with Hard Lockboxes:	55.8%
% of Pool with Springing Lockboxes:	34.5%
% of Pool with Hard (Commercial); Soft (Multifamily) Lockboxes	8.6%
% of Pool with Soft Lockboxes:	1.2%

Reserves

% of Pool Requiring Tax Reserves:	75.8%
% of Pool Requiring Insurance Reserves:	61.1%
% of Pool Requiring Replacement Reserves:	77.3%
% of Pool Requiring TI/LC Reserves(5):	67.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	57.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	25.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.6%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period	4.2%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance until open period:	4.1%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2026.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality, and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
21

BANK5 2026-5YR24	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	Whalers Village	Lahaina	HI	Retail	$87,000,000	9.97%	120,828	$1,324.20	3.02x	17.1%	37.7%	37.7%
2	WFB	Project Embassy	Washington	DC	Mixed Use	$75,000,000	8.6%	375,456	$426.15	1.31x	10.2%	63.0%	63.0%
3	MSMCH	FedEx Brooklyn	Brooklyn	NY	Industrial	$70,000,000	8.0%	278,721	$475.39	1.26x	8.4%	66.3%	66.3%
4	JPMCB	The 511 Building	Minneapolis	MN	Data Center	$50,000,000	5.7%	286,488	$174.53	4.21x	24.4%	19.6%	19.6%
5	BANA	Summit Mall	Fairlawn	OH	Retail	$42,000,000	4.8%	537,057	$130.34	1.93x	17.7%	57.6%	53.1%
6	JPMCB	325 North Woodward	Birmingham	MI	Mixed Use	$38,000,000	4.4%	102,661	$370.15	1.53x	11.5%	62.0%	62.0%
7	WFB	111 Congress	Austin	TX	Office	$36,500,000	4.2%	519,959	$262.52	2.03x	15.7%	67.2%	67.2%
8	MSMCH	10 West End	St. Louis Park	MN	Office	$36,000,000	4.1%	343,896	$226.81	1.85x	13.3%	57.4%	57.4%
9	BANA	ExchangeRight Portfolio 76	Various	Various	Various	$32,700,000	3.7%	382,965	$85.39	1.96x	11.7%	50.3%	50.3%
10	MSMCH	Interlace Apartments	Dallas	TX	Multifamily	$30,000,000	3.4%	432	$69,444.44	1.36x	11.9%	60.1%	57.4%
		Total/Wtd. Avg.				$497,200,000	57.0%			2.10x	14.1%	53.0%	52.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
22

BANK5 2026-5YR24	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	Whalers Village	$87,000,000	$73,000,000	$160,000,000	BANK5 2026-5YR24	Trimont	CW Capital	400 Capital	3.02x	17.1%	37.7%
2	WFB	Project Embassy	$75,000,000	$85,000,000	$160,000,000	BANK5 2026-5YR24	Trimont	CW Capital	400 Capital	1.31x	10.2%	63.0%
3	MSMCH	FedEx Brooklyn	$70,000,000	$62,500,000	$132,500,000	BANK5 2026-5YR24	Trimont	CW Capital	400 Capital	1.26x	8.4%	66.3%
5	BANA	Summit Mall	$42,000,000	$28,000,000	$70,000,000	BANK5 2026-5YR24	Trimont	CW Capital	400 Capital	1.93x	17.7%	57.6%
7	WFB	111 Congress	$36,500,000	$100,000,000	$136,500,000	(2)	(2)	(2)	(2)	2.03x	15.7%	67.2%
8	MSMCH	10 West End	$36,000,000	$42,000,000	$78,000,000	BANK5 2026-5YR23	Midland	Torchlight	Torchlight	1.85x	13.3%	57.4%
14	BANA	Glendale Fashion Center	$25,000,000	$75,000,000	$100,000,000	BANK5 2026-5YR23	Midland	Torchlight	Torchlight	1.21x	8.2%	68.3%
17	MSMCH	1351 Jerome Avenue	$20,000,000	$45,000,000	$65,000,000	(3)	(3)	(3)	(3)	2.11x	13.9%	52.9%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The 111 Congress controlling companion loan is currently held by Wells Fargo Bank, National Association. The 111 Congress whole loan will be serviced pursuant to the BANK5 2026-5YR24 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(3)	The 1351 Jerome Avenue controlling companion loan is currently held with Goldman Sachs Bank USA. The 1351 Jerome Avenue whole loan will be serviced pursuant to the BANK5 2026-5YR24 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
23

BANK5 2026-5YR24	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
3	MSMCH	FedEx Brooklyn	Brooklyn	NY	Industrial	$70,000,000	8.0%	278,721	$475.39	1.26x	8.4%	66.3%	66.3%	CSAIL 2016-C5
4	JPMCB	The 511 Building	Minneapolis	MN	Data Center	$50,000,000	5.7%	286,488	$174.53	4.21x	24.4%	19.6%	19.6%	MSC 2016-UBS11
5	BANA	Summit Mall	Fairlawn	OH	Retail	$42,000,000	4.8%	537,057	$130.34	1.93x	17.7%	57.6%	53.1%	JPMCC 2016-JP4
14	BANA	Glendale Fashion Center	Glendale	CA	Retail	$25,000,000	2.9%	263,904	$378.93	1.21x	8.2%	68.3%	68.3%	COMM 2016-COR1
18	MSMCH	Sorrento Pines	San Diego	CA	Industrial	$19,500,000	2.2%	117,488	$165.97	1.75x	12.0%	59.3%	59.3%	JPMDB 2016-C4
20	BANA	Pelican Walk Plaza	Clearwater Beach	FL	Retail	$15,400,000	1.8%	38,713	$397.80	1.32x	10.4%	59.5%	59.5%	UBSCM 2018-C12
22	BANA	Audubon Cove Apartments	Columbus	MS	Multifamily	$14,500,000	1.7%	100	$145,000.00	1.30x	8.9%	70.4%	70.4%	GSMS 2020-GC45
25.02	MSMCH	Holiday Inn Express Guymon	Guymon	OK	Hospitality	$5,000,000	0.6%	75	$66,666.67	1.69x	16.5%	56.1%	51.9%	CGCMT 2016-P4
28	MSMCH	Holiday Inn Mentor Ohio	Mentor	OH	Hospitality	$10,000,000	1.1%	132	$75,757.58	1.78x	15.8%	63.6%	63.6%	JPMDB 2016-C4
		Total				$251,400,000	28.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
24

BANK5 2026-5YR24	Characteristics of the Mortgage Loans

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	12	$213,378,410	24.5%	6.1870%	2.27x	14.8%	50.0%	49.1%
Regional Mall	2	$129,000,000	14.8%	6.1102%	2.67x	17.3%	44.2%	42.7%
Anchored	1	$26,500,000	3.0%	5.8100%	2.14x	13.8%	55.6%	55.6%
Power Center	1	$25,000,000	2.9%	6.5180%	1.21x	8.2%	68.3%	68.3%
Single Tenant	7	$17,478,410	2.0%	5.6400%	1.96x	11.7%	50.3%	50.3%
Unanchored	1	$15,400,000	1.8%	7.5630%	1.32x	10.4%	59.5%	59.5%
Industrial	5	$122,040,590	14.0%	6.4764%	1.46x	10.1%	63.1%	62.6%
Warehouse/Distribution	2	$85,221,590	9.8%	6.2971%	1.39x	9.0%	63.4%	63.4%
Flex	1	$19,500,000	2.2%	6.4200%	1.75x	12.0%	59.3%	59.3%
Warehouse	2	$17,319,000	2.0%	7.4220%	1.50x	13.3%	65.6%	62.4%
Mixed Use	2	$113,000,000	12.9%	7.4236%	1.38x	10.6%	62.7%	62.7%
Multifamily/Office/Retail	1	$75,000,000	8.6%	7.5420%	1.31x	10.2%	63.0%	63.0%
Office/Retail	1	$38,000,000	4.4%	7.1900%	1.53x	11.5%	62.0%	62.0%
Self Storage	15	$83,162,760	9.5%	6.4179%	1.46x	9.7%	66.4%	66.4%
Self Storage	15	$83,162,760	9.5%	6.4179%	1.46x	9.7%	66.4%	66.4%
Multifamily	5	$80,450,000	9.2%	6.8524%	1.70x	12.2%	57.0%	56.0%
Garden	3	$50,850,000	5.8%	7.1603%	1.33x	10.6%	64.6%	63.1%
High Rise	1	$20,000,000	2.3%	6.4450%	2.11x	13.9%	52.9%	52.9%
Mid Rise	1	$9,600,000	1.1%	6.0700%	2.80x	17.5%	24.9%	24.9%
Hospitality	8	$79,100,000	9.1%	7.6496%	1.73x	15.3%	57.7%	56.7%
Full Service	2	$39,000,000	4.5%	7.9799%	1.59x	14.3%	57.1%	57.1%
Limited Service	4	$25,600,000	2.9%	7.3924%	1.79x	15.8%	61.8%	59.8%
Extended Stay	2	$14,500,000	1.7%	7.2150%	2.00x	17.2%	52.1%	50.2%
Office	2	$72,500,000	8.3%	6.9438%	1.94x	14.5%	62.3%	62.3%
CBD	1	$36,500,000	4.2%	7.1350%	2.03x	15.7%	67.2%	67.2%
Suburban	1	$36,000,000	4.1%	6.7500%	1.85x	13.3%	57.4%	57.4%
Manufactured Housing	14	$59,022,000	6.8%	6.6190%	1.41x	9.5%	66.7%	66.7%
Manufactured Housing/RV Park	3	$33,100,000	3.8%	6.6474%	1.36x	9.3%	66.3%	66.3%
Manufactured Housing	11	$25,922,000	3.0%	6.5827%	1.46x	9.9%	67.2%	67.2%
Data Center	1	$50,000,000	5.7%	5.6800%	4.21x	24.4%	19.6%	19.6%
Carrier Hotel	1	$50,000,000	5.7%	5.6800%	4.21x	24.4%	19.6%	19.6%
Total/Wtd. Avg.:	64	$872,653,760	100.0%	6.6666%	1.89x	13.1%	56.8%	56.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
25

BANK5 2026-5YR24	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Ohio	12	$147,579,350	16.9%	6.6572%	1.81x	13.8%	60.1%	58.6%
New York	3	$99,600,000	11.4%	6.4053%	1.58x	10.4%	59.6%	59.6%
Hawaii	1	$87,000,000	9.97%	5.5450%	3.02x	17.1%	37.7%	37.7%
Minnesota	2	$86,000,000	9.9%	6.1279%	3.22x	19.8%	35.4%	35.4%
District of Columbia	1	$75,000,000	8.6%	7.5420%	1.31x	10.2%	63.0%	63.0%
Texas	3	$74,500,000	8.5%	7.2199%	1.69x	13.5%	64.2%	63.1%
California	3	$66,500,000	7.6%	6.4932%	1.40x	9.5%	64.7%	64.7%
California – Southern(2)	2	$44,500,000	5.1%	6.4751%	1.45x	9.9%	64.4%	64.4%
California – Northern(2)	1	$22,000,000	2.5%	6.5300%	1.32x	8.8%	65.5%	65.5%
Michigan	1	$38,000,000	4.4%	7.1900%	1.53x	11.5%	62.0%	62.0%
Providenciales, Turks and Caicos	1	$29,000,000	3.3%	8.0730%	1.53x	13.8%	54.8%	54.8%
Louisiana	8	$26,810,151	3.1%	6.9327%	1.52x	11.4%	65.2%	64.2%
Alabama	7	$23,630,000	2.7%	6.5390%	1.48x	10.0%	68.9%	68.9%
Utah	2	$18,500,000	2.1%	7.0240%	2.15x	16.9%	55.2%	55.2%
Florida	1	$15,400,000	1.8%	7.5630%	1.32x	10.4%	59.5%	59.5%
Mississippi	1	$14,500,000	1.7%	6.6270%	1.30x	8.9%	70.4%	70.4%
Illinois	3	$14,062,695	1.6%	6.7536%	1.51x	12.3%	63.2%	61.3%
South Dakota	4	$12,000,000	1.4%	6.3762%	1.35x	8.8%	62.1%	62.1%
Georgia	2	$10,051,281	1.2%	5.6400%	1.96x	11.7%	50.3%	50.3%
Arizona	5	$10,000,000	1.1%	6.7140%	1.60x	11.0%	73.1%	73.1%
North Dakota	1	$8,323,570	1.0%	7.4220%	1.50x	13.3%	65.6%	62.4%
Pennsylvania	1	$7,775,000	0.9%	6.2460%	1.27x	8.2%	59.8%	59.8%
Oklahoma	1	$5,000,000	0.6%	7.4500%	1.69x	16.5%	56.1%	51.9%
South Carolina	1	$3,421,713	0.4%	5.6400%	1.96x	11.7%	50.3%	50.3%
Total/Wtd. Avg.	64	$872,653,760	100.0%	6.6666%	1.89x	13.1%	56.8%	56.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
26

BANK5 2026-5YR24	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4,620,000 - 10,000,000	8	64,345,000	7.4
10,000,001 - 20,000,000	11	157,793,000	18.1
20,000,001 - 30,000,000	7	183,315,760	21.0
30,000,001 - 40,000,000	4	143,200,000	16.4
40,000,001 - 60,000,000	2	92,000,000	10.5
60,000,001 - 87,000,000	3	232,000,000	26.6
Total:	35	$872,653,760	100.0%
Min: $4,620,000 Max: $87,000,000 Avg: $24,932,965

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Ohio	12	147,579,350	16.9
New York	3	99,600,000	11.4
Hawaii	1	87,000,000	9.97
Minnesota	2	86,000,000	9.9
District of Columbia	1	75,000,000	8.6
Texas	3	74,500,000	8.5
California	3	66,500,000	7.6
California – Southern(3)	2	44,500,000	5.1
California – Northern(3)	1	22,000,000	2.5
Michigan	1	38,000,000	4.4
Providenciales, Turks and Caicos	1	29,000,000	3.3
Louisiana	8	26,810,151	3.1
Alabama	7	23,630,000	2.7
Utah	2	18,500,000	2.1
Florida	1	15,400,000	1.8
Mississippi	1	14,500,000	1.7
Illinois	3	14,062,695	1.6
South Dakota	4	12,000,000	1.4
Georgia	2	10,051,281	1.2
Arizona	5	10,000,000	1.1
North Dakota	1	8,323,570	1.0
Pennsylvania	1	7,775,000	0.9
Oklahoma	1	5,000,000	0.6
South Carolina	1	3,421,713	0.4
Total:	64	$872,653,760	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	12	213,378,410	24.5
Regional Mall	2	129,000,000	14.8
Anchored	1	26,500,000	3.0
Power Center	1	25,000,000	2.9
Single Tenant	7	17,478,410	2.0
Unanchored	1	15,400,000	1.8
Industrial	5	122,040,590	14.0
Warehouse/Distribution	2	85,221,590	9.8
Flex	1	19,500,000	2.2
Warehouse	2	17,319,000	2.0
Mixed Use	2	113,000,000	12.9
Multifamily/Office/Retail	1	75,000,000	8.6
Office/Retail	1	38,000,000	4.4
Self Storage	15	83,162,760	9.5
Self Storage	15	83,162,760	9.5
Multifamily	5	80,450,000	9.2
Garden	3	50,850,000	5.8
High Rise	1	20,000,000	2.3
Mid Rise	1	9,600,000	1.1
Hospitality	8	79,100,000	9.1
Full Service	2	39,000,000	4.5
Limited Service	4	25,600,000	2.9
Extended Stay	2	14,500,000	1.7
Office	2	72,500,000	8.3
CBD	1	36,500,000	4.2
Suburban	1	36,000,000	4.1
Manufactured Housing	14	59,022,000	6.8
Manufactured Housing/RV Park	3	33,100,000	3.8
Manufactured Housing	11	25,922,000	3.0
Data Center	1	50,000,000	5.7
Carrier Hotel	1	50,000,000	5.7
Total:	64	$872,653,760	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.5450 - 5.9999	4	196,200,000	22.5
6.0000 - 6.4999	11	196,982,760	22.6
6.5000 - 6.9999	7	146,152,000	16.7
7.0000 - 7.4999	7	163,819,000	18.8
7.5000 - 8.0730	6	169,500,000	19.4
Total:	35	$872,653,760	100.0%
Min: 5.5450% Max: 8.0730% Wtd Avg: 6.66666%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	29	693,553,760	79.5
61	6	179,100,000	20.5
Total:	35	$872,653,760	100.0%
Min: 60 mos. Max: 61 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59	10	192,532,760	22.1
60	19	501,021,000	57.4
61	6	179,100,000	20.5
Total:	35	$872,653,760	100.0%
Min: 59 mos. Max: 61 mos. Wtd Avg: 60 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	761,734,760	87.3
300	2	53,500,000	6.1
360	3	57,419,000	6.6
Total:	35	$872,653,760	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 331 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	761,734,760	87.3
300	2	53,500,000	6.1
360	3	57,419,000	6.6
Total:	35	$872,653,760	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 331 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	11	270,122,000	31.0
BANA	14	248,807,760	28.5
WFB	7	178,724,000	20.5
JPMCB	3	175,000,000	20.1
Total:	35	$872,653,760	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	761,734,760	87.3
Amortizing Balloon	3	58,819,000	6.7
Interest Only, Amortizing Balloon	2	52,100,000	6.0
Total:	35	$872,653,760	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
19.6 - 50.0	4	154,600,000	17.7
50.1 - 60.0	12	255,495,000	29.3
60.1 - 65.0	5	165,000,000	18.9
65.1 - 70.0	11	266,708,760	30.6
70.1 - 73.1	3	30,850,000	3.5
Total:	35	$872,653,760	100.0%
Min: 19.6% Max: 73.1% Wtd Avg: 56.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
19.6 - 50.0	4	154,600,000	17.7
50.1 - 60.0	13	285,495,000	32.7
60.1 - 65.0	6	162,419,000	18.6
65.1 - 70.0	9	239,289,760	27.4
70.1 - 73.1	3	30,850,000	3.5
Total:	35	$872,653,760	100.0%
Min: 19.6% Max: 73.1% Wtd Avg: 56.3%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.21 - 1.29	4	109,125,000	12.5
1.30 - 1.39	6	168,900,000	19.4
1.40 - 1.49	5	85,789,760	9.8
1.50 - 1.69	6	115,919,000	13.3
1.70 - 1.99	6	144,820,000	16.6
2.00 - 4.21	8	248,100,000	28.4
Total:	35	$872,653,760	100.0%
Min: 1.21x Max: 4.21x Wtd Avg: 1.89x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.1 - 9.0	8	165,625,000	19.0
9.1 – 11.0	7	178,189,760	20.4
11.1 - 12.0	4	120,200,000	13.8
12.1 - 15.0	7	143,539,000	16.4
15.1 - 20.0	8	215,100,000	24.6
20.1 - 24.4	1	50,000,000	5.7
Total:	35	$872,653,760	100.0%
Min: 8.1% Max: 24.4% Wtd Avg: 13.1%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
27

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
28

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
29

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

BEACH
KAANAPALI PARKWAY
Hula GRILL
LEILANI'S On the Beach
mOnkeypod
lululemon athletica
SOHA LIVING
CHAPEL HATS
ALOHA COLLECTION
COOLING TOWER
SERVICE
OPEN
SoHa
OluKai
TOURNEAU
CRUISE
TOTALLY HAWAIIAN
GLASSIMANGO
ABC STORES
crazy shirts
Tommy Bahama
TORI RICHARD
SEPHORA
MAUI RESORT RESALES
WHALER'S FINE JEWELRY & WATCHES
WHALE PAVILION
NA HOKU
vuori
OAKLEY
STORAGE
LEVEL TWO
Anchor / Major
In-line
Vacant
Not Part of Collateral
N

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
30

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

Kapalua Airport
30
Aston at Papakea Resort
Napili-Honokowai
Honua Kai
The Westin Nanea Ocean Villas, Ka'anapali
Royal Lahaina Resort
Kaanapali
Honoapiilani Hwy
Fairway Shops
Sheraton Maui Resort & Spa
Kaanapali Golf Courses
The Westin Maui Resort & Spa, Ka'anapali
3000
Whalers Village
2435 Kaanapali Parkway
Lahaina, HI 96761
Marriott's Maui Ocean Club
Hyatt Regency Maui Resort and Spa
30
Lahaina Civic Center
Lahaina Bypass-Phase 1C
West Maui Forest Reserve
Maui
Kahoma Stream
Honoapiilani Hwy
Pacific Ocean
Hale Pa'i
MAUI COUNTY
Lahaina Cannery
Lahaina Gateway Shopping Center
Lahaina Bypass
Baby Beach
MOLOKAI FERRY
Lahaina
Hale Aloha
3000
FERRY DOCK
Old Fort
Lahaina Recreation Center Park
Theatre Theatre Maui
Emily's Beach
Honoapiilani Hwy
MAUI-LANAI FERRY
Kauaula Stream
3000
30
Wailea 25 miles
Kauai
Kapaa
Lihue
Poipu
Niihau
Oahu
Kailua
HONOLULU
Molokai
Lahaina
Kahului
Lanai
Maui
Wailea
Pacific Ocean
Waimea
Kalaoa
Kailua
Hawaii
Hilo
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
31

Mortgage Loan No. 1 – Whalers Village

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	AAAsf*/Aaa/AA+			Location:	Lahaina, HI 96761
Original Balance(1):	$87,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$87,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	9.97%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1971/2017
Borrower Sponsors:	GGP LLC and Teachers' Retirement			Size:	120,828 SF
	System of the State of Illinois			Cut-off Date Balance per SF(1):	$1,324
Guarantor:	BPR Nimbus LLC			Maturity Date Balance per SF(1):	$1,324
Mortgage Rate:	5.5450%			Property Manager:	GGP-TRS L.L.C.
Note Date:	7/31/2026				(borrower-affiliated)
Maturity Date:	8/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$27,345,604
Amortization Term:	0 months			UW NCF:	$27,134,155
IO Period:	60 months			UW NOI Debt Yield(1):	17.1%
Seasoning:	0 months			UW NCF Debt Yield(1):	17.0%
Prepayment Provisions(2):	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity(1):	17.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.02x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$25,219,918 (5/31/2026 TTM)
Additional Debt Balance(1):	$73,000,000			2nd Most Recent NOI:	$24,839,957 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$25,031,523 (12/31/2024)
Reserves(3)				Most Recent Occupancy(5):	100.0% (5/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.2% (12/31/2025)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.5% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$423,900,000 (7/6/2026)
Replacement Reserve:	$0	Springing	$60,414	Appraised Value per SF:	$3,508
TI/LC Reserve(4):	$0	Springing	$362,484	Cut-off Date LTV Ratio(1):	37.7%
Gap Rent Reserve(4):	$518,291	$0	NAP	Maturity Date LTV Ratio(1):	37.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	100.0%	Loan Payoff:	$97,943,196	61.2%
			Return of Equity:	$60,731,025	38.0%
			Closing Costs:	$1,325,780	0.8%
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	The Whalers Village Mortgage Loan (as defined below) is part of the Whalers Village Whole Loan (as defined below), evidenced by six pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Whalers Village Whole Loan.
(2)	Defeasance of the Whalers Village Whole Loan is permitted at any time after the date that is the earlier of (a) two years after the closing date of the securitization that includes the last note to be securitized and (b) July 31, 2029. The assumed defeasance lockout period of 24 months is based on the anticipated closing date of the BANK5 2026-5YR24 securitization trust in August 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves”.
(4)	In lieu of depositing a cash reserve for existing tenant improvement, landlord work, tenant improvement allowance and leasing commission obligations and a cash reserve for free rent, gap rent and rent abatements, the Guarantor (as defined below) has provided a guaranty for such outstanding obligations.
(5)	Most Recent Occupancy is inclusive of four tenants (accounting for 8.7% of NRA) for which each tenant has executed its lease, but is not yet in occupancy or paying rent. All outstanding obligations in connection with such leases have been guaranteed by the Guarantor.

The Mortgage Loan. The largest mortgage loan (the “Whalers Village Mortgage Loan”) is part of a whole loan (the “Whalers Village Whole Loan”) comprised of six pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Whalers Village Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Societe Generale Financial Corporation (“SGFC”). The Whalers Village Mortgage Loan is comprised of controlling Note A-1 and non-controlling Note A-2-1, with an aggregate outstanding principal balance as of the Cut-off Date of $87,000,000. The Whalers Village Whole Loan is secured by a first priority fee mortgage encumbering a 120,828 SF open air regional mall property located in Lahaina, Hawaii (the “Whalers Village Property”).

The Whalers Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 securitization trust. See Description of the “Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
32

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

The table below summarizes the promissory notes that comprise the Whalers Village Whole Loan:

Whalers Village Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	BANK5 2026-5YR24	Yes
A-2-1	$17,000,000	$17,000,000	BANK5 2026-5YR24	No
A-2-2(1)	$8,000,000	$8,000,000	JPMCB	No
A-3(1)	$35,000,000	$35,000,000	SGFC	No
A-4(1)	$20,000,000	$20,000,000	SGFC	No
A-5(1)	$10,000,000	$10,000,000	SGFC	No
Whole Loan	$160,000,000	$160,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower for the Whalers Village Whole Loan is WV SUB, LLC, a Delaware limited liability company and single purpose entity.

The borrower sponsors are a joint venture between GGP LLC (“GGP”) and the Teachers’ Retirement System of the State of Illinois (“TRSIL”) (collectively, the “borrower sponsors”). GGP, an affiliate of Brookfield Asset Management (“Brookfield”), was founded in 1954. GGP was acquired by Brookfield in 2018 and operated as Brookfield Property Partners until 2026, when its original name of GGP was reinstated. GGP currently owns and operates more than 95 high-performing retail assets across the US and has over 1,200 employees. The TRSIL has an AUM of nearly $86.5 billion, of which approximately $15.6 billion is allocated to real assets. BPR Nimbus LLC, a subsidiary of Brookfield, will serve as the non-recourse carveout guarantor (the “Guarantor”) for the Whalers Village Whole Loan.

The Property. The Whalers Village Property is a 120,828 SF open-air regional mall located in Lahaina, Hawaii. The Whalers Village Property is located on the western side of Maui and serves as one of the area’s premier retail, dining and entertainment locations. The Whalers Village Property features a curated tenant mix inclusive of various national and luxury brands such as Lululemon Athletica, Sephora, Louis Vuitton, Tommy Bahama, Lilly Pulitzer and Tourneau. The Whalers Village Property was originally constructed in 1971 and last renovated in 2017. Key retail additions in 2017 included Lululemon, ABC Stores and Monkeypod Kitchen by Merriman. As of May 2026, the Whalers Village Property was 100.0% occupied by 73 unique tenants. The Whalers Village Property has 573 parking spaces, resulting in a parking ratio of approximately 4.74 spaces per 1,000 SF.

The Whalers Village Property benefits from strong tourism fundamentals and is strategically positioned to capture a share of Maui’s nearly $6.0 billion of visitor spending. Within a five mile radius of the Whalers Village Property, there are 28 hotels of four or five star quality, totaling 6,771 rooms, driving significant demand for the Whalers Village Property’s luxury tenancy. Hotels located within a five mile radius include the Aston at The Whaler, The Westin Ka'anapali Ocean Resort Villas and Marriott's Maui Ocean Club. The Whalers Village Property posted trailing twelve month foot traffic of 2.7 million visitors, placing it amongst the top half of properties of similar quality across Hawaii in terms of foot traffic.

For the trailing twelve month period ending May 31, 2026, the Whalers Village Property produced comparable in-line sales of $2,236 PSF with a weighted average occupancy cost of 11.5% (of tenants reporting sales). While impacted by the fires that occurred in Lahaina in 2023, comparable sales growth increased 11.9% year-over-year in 2025. Over the past four years, the Whalers Village Property has maintained an average occupancy rate of 96.7%. Additionally, as compared to the appraiser’s concluded market rents, the Whalers Village Property’s rental rates are an average of 3.0% below market.

Since 2025, the Whalers Village Property has executed 18 lease renewals across 16,230 square feet (13.4% of NRA), generating positive leasing spreads of 5.5%, and 14 new leases totaling 24,044 square feet (19.9% of NRA) generating positive lease spreads of 12.7%. Signed-but-not-open tenants Vuori, Marine Layer, Black Rock Pizza and Flight of Aloha (8.7% of NRA, 7.2% underwritten base rent) are expected to open their first Maui locations later this year, further enhancing the Whalers Village Property’s merchandising, dining and entertainment mix.

Major Tenants.

ABC Stores (6,021 SF; 5.0% of NRA; 8.3% of UW Rent): Founded in 1949, ABC Stores has progressed from a 'mom & pop store' to one of the most recognizable brands in the Hawaii tourism industry with more than 70 stores. Today there are ABC Stores on every major island in the State of Hawaii and the brand has grown to include the fresh and wholesome Island Gourmet Markets, Island Country Markets and Honolua General Store. ABC Stores has occupied its space since July 2017 with a lease expiration date in July 2032. ABC Stores’ lease does not contemplate any extension or termination options. For the trailing 12 month period ending May 31, 2026, ABC Stores generated sales of $4,018 PSF and had an occupancy cost of 12.8%.

Hula Grill (10,500 SF; 8.7% of NRA; 6.7% of UW Rent): Hula Grill, under the umbrella of T S Restaurants, features local, line-caught fish and Maui grown produce. The open-air kitchen is committed to supporting local fishermen and farmers. Hula Grill has occupied its space since October 2016, with a lease expiration date in December 2031, with one, five-year renewal option and no termination options. For the trailing 12 month period ending May 31, 2026, Hula Grill generated sales of $2,016 PSF and had an occupancy cost of 10.2%.

Monkeypod Kitchen by Merriman (9,108 SF; 7.5% NRA; 6.6% of UW Rent): Monkeypod Kitchen by Merriman (“Monkeypod Kitchen”) is a Hawaii-based restaurant chain with four locations split between Maui and Oahu. Monkeypod Kitchen features culinary cocktails, local and organic ingredients and live music. Monkeypod Kitchen has occupied its space since October 2017 with a lease expiration in February 2032, two, five-year extension options and no termination options. For the trailing 12 month period ending May 31, 2026, Monkeypod Kitchen generated sales of $2,553 PSF and had an occupancy cost of 9.7%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
33

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to tenancy by UW Base Rent at the Whalers Village Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent per SF	Lease Expiration	Renewal Options	Term. Option (Y/N)
ABC Stores	NR/NR/NR	6,021	5.0%	$1,398,965	8.3%	$232.35	7/31/2032	None	N
Hula Grill	NR/NR/NR	10,500	8.7%	$1,128,645	6.7%	$107.49	12/31/2031	1 x 5 yrs	N
Monkeypod Kitchen by Merriman	NR/NR/NR	9,108	7.5%	$1,101,886	6.6%	$120.98	2/29/2032	2 x 5 yrs	N
Leilani’s on the Beach	NR/NR/NR	9,647	8.0%	$1,073,422	6.4%	$111.27	12/31/2032	1 x 5 yrs	N
Vuori(4)	NR/NR/NR	3,319	2.7%	$812,865	4.8%	$244.91	1/31/2037	None	N
Louis Vuitton	NR/Aa3/AA-	2,851	2.4%	$654,989	3.9%	$229.74	1/31/2030	None	N
Tommy Bahama	NR/NR/NR	3,251	2.7%	$602,345	3.6%	$185.28	1/31/2028	None	N
Na Hoku	NR/NR/NR	590	0.5%	$455,923	2.7%	$772.75	1/31/2028	None	N
Tourneau	NR/NR/NR	1,600	1.3%	$368,000	2.2%	$230.00	12/31/2031	None	N
Crazy Shirts	NR/NR/NR	1,757	1.5%	$360,431	2.1%	$205.14	1/31/2032	None	N
Subtotal/Wtd. Avg.		48,644	40.3%	$7,957,471	47.3%	$163.59

Other In-line Tenants(4)		72,184	59.7%	$8,864,892	52.7%	$122.81
Occupied Total		120,828	100.0%	$16,822,363	100.0%	$139.23

Vacant		0	0.0%
Total/Wtd. Avg.		120,828	100.0%

(1)	Based on the underwritten rent roll dated as of May 31, 2026 inclusive of contractual rent steps through July 31, 2027.
(2)	Certain tenants’ leases are subject to co-tenancy provisions that may provide for abated rent and/or termination of their respective leases, largely contingent on occupancy at the Whalers Village Property declining below a range between 70%-80%. In aggregate, 10 tenants accounting for 14.7% of UW base rent are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Four tenants (accounting for 8.7% of NRA) at the Whalers Village Property, including Vuori, have executed their leases, but are not yet in occupancy or paying rent.

The following table presents sales history figures at the Whalers Village Property:

Comparable Sales(1)
	2023	2024	2025	TTM May 2026
	Sales/SF	Sales/SF	Sales/SF	Sales/SF	Wtd. Avg Occupancy Cost
Comparable Sales < 10,000 SF	$1,485	$1,559	$2,024	$2,253	12.1%
Comparable Sales – Full-Service Restaurants	$1,580	$1,922	$2,112	$2,197	10.1%
Total Mall Sales	$1,511	$1,657	$2,049	$2,236	11.5%

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales per SF of the entirety of the premises, as not all tenants are required to report sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
34

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to the lease rollover schedule at the Whalers Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	1,583	1.3%	1.3%	$188,899	1.1%	1.1%	$119.33
2027	11	13,367	11.1%	12.4%	$1,348,013	8.0%	9.1%	$100.85
2028	18	18,220	15.1%	27.5%	$3,516,061	20.9%	30.0%	$192.98
2029	10	13,972	11.6%	39.0%	$1,599,291	9.5%	39.5%	$114.46
2030	9	10,459	8.7%	47.7%	$1,745,747	10.4%	49.9%	$166.91
2031	11	23,479	19.4%	67.1%	$2,431,055	14.5%	64.4%	$103.54
2032	5	27,408	22.7%	89.8%	$4,119,434	24.5%	88.9%	$150.30
2033	1	2,067	1.7%	91.5%	$136,897	0.8%	89.7%	$66.23
2034	1	1,985	1.6%	93.1%	$284,153	1.7%	91.4%	$143.15
2035	2	2,311	1.9%	95.1%	$271,170	1.6%	93.0%	$117.34
2036 & Thereafter	3	5,977	4.9%	100.0%	$1,181,642	7.0%	100.0%	$197.70
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total / Wtd. Avg.	73	120,828	100.0%		$16,822,363	100.0%		$139.23

(1)	Based on the underwritten rent roll dated May 31, 2026 inclusive of contractual rent steps through July 31, 2027.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.

The Market. Whalers Village Property is a lifestyle shopping center located on the west side of Kaanapali Parkway between Nohea Kai Drive and Kekaa Drive on an 8.51-acre site. The Whalers Village Property is in the heart of a highly trafficked resort corridor and directly connected to Kaanapali Beach, with approximately 265 feet of beachfront access. The local area of West Maui is a highly developed resort and historic region featuring golden sand beaches, championship golf courses and dramatic mountain backdrops. The Whalers Village Property is accessible via the Honoapiilani Highway, which wraps around the West Maui Mountains and connects the coastal communities. The appraisal indicates the property is located in the Kahului-Wailuku-Lahaina, HI core based statistical area and estimates a primary trade area of approximately 3.0 miles around the center, with a secondary trade area extending up to 5.0 miles, based on regional accessibility, competitive retail structure, and the subject’s tenancy/merchandising composition. Across the 5.0 mile trade radius Whalers Village Property, there are 28 hotels of four or five star quality, totaling 6,771 rooms. Within its competitive context, the appraisal’s survey of large-scale shopping centers identifies primary/direct competitors that include Queen Kaahumanu Center (approximately 14.0 miles; super-regional center/mall) and The Shops at Wailea (approximately 22.8 miles; lifestyle center), among other larger destination centers in Hawaii. Demographically, the appraisal indicates average household income in the 3.0-mile radius was approximately $134,566 as of 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Whalers Village Property:

Market Rent Summary
	Market Rent (per SF)	Lease Term (Yrs.)	Rent Increase Projections
Full-Service Restaurant	$114.00	10	10%/85 years
Inline 1,000 SF and Less	$216.00	5	3% per annum
Inline 1,001 - 2,500 SF	$120.00	5	3% per annum
Inline 2,501 - 5,000 SF	$102.00	5	3% per annum
Inline - High Profile	$240.00	5	3% per annum
Jewelry Space	$198.00	5	3% per annum
Upper Level Space	$72.00	5	3% per annum
Food Court	$156.00	5	3% per annum

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
35

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

The table below presents certain information relating to retail centers competitive to the Whalers Village Property identified by the appraisal:

Competitive Set(1)
Property Name	Location	Distance to Whalers Village	Year Built / Renovated	Total NRA	Occupancy	Anchor Tenants
Whalers Village	Lahaina, HI	-	1971/2017	120,828(2)	100.0%(2)	-
Queen Kaahumanu Center	Kahului, HI	14.0 miles	1972/2014	568,359	88.0%	Macy's
The Shops at Wailea	Wailea, HI	22.8 miles	2000/NAP	167,078	98.0%	-
International Market Place	Honolulu, HI	77.0 miles	2015/NAP	339,414	100.0%	Target
Ala Moana Center	Honolulu, HI	78.4 miles	1959-2013/2019	2,092,917	99.0%	Target, Nordstrom, Neiman Marcus, Bloomingdale’s

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 31, 2026.

Appraisal. As determined by the appraiser, the “as-is” value for the Whalers Village Property as of July 6, 2026 is $423,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 12, 2026, there was no evidence of any recognized environmental conditions at the Whalers Village Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Whalers Village Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM May 2026	UW(2)		UW PSF
Rents In Place	$13,910,038	$14,188,109	$14,875,025	$15,124,199	$16,822,363	(3)	$139.23
Overage Rent	$2,546,261	$3,471,217	$4,097,351	$4,465,154	$4,373,267		$36.19
Percentage Rent	$171,708	$56,283	$131,907	$77,803	$0		$0.00
Gross Potential Rent	$16,628,007	$17,715,609	$19,104,282	$19,667,156	$21,195,630		$175.42
Total Expense Reimbursements	$9,020,989	$9,564,470	$10,223,849	$10,048,344	$11,287,132		$93.41
Parking Income	$2,287,062	$3,695,192	$3,388,194	$3,839,986	$3,839,986		$31.78
Gross Potential Income	$27,936,058	$30,975,271	$32,716,325	$33,555,486	$36,322,748		$300.61
Vacancy/Credit Loss	($3,542,439)	$2,607,987	($68,235)	($400,899)	($1,624,138)		($13.44)
Other Income	$2,395,386	$2,347,914	$2,906,296	$3,158,251	$ 2,948,995		$24.41
Effective Gross Income	$26,789,005	$35,931,172	$35,554,386	$36,312,838	$37,647,604		$311.58

Real Estate Taxes	$829,618	$852,689	$861,006	$875,629	$886,723		$7.34
Insurance	$635,372	$696,078	$450,725	$442,948	$388,758		$3.22
Other Operating Expenses	$7,319,076	$9,350,882	$9,402,698	$9,774,344	$9,026,519		$74.71
Total Expenses	$8,784,066	$10,899,649	$10,714,429	$11,092,920	$10,302,000		$85.26

Net Operating Income	$18,004,939	$25,031,523	$24,839,957	$25,219,918	$27,345,604		$226.32
Replacement Reserves	$0	$0	$0	$0	$30,207		$0.25
TI / LC	$0	$0	$0	$0	$181,242		$1.50
Net Cash Flow	$18,004,939	$25,031,523	$24,839,957	$25,219,918	$27,134,155		$224.57

Occupancy %	97.0%	94.5%	95.2%	100.0%	95.0%	(4)
NOI DSCR(5)	2.00x	2.78x	2.76x	2.80x	3.04x
NCF DSCR(5)	2.00x	2.78x	2.76x	2.80x	3.02x
NOI Debt Yield(5)	11.3%	15.6%	15.5%	15.8%	17.1%
NCF Debt Yield(5)	11.3%	15.6%	15.5%	15.8%	17.0%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for the purposes of lender underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of May 31, 2026 inclusive of contractual rent steps through July 31, 2027.
(3)	UW Rents In Place is inclusive of (i) rent steps through July 31, 2027 and (ii) four tenants (accounting for 8.7% of NRA) for which each tenant has executed its lease, but is not yet in occupancy or paying rent.
(4)	Reflects underwritten economic vacancy of 5.0%. The Whalers Village Property was 100.0% leased as of the May 31, 2026 underwritten rent roll.
(5)	DSCR and Debt Yields are based on the Whalers Village Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
36

Retail – Regional Mall	Loan #1	Cut-off Date Balance:	$87,000,000
2435 Kaanapali Parkway	Whalers Village	Cut-off Date LTV:	37.7%
Lahaina, HI 96761		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	17.1%

Escrows and Reserves. For so long as no Cash Sweep Period (as defined below) has occurred, no ongoing reserves are required under the Whalers Village Whole Loan documents.

RE Tax Reserve –– In the event a Cash Sweep Period has occurred, the borrower will be required to deposit, on a monthly basis, an amount equal to 1/12 of the taxes that lender reasonably estimates will be payable during the ensuing 12 months in order to pay all such taxes at least five days prior to the respective dates on which such taxes become delinquent.

Insurance Reserve – In the event a Cash Sweep Period has occurred, the borrower will be required to deposit, on a monthly basis, an amount equal to 1/12 of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the in-place policies upon the expiration thereof in order to pay all such insurance premiums at least five days prior to the expiration of the policies. With respect to monthly insurance deposits, the lender has agreed to waive the requirement so long as an acceptable blanket policy is in place and the related insurance premiums have been prepaid for at least one year in advance.

Replacement Reserve – In the event a Cash Sweep Period has occurred, the borrower will be required to deposit, on a monthly basis, an amount equal to 1/12 of $0.25 per owned leasable square foot at the Whalers Village Property (initially expected to be $2,517 or $0.25 PSF, per annum). The amount of funds on deposit in the replacement reserve is capped at an amount equal to the 24 months of the replacement reserve monthly deposits (initially expected to be $60,414).

TI/LC Reserve – At loan origination, the borrower was required to deposit $1,066,837 into a reserve for existing tenant improvement, landlord work and leasing commission obligations (the “Upfront Rollover Reserve Deposit”). Additionally, the borrower is required to deposit, on a monthly basis, 1/12 of $1.50 per owned leasable square foot at the Whalers Village Property (initially expected to be $15,104). The amount of funds on deposit in the lease rollover reserve is capped at an amount equal to the 24 months of the lease rollover reserve monthly deposits (initially expected to be $362,484), excluding the Upfront Rollover Reserve Deposit.

Gap Rent Reserve – At loan origination, the borrower was required to deposit $518,291 (the “Gap Rent Reserve Deposit”) with the lender, representing the sum of any gap rent and/or free rent credits remaining in connection with any leases at the Whalers Village Property.

In lieu of making the Upfront Rollover Reserve Deposit and the Gap Rent Reserve Deposit, the Whalers Village Whole Loan documents permit the borrower to, at its sole option, (i) deliver to the lender a guaranty (the “Guaranty”) in an amount equal to the sum of $1,066,837.00, representing the TI/LC reserve guaranteed amount, plus $518,291.00, representing the gap rent reserve guaranteed amount, executed by the Guarantor or any other acceptable indemnitor and (ii) deposit any balance of the (x) Upfront Rollover Reserve Deposit into the rollover reserve account and the (y) Gap Rent Reserve Deposit into the gap rent reserve account. The Guarantor delivered the Guaranty at loan origination.

Lockbox and Cash Management. The Whalers Village Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Whalers Village Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Whalers Village Whole Loan during the continuance of such Cash Sweep Period, or (ii) if no Cash Sweep Period is continuing, disbursed to the lockbox account with any funds remaining after the debt has been paid in full to the borrower. In the event that a Cash Sweep Period is no longer ongoing, the funds held within the lockbox account will be disbursed to the borrower.
A “Cash Sweep Period” means each period commencing upon the occurrence of (a) an event of default or (b) the determination of the debt yield ratio as of the end of any two consecutive calendar quarters being less than 11.0%.

A Cash Sweep Period will end upon (i) with respect to clause (a) above, the cure or waiver of such event of default and (ii) with respect to clause (b) above, the achievement of a debt yield ratio greater than or equal to 11.0% for two consecutive calendar quarters. The borrower may prepay the debt in part (or post a letter of credit or cash) in an amount sufficient to satisfy the debt yield of 11.0%, with the prepayment of the yield maintenance premium if prior to the open prepayment date.

Partial Release; Substitutions; Acquisitions. The Whalers Village Whole Loan documents provide for the conditional free release of certain parcels or outlots, including Acquired Parcels (as defined below) or acquired expansion parcels (each, a “Release Parcel”), subject to certain conditions, including, without limitation, the following: (a) except with respect to the Release Parcels that are acquired expansion parcels, the Release Parcel is vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining portion of the Whalers Village Property (the “Remaining Property”) or surface parking; (b) the borrower, simultaneously with the release of the Release Parcel, transfers title to the Release Parcel to person(s) other than the borrower or any person owned or controlled by the borrower and (c) except with respect to the Release Parcels that are acquired expansion parcels, a rating agency confirmation. In addition, the Whalers Village Whole Loan documents provide for the release of certain portions of the Whalers Village Property (the “Exchange Parcels”) in connection with the corresponding acquisition and encumbrance (the “Substitutions”) of other Acquired Parcels, subject to certain conditions, including, without limitation, the following: (i) except with respect to the Exchange Parcels that are acquired expansion parcels, the Exchange Parcel is vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the Remaining Property or surface parking; (ii) simultaneously with the Substitution, the borrower acquires fee simple or leasehold interest to a parcel of real property (the “Acquired Parcel”) reasonably equivalent in value to the Exchange Parcel at or adjacent to the shopping center of which the Exchange Parcel is a part; (iii) various documentary requirements, including the mortgage loan documents evidencing the substitution and related opinions of counsel; (iv) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots; (v) a rating agency confirmation; and (vi) compliance with REMIC loan-to-value requirements. In addition, the Whalers Village Whole Loan documents provide that the borrower may acquire one or more Expansion Parcels, subject to certain conditions, including: (A) various documentary requirements, including the loan documents evidencing the Expansion Parcel and related opinions of counsel and (B) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
37

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
38

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

PROJECT EMBASSY (OFFICE SPACE)

6
Samsung Electronics America, Inc.
28,512 SF 11/2029
5
Trade Pacific, PLLC
6,910 SF 6/2031
Jim Massie & Partners, LLC
2,365 SF 8/2031
Akin Gump Strauss Hauer & Feld LLP
5,665 SF 1/2030
American Maritime Officers
3,517 SF 11/2036
Northrop Grumman Systems Corp
5,988 SF 11/2033
American Mathematical Society
2,583 SF 1/2031
Ferrero Usa., Inc
2,872 SF 1/2031
4
Gilbert LLP
18,253 SF 7/2031
KVS TITLE, LLC
2,599 SF 9/2032
With Honor Action (Varda)
4,073 SF 2/2033
Lex Politica - NRCC
3,500 SF 5/2027
Pioneer Public Affairs Llc
3,028 SF 11/2031
3
Sanford Heisler Sharp McKnight LLP
11,168 SF 12/2029
Jackson National Life Insurance Co
2,466 SF 5/2029
Potomac Partners Dc LLC
3,031 SF 7/2029
F.I.R.E.
11,437 SF 11/2033
Amanda Romsa Polack, DMD, MS, PC
1,856 SF 4/2029
Vacant
1,527 SF
2
The Yard
31,485 SF 9/2031
Vacant
2027 – 2028
2029 – 2030
2031 – 2032
2033+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
39

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
40

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
41

Mortgage Loan No. 2 – Project Embassy

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Washington, DC 20003
Original Balance(1):	$75,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Multifamily/Office/Retail
% of Initial Pool Balance:	8.6%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2017/NAP
Borrower Sponsor:	EastBanc, Inc.			Size(5):	375,456 SF
Guarantor:	Anthony M. Lanier			Cut-off Date Balance PSF(1):	$426
Mortgage Rate:	7.5420%			Maturity Date Balance PSF(1):	$426
Note Date:	7/22/2026			Property Manager(6):	Various
Maturity Date:	8/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$16,332,411
Prepayment Provisions(2):	L(13),YM1(22),DorYM1(18),O(7)			UW NCF:	$16,048,521
Lockbox/Cash Mgmt Status:	Hard (Commercial); Soft			UW NOI Debt Yield(1):	10.2%
	(Multifamily)/In Place			UW NCF Debt Yield(1):	10.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Balance(1):	$85,000,000			UW NCF DSCR(1):	1.31x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$15,284,951 (5/31/2026 TTM)
Reserves(3)				2nd Most Recent NOI:	$15,612,035 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$15,468,976 (12/31/2024)
RE Taxes:	$860,060	$172,012	NAP	Most Recent Occupancy(7):	98.3% (7/1/2026; 7/9/2026)
Insurance:	$0	$17,100	NAP	2nd Most Recent Occupancy(7):	97.0% (12/31/2025)
Replacement Reserve:	$0	$6,165	NAP	3rd Most Recent Occupancy(7):	98.2% (12/31/2024)
Leasing Reserve(4):	$0	$39,279	$1,414,044	Appraised Value (as of):	$254,000,000 (6/4/2026)
Existing TI/LC Reserve:	$276,394	$0	NAP	Appraised Value PSF:	$677
Rent Concession Reserve:	$496,881	$0	NAP	Cut-off Date LTV Ratio(1):	63.0%
Ground Rent Reserve:	$33,333	$16,667	NAP	Maturity Date LTV Ratio(1):	63.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	99.0%	Loan Payoff:	$158,626,208	98.2%
Borrower Sponsor Equity:	$1,558,939	1.0%	Upfront Reserves:	$1,666,668	1.0%
			Closing Costs:	$1,266,063	0.8%
Total Sources:	$161,558,939	100.0%	Total Uses:	$161,558,939	100.0%

(1)	The Project Embassy Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000 (the “Project Embassy Whole Loan”). The Underwriting and Financial Information in the chart above reflects the Project Embassy Whole Loan.
(2)	Borrowers may prepay the Project Embassy Whole Loan in whole or in part at any time after September 11, 2027, with payment of a prepayment fee of 1% or yield maintenance calculated from the prepayment date through February 11, 2031. Additionally, defeasance of the Project Embassy Whole Loan in whole (but not in part) is permitted at any time after the date that is the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2029. The assumed defeasance lockout period of 35 payments is based on the anticipated closing date of the BANK5 2026-5YR24 securitization trust in August 2026. The actual defeasance lockout period may be longer.
(3)	See the “Escrows and Reserves” section below for further discussion of reserve information.
(4)	The Leasing Reserve Cap applies only after SEA (as defined below) has exercised its renewal option.
(5)	Net rentable area (“NRA”) comprises 209,909 SF of commercial space and 128 units (165,547 SF) of multifamily space. See “The Property” section below for further discussion of the space types.
(6)	The Project Embassy Property is managed by EastBanc, Inc., the borrower sponsor, with respect to the office, retail and common area components; by Bozzuto Management Company with respect to the multifamily component; and by LAZ Parking Mid-Atlantic, LLC with respect to the parking component.
(7)	Most Recent Occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the SF-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. Occupancy includes the amenity / other space and the 192 SF of storage is treated as vacant. 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are as of December 31st of each respective year.

The Mortgage Loan. The second largest mortgage loan (the “Project Embassy Mortgage Loan”) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000 and secured by the borrowers’ fee and leasehold interests in a 375,456 SF mixed-use property located in Washington, DC (the “Project Embassy Property”). The Project Embassy Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-5, with an aggregate original principal balance of $75,000,000. The non-controlling Notes A-3 and A-4 are currently held by Wells Fargo Bank, National Association (“WFB”) and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Project Embassy Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The Project Embassy Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 securitization trust. See “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
42

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The table below identifies the promissory notes that comprise the Project Embassy Whole Loan:

Project Embassy Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder		Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR24		Yes
A-2	$35,000,000	$35,000,000	BMO 2026-5C16	(2)	No
A-3(1)	$30,000,000	$30,000,000	WFB		No
A-4(1)	$20,000,000	$20,000,000	WFB		No
A-5	$15,000,000	$15,000,000	BANK5 2026-5YR24		No
Whole Loan	$160,000,000	$160,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The BMO 2026-5C16 transaction is scheduled to close on August 26, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are 700 Penn LP and 700 Penn Prime LP, each a Delaware limited partnership and single-purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Project Embassy Whole Loan. The borrower sponsor is EastBanc, Inc. and the non-recourse carveout guarantor is Anthony M. Lanier.

Anthony M. Lanier is the founder, chairman and president of EastBanc, Inc. and has overseen the acquisition and redevelopment of a portfolio concentrated in Washington, D.C.’s West End, Georgetown and Capitol Hill submarkets. EastBanc, Inc. is a Washington, D.C.-based real estate investment and development firm with approximately 40 years of operating history and approximately $4.0 billion of assets under management across the United States, Canada and Europe, focused on trophy office, luxury residential, high-street retail and luxury hotel assets.

The Project Embassy Property is managed by EastBanc, Inc., the borrower sponsor, with respect to the office, retail and common area components; by Bozzuto Management Company, a third-party property management company, with respect to the multifamily component; and by LAZ Parking Mid-Atlantic, LLC, a third-party property management company, with respect to the parking component.

The Property. The Project Embassy Property is a mixed-use development property totaling 375,456 SF which consists of 152,835 SF of office space, 52,948 SF of retail space, 4,126 SF of other/amenity space and 128 multifamily units located in Washington, DC, within the historic Capitol Hill neighborhood. The Project Embassy Property consists of a mixed-use campus comprised of two interconnected buildings, the North Building (as defined below), fronting Pennsylvania Avenue Southeast (known as 700 Penn at Eastern Market), which houses the 156,961 SF Class A+ office/other amenity space components and street-level retail along Pennsylvania Avenue (the “North Building”) and the South Building (as defined below), fronting C Street Southeast (known as The Residences at Eastern Market), which houses the 128-unit Class A multifamily component and street-level retail along C Street Southeast (the “South Building”). The 52,948 SF retail component is integrated at street level throughout both buildings.

Built in 2017, the Project Embassy Property is situated on an approximately 3.08-acre site, and a portion of the land is ground leased from the District of Columbia through July 2112. A two-level, below-grade parking structure is located beneath the South Building and serves both the commercial and residential components. Residential parking is separately secured and maintained independently from commercial parking areas. Investment-grade tenants at the Project Embassy Property include Samsung (as defined below), Northrop Grumman, JPMorgan Chase Bank, N.A. and Jackson National Life Insurance Company. As of July 1, 2026, and July 9, 2026, the Project Embassy Property was 98.3% leased with a weighted-average lease term remaining of approximately 4.3 years for the commercial component and 97.7% leased for the multifamily component.

The following table presents a summary of the uses at the Project Embassy Property:

Project Embassy Property Summary(1)
Property Type	Occupancy(2)	Net Rentable Area (SF)	% of NRA	UW Rent	% of UW Rent
Multifamily	97.3%	165,547	44.1%	$9,556,844	43.5%
Office	99.0%	152,835	40.7%	$9,202,437	41.9%
Retail	98.6%	52,948	14.1%	$3,188,881	14.5%
Other / Amenities	95.3%	4,126	1.1%	$33,840	0.2%
Total/Wtd. Avg.	98.3%(3)	375,456	100.0%	$21,982,003	100.0%

(1)	Information based on the underwritten rent rolls dated as of July 1, 2026 for the commercial portion of the Project Embassy Property and July 9, 2026 for the multifamily portion of the Project Embassy Property.
(2)	Multifamily occupancy is calculated on based on Net Rentable Area (SF).
(3)	Total/Wtd. Avg. Occupancy of 98.3% is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the SF-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) and is inclusive of the amenity / other space and the 192 SF of storage is treated as vacant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
43

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The following table presents certain information with respect to the historical and current occupancy of the Project Embassy Property:

Historical and Current Occupancy(1)
Property Type	2023(2)	2024(2)	2025(2)	Current(3)
Commercial	97.7%	99.8%	99.0%	98.8%
Multifamily	92.2%	96.1%	94.5%	97.7%
Combined(4)	95.3%	98.2%	97.0%	98.3%

(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Commercial occupancy reflects the SF-weighted average occupancy of the office and retail components, based on the borrower provided rent rolls dated December 1, 2023, December 1, 2024 and September 1, 2025. Multifamily occupancy is presented on a per-unit basis based on the borrower provided rent rolls dated December 31, 2023, December 31, 2024 and December 31, 2025, respectively. Total commercial square-footage was 210,255 SF per the 2023 rent roll versus 209,722 SF per the 2024 and 2025 rent rolls. The 533 SF difference reflects a remeasurement / reconfiguration of the south commercial (office and retail) space (the south commercial space decreased from 200,282 to 199,749 SF and the suite count went from 79 to 76).
(3)	Current occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. Commercial occupancy reflects the SF-weighted average occupancy of the office and retail components. Multifamily occupancy is presented on a per-unit basis (125 occupied of 128 units). Occupancy figures include the amenity / other space and the 192 SF of storage is treated as vacant.
(4)	The Combined occupancy reflects the SF-weighted average occupancy of the office and retail components and the per-unit occupancy of the multifamily component multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property.

Major Tenants.

Samsung Electronics America, Inc. (Moody’s/S&P/Fitch: Aa2/AA-/AA-; 28,512 SF; 13.6% of NRA; 13.3% of UW base rent): Samsung Electronics America, Inc. (“SEA”) is the United States sales and marketing subsidiary of Samsung Electronics Co., Ltd. (“Samsung”), a global technology company specializing in mobile devices, consumer electronics, home appliances, enterprise solutions, and network systems. Headquartered in Englewood Cliffs, New Jersey, SEA supports Samsung’s operations throughout the United States. SEA has been a tenant at the Project Embassy Property since January 2019 and has a lease expiration in November 2029 with one, 10-year renewal option or, alternatively, two, 5-year renewal options. SEA has right of first offer and right of first refusal on the fifth floor of the North Building. Additionally, SEA has the right to expand its space on either the entire fifth floor of the North Building or a portion of the fifth floor of the North Building. SEA has no termination options.

Gilbert LLP (18,253 SF; 8.7% of NRA; 11.9% of UW base rent): Gilbert LLP is a Washington, D.C.-based law firm specializing in complex dispute resolution, insurance recovery, commercial litigation, bankruptcy matters, risk management, and strategic consulting. Founded over 25 years ago, the firm represents corporations, creditor committees, trusts, and other institutional clients in high-profile and complex legal matters. Gilbert LLP has been a tenant at the Project Embassy Property since May 2021 and has a lease expiring in July 2031, with one, 5-year renewal option and no termination options. Gilbert LLP has the right of first offer on the fourth floor of the North Building and has an option to expand the space on the south-east portion of the fourth floor of the North Building.

Fresh Space of Capitol Hill LLC (31,485 SF; 15.0% of NRA; 9.8% of UW base rent): Fresh Space of Capitol Hill (“The Yard”) is a privately held provider of flexible office and coworking solutions founded in 2011 and headquartered in Brooklyn, New York. The company operates a network of coworking and private office locations across major United States markets, including New York City, Washington, D.C., Philadelphia, and Chicago. The Yard offers flexible workspace solutions, meeting facilities, and community-focused amenities designed to support entrepreneurs, startups, and established businesses. The Yard has been a tenant at the Project Embassy Property since January 2019 and has a lease expiring in September 2031, with two, 5-year renewal options and no termination options. The Yard has right of first offer to lease any full floor space that becomes available in the North Building.

The following table presents certain information relating to the tenancy by Annual UW Rent at the Project Embassy Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Samsung Electronics America, Inc.(3)	Aa2/AA-/AA-	28,512	13.6%	$1,632,597	13.3%	$57.26	11/30/2029	(4)	N
Gilbert LLP	NR/NR/NR	18,253	8.7%	$1,457,137	11.9%	$79.83	7/31/2031	1 x 5 yrs	N
The Yard	NR/NR/NR	31,485	15.0%	$1,200,208	9.8%	$38.12	9/30/2031	2 x 5 yrs	N
Trader Joe’s	NR/NR/NR	13,930	6.6%	$612,920	5.0%	$44.00	9/30/2027	4 x 5 yrs	N
Sanford Heisler Sharp McKnight LLP	NR/NR/NR	11,168	5.3%	$554,380	4.5%	$49.64	12/1/2029	1 x 5 yrs	N
Major Tenants		103,348	49.2%	$5,457,242	44.6%	$52.80

Other Tenants		104,120	49.6%	$6,789,265	55.4%	$65.21
Occupied Collateral Subtotal/Wtd. Avg.		207,468	98.8%	$12,246,507	100.0%	$59.03

Vacant Space		2,441	1.2%
Total		209,909	100.0%

(1)	Based on the commercial underwritten rent roll dated July 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	SEA has right of first offer and right of first refusal on the fifth floor of the North Building. Additionally, SEA has the right to expand the space on either the entire or a portion of the fifth floor of the North Building.
(4)	SEA has the right the extend its lease for either (i) one, ten year renewal term or (ii) two, five year renewal terms.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
44

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the unit mix of the multifamily component of the Project Embassy Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bed / 1 Bath	54	54	42.2%	100.0%	1,052	$4,767
2 Bed / 1 Bath	15	14	11.7%	93.3%	944	$4,123
2 Bed / 2 Bath	43	42	33.6%	97.7%	1,526	$7,742
3 Bed / 2 Bath	16	15	12.5%	93.8%	1,811	$8,855
Total/Wtd. Avg.	128	125	100.0%	97.7%	1,293	$6,185

(1)	Information based on the multifamily underwritten rent roll dated July 9, 2026.

The following table presents certain information with respect to the lease rollover at the Project Embassy Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	(2)	Approx. % of Total UW Rent Rolling	(2)	Approx. Cumulative % of Total UW Rent Rolling	(2)	UW Rent PSF Rolling	(2)
MTM/2026	2	3,934	1.9%	1.9%	$30,000		0.2%		0.2%		$7.63
2027	3	22,428	10.7%	12.6%	$1,103,510		9.0%		9.3%		$49.20
2028	2	4,738	2.3%	14.8%	$239,391		2.0%		11.2%		$50.53
2029	10	57,990	27.6%	42.4%	$3,591,320		29.3%		40.5%		$61.93
2030	3	11,746	5.6%	48.0%	$954,760		7.8%		48.3%		$81.28
2031	8	68,804	32.8%	80.8%	$4,108,414		33.5%		81.9%		$59.71
2032	2	11,253	5.4%	86.2%	$544,122		4.4%		86.3%		$48.35
2033	3	21,498	10.2%	96.4%	$1,277,919		10.4%		96.8%		$59.44
2034	0	0	0.0%	96.4%	$0		0.0%		96.8%		$0.00
2035	0	0	0.0%	96.4%	$0		0.0%		96.8%		$0.00
2036	2	5,077	2.4%	98.8%	$397,072		3.2%		100.0%		$78.21
Thereafter	0	0	0.0%	98.8%	$0		0.0%		100.0%		$0.00
Vacant	0	2,441	1.2%	100.0%	$0		0.0%		100.0%		$0.00
Total/Wtd. Avg.	35	209,909	100.0%		$12,246,507		100.0%				$59.03	(3)

(1)	Based on the underwritten commercial rent roll dated July 1, 2026.
(2)	Total UW Rent Rolling reflects underwritten base rent. $30,000 of underwritten base rent is associated with a car wash and has no stated lease expiration and is included in MTM/2026.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Project Embassy Property is immediately adjacent to the Eastern Market district located along Pennsylvania Avenue SE between 7th and 8th Streets SE, benefiting from direct frontage across from the Eastern Market Metrorail Station, immediate proximity to the historic Eastern Market, and convenient access to the United States Capitol, which is situated approximately seven blocks to the west. According to the appraisal, the Project Embassy Property benefits from regional connectivity, with the Eastern Market Metro Station located approximately 0.1 mile from the Project Embassy Property. The area is also served by numerous WMATA bus routes and provides convenient access to major transportation corridors, including Interstate 395, Independence Avenue SE, Constitution Avenue, and Massachusetts Avenue. Additionally, Union Station, the region’s primary rail and transit hub, is situated approximately one mile from the Project Embassy Property. Direct Metro access to Ronald Reagan Washington National Airport and Washington Dulles International Airport further enhances the Project Embassy Property’s accessibility for residents, employees, and visitors. Major employers in the Eastern Market district include the Government of The United States, Marriott International, TE Connectivity, Hilton Worldwide Holdings and Koninklijke Ahold Delhaize.

According to the appraisal, the Project Embassy Property is located in the Capitol Hill submarket within the Washington Metro Area market. As of 2025, the Capitol Hill office submarket comprises 8,014,120 SF, with a vacancy rate of 18.9% and average asking rents of $55.60 PSF.

As of the first quarter of 2026, the Capitol Hill retail submarket comprises 2,381,122 SF, with a vacancy rate of 6.0% and average asking rents of $43.79 PSF. As of 2025, the Capitol Hill multifamily submarket comprises 4,076 units, with a vacancy rate of 9.2% and average asking rents of $2,422 per unit.

The 2025 estimated population within a one-, three-, and five-mile radius of the Project Embassy Property was 57,668, 317,873, and 784,708, respectively, and the estimated median household income within the same radii was approximately $168,494, $110,221, and $107,954, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
45

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Project Embassy Property:

Market Rent Summary
	Premium Office	Office	Retail	Large Format	Restaurant	North Retail	North Large Format	Amenity	Bank	Storage
Rentable Area(1)	28,512	124,323	14,090	17,414	8,654	4,975	4,998	3,934	2,817	192
Market Rent (PSF per Year)	$80.00	$75.00	$70.00	$37.50	$38.00	$83.50	$37.50	$0.00	$110.00	$20.00
Lease Term (Years)	10	7	10	10	10	10	10	25	10	5
Lease Type (Reimbursements)	FSG	FSG	NNN	NNN	NNN	NNN	NNN	Gross	NNN	Gross
Rent Increase Projection (per Year)	2.5%	2.5%	3.0%	3.0%	3.0%	3.0%	3.0%	None	2.5%	2.5%
Tenant Improvements (New Tenant) (PSF)	$135.00	$110.00	$50.00	$50.00	$100.00	$50.00	$50.00	NAP	$100.00	NAP
Tenant Improvements (Renewal) (PSF)	$75.00	$55.00	$5.00	$5.00	$10.00	$5.00	$5.00	NAP	$10.00	NAP

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain information relating to comparable office sales with respect to the Project Embassy Property:

Comparable Office Sales
Property Name/Location	Year Built/ Renovated	Sale Date	NRA (SF)	Sale Price	Sale Price PSF	Cap Rate
Project Embassy 700 Pennsylvania Avenue Southeast Washington, DC 20003	2017 / NAP	NAP	152,835(1)	NAP	NAP	NAP
99 M 99 M Street SE Washington, DC 20003	2018 / NAP	5/15/2026	234,782	$93,250,000	$397.18	9.40%
2445 M 2445 M Street NW Washington, DC 20037	1986 / 2020	3/26/2026	297,727	$101,000,000	$339.24	8.52%
2001 M 2001 M Street NW Washington, DC 20036	1987 / 2017	1/30/2026	280,896	$163,250,000	$581.18	9.15%
1401 New York 1401 New York Avenue NW Washington, DC 20005	1983 / 2015	1/20/2026	199,412	$85,000,000	$426.25	9.39%
2000 K 2000 K Street NW Washington, DC 20006	1986 / 2017	7/15/2024	233,292	$140,200,000	$600.96	8.00%
The Mills Building 1700 Pennsylvania Ave NW Washington, DC 20006	1966 / 2022	1/10/2024	208,622	$208,270,000	$998.31	5.89%

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated July 1, 2026, and solely represents the office component (excluding certain amenity space) of 152,835 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
46

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The following table presents certain recent leasing information at comparable multifamily properties with respect to the Project Embassy Property:

Comparable Multifamily Leases
Property Name/Location	Year Built / Renovated	Occupancy	Units / Size (SF)	Lease Start Date	Miles from Subj.	Base Rent Range Per Unit
Project Embassy 777 C Street Southeast Washington, DC 20003	2017 / NAP	97.7%(1)	128 / 165,547(1)	NAP	-	$1,677 - $14,040(1)
Annex on 12th 300 12th Street SW Washington, DC 20024	2025 / NAP	87.3%	562 / 442,856	NAP	1.7	$2,202 - $5,717
The Apartments at CityCenter 825 10th St NW Washington, DC 20001	2014 / NAP	98.0%	458 / 385,178	NAP	1.9	$1,207 - $7,086
Apartments at Westlight 1110 23rd St NW Washington, DC 20037	2018 / NAP	100.0%	93 / 113,646	NAP	3.2	$3,220 - $10,881
The Channel District Wharf 950 Maine Ave SW Washington, DC 20024	2017 / NAP	95.6%	501 / 314,628	NAP	1.6	$787 - $4,278
Legacy West End 1255 22nd St NW Washington, DC 20037	2018 / NAP	94.9%	197 / 198,405	NAP	3.2	$1,760 - $7,755
1331 1331 Maryland Avenue SW Washington, DC 20024	2019 / NAP	97.3%	373 / 367,032	NAP	1.9	$2,100 - $21,116

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten multifamily rent roll dated July 9, 2026.

The following table presents certain recent leasing information at comparable office properties with respect to the Project Embassy Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Avenue Southeast Washington, DC 20003	2017 / NAP	Samsung Electronics America, Inc.(1)	28,512(1)	Jan-19(1)	10.9(1)	$57.26(1)
Capitol Crossing II 250 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	Woodson Equity	3,000	May-26	8.0	$62.00
One Constitution 1 Constitution Ave NE Washington, DC 20002	1968 / NAP	USAA	9,842	December-25	10.0	$82.00
601 New Jersey 601 New Jersey Ave NW Washington, DC 20001	2002 / NAP	Association for Accessible Medicines	10,277	December-25	12.8	$74.32
25 Mass 25 Massachusetts Avenue NW Washington, DC 20001	2006 / NAP	American Association of Neurological Surgeons	2,525	October-25	7.8	$47.00
Liberty Place 325 7th Street NW Washington, DC 20004	1990 / NAP	Johns Hopkins University	13,375	September-25	4.0	$58.00
Capitol Crossing I 200 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	American Medical Association	36,886	September-25	15.0	$58.00
Hall of States 400-444 N Capitol St NW Washington, DC 20001	1976 / NAP	Dell USA	6,367	March-25	5.6	$72.00
1000 Maine 1000 Maine Ave SW Washington, DC 20024	2018 / NAP	Cisco Systems	12,828	March-25	10.8	$64.50

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated July 1, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
47

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The following table presents certain recent leasing information at comparable street-level retail properties with respect to the Project Embassy Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Avenue Southeast Washington, DC 20003	2017 / NAP	Sephora(1)	3,463(1)	Jan-19(1)	10.1(1)	$79.16(1)
1829 M 1829 M Street NW Washington, DC	NAV	Burnin Bird Hot Chicken	1,000	Jan-26	5.0	$70.00
1750 H 1750 H Street NW Washington, DC	NAV	Slice & Pie	1,700	Aug-25	10.0	$60.00
660 Penn 660 Pennsylvania Ave SE Washington, DC	NAV	ZomTum	2,602	Apr-25	5.0	$50.00
The Row on 19th 1900 M Street NW Washington, DC	NAV	Just Salad	2,209	Feb-25	10.0	$62.00
1300 Penn 1300 Pennsylvania Ave NW Washington, DC	NAV	Yafa Grill	732	Nov-24	10.0	$65.00
1401 K 1401 K Street NW Washington, DC	NAV	Grilled Kabob	2,063	Nov-23	10.0	$62.50
1250 Connecticut 1250 Connecticut Ave NW Washington, DC	NAV	Javan Wellness	2,319	Oct-23	10.0	$71.00

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain recent leasing information at comparable large format retail properties with respect to the Project Embassy Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Avenue Southeast Washington, DC 20003	2017 / NAP	Trader Joe’s(1)	13,930(1)	Sep-17(1)	10.0(1)	$44.00(1)
Revel Apartments 1005 First Street NE Washington, DC	NAV	Gold’s Gym	17,220	Jun-24	11.0	$25.00
River Pointe 2121 First Street SW Washington, DC	NAV	The Children’s Guild	17,812	Nov-23	20.0	$32.00
655 New York 655 New York Avenue NW Washington, DC	NAV	The Flight Club	8,546	Oct-23	15.0	$49.00
2001 M 2001 M Street NW Washington, DC	NAV	Rumble (Assignment)	7,924	Jun-23	7.1	$42.40
700 H 700 H Street NE Washington, DC	NAV	Nike	17,991	Feb-23	5.0	$37.00

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated July 1, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
48

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

The following table presents certain recent leasing information at comparable restaurant retail properties with respect to the Project Embassy Property:

Comparable Restaurant Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Avenue Southeast Washington, DC 20003	2017 / NAP	Eastern Point Restaurants LLC(1)	8,654(1)	Nov-23(1)	8.5(1)	$38.13(1)
The Stacks 101 V Street SE Washington, DC	NAV	Confidential Restaurant	8,000	Jun-25	10.0	$55.00
720 7th 720 7th Street NW Washington, DC	NAV	Raising Cane’s	4,696	Aug-24	10.0	$50.00
The Executive Building 1030 15th Street NW Washington, DC	NAV	G Street Foods (Namak Mandi)	4,633	Mar-24	5.0	$35.00
The IBEW Building 900 7th Street NW Washington, DC	NAV	Taco Bamba	5,853	Feb-24	5.0	$65.00
Carroll Square 975 F Street NW Washington, DC	NAV	Moon Rabbit	5,254	Jan-24	10.3	$47.00
The Wharf - Phase II 680 Maine Avenue SW Washington, DC	NAV	Fogo de Chao	7,500	Nov-23	10.0	$62.50

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten commercial rent roll dated July 1, 2026.

Appraisal. According to the appraisal as of June 4, 2026, the Project Embassy Property had an “as-is” appraised value of $254,000,000.

Environmental Matters. According to the Phase I environmental report dated June 11, 2026, there was no evidence of recognized environmental conditions at the Project Embassy Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
49

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and underwritten cash flows of the Project Embassy Property:

Cash Flow Analysis(1)
	2023		2024		2025		5/31/2026 TTM		UW		UW PSF
Base Rent(2)	$18,473,280		$19,442,048		$20,118,579		$19,977,223		$20,882,902		$55.62
Grossed Up Vacant Space	$0		$0		$0		$0		$1,099,100		$2.93
Gross Potential Rent	$18,473,280		$19,442,048		$20,118,579		$19,977,223		$21,982,003		$58.55
(Vacancy/Credit Loss)	$0		$0		$0		$0		($1,099,100)		($2.93)
Percentage Rent	$464,474		$163,271		$22,457		$17,918		$12,950		$0.03
Net Rental Income	$18,937,753		$19,605,319		$20,141,036		$19,995,141		$20,895,852		$55.65
Expense Recoveries	$3,690,686		$3,632,635		$3,772,730		$3,749,475		$3,615,510		$9.63
Other Income	$1,679,150		$1,920,832		$1,717,738		$1,772,428		$1,772,428		$4.72
Effective Gross Income	$24,307,590		$25,158,786		$25,631,504		$25,517,043		$26,283,791		$70.00

Real Estate Taxes	$2,223,331		$2,361,780		$2,373,056		$2,282,831		$1,964,299		$5.23
Insurance	$184,499		$196,370		$211,356		$217,428		$205,195		$0.55
Management Fee	$664,096		$749,026		$735,627		$738,462		$788,514		$2.10
Other Operating Expenses	$6,305,153		$6,382,634		$6,699,429		$6,993,372		$6,993,372		$18.63
Total Expenses	$9,377,078		$9,689,810		$10,019,468		$10,232,093		$9,951,379		$26.50

Net Operating Income	$14,930,512		$15,468,976		$15,612,035		$15,284,951		$16,332,411		$43.50
Replacement Reserves	$0		$0		$0		$0		$73,982		$0.20
TI/LC	$0		$0		$0		$0		$209,909		$0.56
Net Cash Flow	$14,930,512		$15,468,976		$15,612,035		$15,284,951		$16,048,521		$42.74

Occupancy (%)	95.3%	(3)	98.2%	(3)	97.0%	(3)	98.3%	(3)	95.0%	(4)
NOI DSCR(5)	1.22x		1.26x		1.28x		1.25x		1.33x
NCF DSCR(5)	1.22x		1.26x		1.28x		1.25x		1.31x
NOI Debt Yield(5)	9.3%		9.7%		9.8%		9.6%		10.2%
NCF Debt Yield(5)	9.3%		9.7%		9.8%		9.6%		10.0%

(1)	Based on the underwritten rent rolls dated July 1, 2026 and July 9, 2026.
(2)	UW Base Rent includes $287,107 of contractual rent steps through June 2027. Straight-Line Rent was underwritten to the average rent steps through the loan term for investment-grade tenants.
(3)	Historical Occupancy (%) figures reflect the square foot-weighted average occupancy of the office and retail components and the per-unit occupancy of the multifamily component multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components, based on the borrower provided rent rolls dated December 1, 2023, December 1, 2024, and September 1, 2025. The multifamily occupancy component is presented on a per-unit basis based on the borrower provided rent rolls dated December 31, 2023, December 31,2024, and December 31, 2025, respectively. Total commercial square footage was 210,255 SF per the 2023 rent roll versus 209,722 SF per the 2024 and 2025 rent rolls. The 533 SF difference reflects a remeasurement / reconfiguration of the south commercial (office and retail) space (the south commercial space decreased from 200,282 to 199,749 SF and the suite count went from 79 to 76). 5/31/2026 TTM Occupancy (%) is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. Occupancy (%) figures include the amenity / other space and the 192 SF of storage is treated as vacant.
(4)	UW Occupancy (%) reflects economic occupancy of 95.0%.
(5)	Based on the Project Embassy Whole Loan.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $860,060 for real estate taxes, (ii) $276,394 for outstanding tenant improvements and leasing commissions payable under existing commercial leases, (iii) $496,881 for rent concessions representing future rent credits, gap rent or abatements under existing commercial leases, to be disbursed in accordance with the Project Embassy Whole Loan documents and (iv) $33,333 for ground rent.

Tax Escrow – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to a monthly deposit of approximately $172,012.

Insurance Escrow – The borrowers are required to deposit into an insurance reserve account on a monthly basis an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $17,100).

Ground Rent Reserve – On a monthly basis, the borrowers are required to deposit $16,667, representing one-third of the next quarterly ground rent payment due under the Ground Lease (as described below).

Leasing Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $2.50 PSF of office space and $1.50 PSF of retail space for tenant improvements and leasing commissions incurred following origination of the Project Embassy Whole Loan, provided no such deposit is required once SEA has exercised its renewal option and the balance of the reserve equals or exceeds the aggregate total of 36 monthly leasing reserve deposits. As of the origination of the Project Embassy Whole Loan, the monthly leasing reserve deposit is approximately $39,279.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
50

Mixed Use – Multifamily/Office/Retail	Loan #2	Cut-off Date Balance:	$75,000,000
700 Pennsylvania Avenue Southeast	Project Embassy	Cut-off Date LTV:	63.0%
& 777 C Street Southeast		UW NCF DSCR:	1.31x
Washington, DC 20003		UW NOI Debt Yield:	10.2%

Replacement Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $0.20 PSF of commercial space and $250 per residential unit for replacement reserves. As of the origination of the Project Embassy Whole Loan, the monthly replacement reserve deposit is $6,165.

Lockbox / Cash Management. The Project Embassy Whole Loan is structured with a hard lockbox with respect to the commercial tenants, a soft lockbox with respect to the residential tenants and parking revenues, and in-place cash management. The borrowers are required to cause all commercial tenants at the Project Embassy Property (pursuant to tenant direction letters) to transmit all rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenue generated by the multifamily units and parking operations at the Project Embassy Property and received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept periodically into a lender-controlled cash management account and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Project Embassy Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), any excess cash flow will be disbursed to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after application of rents in accordance with the Project Embassy Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Project Embassy Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calculation dates; or
(iii)	the occurrence and continuance of a Material Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the DSCR being equal to or greater than 1.15x for two consecutive calculation dates; and
(iii)	with regard to clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure Event (as defined below).

A “Material Tenant Trigger Event” will occur when (a) Material Tenant (as defined below) is in default beyond all applicable notice and cure periods pursuant to the terms of the Material Tenant lease, (b) Material Tenant surrenders or cancels its lease, (c) a Material Tenant (or Material Tenant’s parent company) is the subject of a proceeding under one or more creditors rights laws and its lease is not affirmed by the applicable court within 60 days, (d) a Material Tenant fails to renew its lease at the earlier of (i) the renewal notice outside date under the Material Tenant lease and (ii) 12 months prior to the expiration date of such Material Tenant lease, (e) a Going Dark Trigger Event (as defined below) occurs, or (f) an IG Rating Trigger Event (as defined below) occurs.

A “Material Tenant Trigger Cure Event” means (a) Material Tenant has cured the related default to the satisfaction of borrowers and lender, (b) the Material Tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the Bankruptcy Code) or the Material Tenant (or Material Tenant’s parent company) is no longer the subject of a proceeding under one or more creditor’s rights laws, (c) Material Tenant has exercised the next renewal option available under its lease pursuant to terms and conditions acceptable to lender, (d) if the Material Tenant Trigger Event is caused solely due to a Going Dark Trigger Event, a Going Dark Trigger Cure (as defined below) occurs, (e) if the Material Tenant Trigger Event is caused solely due to an IG Rating Trigger Event, an IG Rating Trigger Cure occurs or (f) a replacement tenant acceptable to lender has taken occupancy of the Material Tenant space, has commenced payment of unabated rent under such replacement lease, and is conducting normal business operations in the Material Tenant space pursuant to a lease approved by lender in accordance with the Project Embassy Whole Loan documents, provided, that a pre-approved replacement lease will be deemed approved by lender.

A “Going Dark Trigger Event” means (a) a Material Tenant vacates or gives notice in writing of its intent to vacate the Material Tenant space, or (b) a Material Tenant “goes dark” in 50.0% or more of the applicable Material Tenant space for a period of 30 consecutive days, other than a permitted dark event (e.g., governmental restrictions or other legal requirements, casualty/condemnation or other life-safety or legal compliance work, or a temporary close that does not give Material Tenant a termination right or materially impair the borrowers’ ability to collect rent). A Going Dark Trigger Event may be cured (a “Going Dark Trigger Cure”) if Material Tenant rescinds its notice to vacate and resumes operations in not less than 50.0% of the Material Tenant space or, with respect to (b), at such time as 50.0% or more of the Material Tenant space is not “dark”.

An “IG Rating Trigger Event” means that the Material Tenant no longer has a senior unsecured credit rating of (a) at least “BBB-” by S&P, (b) at least “Baa3” by Moody’s or (c) at least “BBB-” by Fitch. An “IG Rating Trigger Cure” will occur when the Material Tenant (or the guarantor of its obligations under the Material Tenant lease) has the required IG rating (without qualification) for two consecutive calendar quarters.

“Material Tenant” means SEA and any replacement tenant thereof.

Right of First Refusal / Right of First Offer. The District of Columbia, as ground lessor, has a post-foreclosure or deed-in-lieu right to purchase the leasehold portion of the Project Embassy Property for the related amount of the debt. In addition, following the expiration of the Project Embassy Property’s exemption in 2032, the District of Columbia’s Tenant Opportunity to Purchase Act gives tenants of covered residential rental properties and, in certain instances, the District of Columbia itself, a right to purchase a residential building before it is sold to third parties. See “Description of the Mortgage Pool – Tenant Issues – Purchase Options, Rights of First Offer and Rights of First Refusal” in the prospectus.

Ground Lease. Substantially all of the Project Embassy Property (specifically, the former Hine Junior High School site) is subject to a ground lease with the District of Columbia, as ground lessor, having a primary term that expires July 10, 2112. Annual ground rent is $200,000, payable in quarterly installments, with no scheduled rent escalations. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Leasehold Interests” in the prospectus.

Terrorism Insurance. The Project Embassy Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Project Embassy Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
51

Industrial – Warehouse/Distribution	Loan #3	Cut-off Date Balance:	$70,000,000
830 Fountain Avenue	FedEx Brooklyn	Cut-off Date LTV:	66.3%
Brooklyn, NY 11239		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
52

Industrial – Warehouse/Distribution	Loan #3	Cut-off Date Balance:	$70,000,000
830 Fountain Avenue	FedEx Brooklyn	Cut-off Date LTV:	66.3%
Brooklyn, NY 11239		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

FedEx Brooklyn
830 Fountain Avenue
Brooklyn, NY 11239
BROOKLYN
QUEENS
Middle Village
Forest Hills
Ridgewood
Glendale
Forest Park
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
Queens County
Wakefield
Brownsville
East New York
Howard Beach
John F. Kennedy International Airport
Kings County
Canarsie
Bergen Beach
Spring Creek Park
Gateway National Recr. Area
Jamaica Bay
Canarsie Beach Park
Gateway Center
Pennsylvania Plaza at Starrett City
Spring Creek Shopping Center
Parkway Plaza Shopping Center
Bay View Houses Farm
Resort World New York City
Aqueduct Race Track
Jamaica Hospital Medical Ctr.
Belt Pkwy
Belt Parkway
Interboro Pkwy
Long Island Railroad
Atlantic Ave
Linden Blvd
Liberty Ave
Rockaway Blvd
Nassau Expwy
Woodhaven Blvd
Cross Bay Blvd
Van Wyck Expwy
Grand Central Pkwy
Metropolitan Ave
Myrtle Ave
Jamaica Ave
Pennsylvania Ave
Flatlands Ave
Rockaway Pkwy
Remsen Ave
New York Ave
Bushwick Ave
Cooper Ave
Union Tpke
Fresh Pond Rd
Lefferts Blvd
Liberty Ave
Seaview Ave
Ave D
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
NEWARK
JERSEY CITY
STATEN ISLAND
PATERSON
YONKERS
NJ
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
53

Mortgage Loan No. 3 – FedEx Brooklyn

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11239
Original Balance(1):	$70,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	8.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Jacob Feldman			Size:	278,721 SF
Guarantor:	Jacob Feldman			Cut-off Date Balance PSF(1):	$475
Mortgage Rate:	6.4400%			Maturity Date Balance PSF(1):	$475
Note Date:	8/5/2026			Property Manager:	YF Consulting Services LLC
Maturity Date:	9/1/2031				(borrower-affiliated)
Term to Maturity(2):	61 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$11,117,630
IO Period(2):	61 months			UW NCF:	$10,936,461
Seasoning:	0 months			UW NOI Debt Yield(1):	8.4%
Prepayment Provisions(2):	L(25),YM1(29),O(7)			UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	8.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.26x
Additional Debt Balance(1):	$62,500,000			Most Recent NOI:	$10,845,931 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$10,415,106 (12/31/2024)
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	100.0% (8/1/2026)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$296,682	$98,894	NAP	Appraised Value (as of):	$200,000,000 (5/7/2026)
Insurance:	$49,386	$16,462	NAP	Appraised Value PSF:	$718
Deferred Maintenance:	$5,063	$0	NAP	Cut-off Date LTV Ratio(1):	66.3%
Replacement Reserve:	$0	$3,484	NAP	Maturity Date LTV Ratio(1):	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$132,500,000	98.9%	Loan Payoff:	$129,352,732	96.5%
Sponsor Equity:	$1,514,002	1.1%	Closing Costs:	$4,310,140	3.2%
			Upfront Reserves:	$351,131	0.3%
Total Sources:	$134,014,002	100.0%	Total Uses:	$134,014,002	100.0%

(1)	The FedEx Brooklyn Mortgage Loan (as defined below) is part of the FedEx Brooklyn Whole Loan (as defined below), with an aggregate original principal balance of $132,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the FedEx Brooklyn Whole Loan.
(2)	The first payment date for the FedEx Brooklyn Whole Loan is October 1, 2026. On the closing date of the BANK5 2026-5YR24 transaction, Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) will deposit sufficient funds to pay the amount of interest that would be due with respect to a September 1, 2026 payment. Original Term to Maturity, IO Period and Prepayment Provisions are inclusive of the additional September 1, 2026 interest-only payment funded by MSMCH on the closing date of the BANK5 2026-5YR24 transaction.
(3)	3rd Most Recent NOI is not available since the FedEx Brooklyn Property is 100% fully occupied by FedEx (as defined below) pursuant to a triple net lease. Historical financial information beyond 2024 was not provided.

The Mortgage Loan. The third largest mortgage loan (the “FedEx Brooklyn Mortgage Loan”) is part of a whole loan (the “FedEx Brooklyn Whole Loan”) evidenced by six pari passu promissory notes originated by Morgan Stanley Bank, N.A. (“MSBNA”) with an aggregate original principal amount of $132,500,000. The FedEx Brooklyn Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 278,721 SF single-tenant industrial property located in Brooklyn, New York (the “FedEx Brooklyn Property”). The FedEx Brooklyn Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $60,000,000, and the non-controlling Note A-4, with an original principal balance of $10,000,000. The FedEx Brooklyn Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
54

Industrial – Warehouse/Distribution	Loan #3	Cut-off Date Balance:	$70,000,000
830 Fountain Avenue	FedEx Brooklyn	Cut-off Date LTV:	66.3%
Brooklyn, NY 11239		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

The table below summarizes the promissory notes that comprise the FedEx Brooklyn Whole Loan.

FedEx Brooklyn Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR24	Yes
A-2(1)	$30,000,000	$30,000,000	MSBNA	No
A-3(1)	$20,000,000	$20,000,000	MSBNA	No
A-4	$10,000,000	$10,000,000	BANK5 2026-5YR24	No
A-5(1)	$7,000,000	$7,000,000	MSBNA	No
A-6(1)	$5,500,000	$5,500,000	MSBNA	No
Whole Loan	$132,500,000	$132,500,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and Borrower Sponsor. The borrower for the FedEx Brooklyn Whole Loan is Fountain Avenue Investments, LLC, a single-purpose Delaware limited liability company. The borrower is wholly owned by Kent Avenue Associates, which is owned by Rector Hylan Corporation (99.9%) and Kent Avenue JF LLC (0.1%). The borrower sponsor and non-recourse carveout guarantor for the FedEx Brooklyn Whole Loan is Jacob Feldman, who is the director and president of Rector Hylan Corporation and the 100% owner of Kent Avenue JF LLC. Jacob Feldman is a real estate investor with ownership interests in a portfolio of industrial, multifamily, retail, and other commercial properties.

The Property. The FedEx Brooklyn Property is a single tenant, 278,721 SF Class A warehouse/distribution facility in Brooklyn, New York. The FedEx Brooklyn Property is situated on a 9.09-acre site, which is the span of an entire city block surrounded by Fountain Avenue, Flatlands Avenue, Egan Street, and Erskine Street. The improvements were built in 2014 as a build-to-suit FedEx facility for package sorting and distribution operations. The FedEx Brooklyn Property consists of 153,354 SF of warehouse space (55.0% of NRA), 116,900 SF of distribution space (42.0% of NRA), 8,476 SF (3.0% of NRA) of office space and features 28-foot-high ceilings, 19 drive in doors, 24 van staging and tractor spaces, 207 automobile parking spaces and truck circulation space throughout the facility. The FedEx Brooklyn Property is currently 100.0% leased to FedEx Ground Package System, Inc. (“FedEx”).

The FedEx Brookyln Property benefits from a 25-year ICAP tax abatement. Under the ICAP tax abatement, the FedEx Brooklyn Property receives 100% of the $1,419,690 tax benefit for years 1-16 of the abatement period, thereafter decreasing by 10% annually through the 2041/2042 tax year. The FedEx Brookyln Property is currently in year 11 of the 25-year schedule and receives 100% of the tax abatement. With the benefit of the tax abatement, the 2026/2027 tax amount for the FedEx Brooklyn Property is $1,157,243. Without the ICAP abatement, the 2026/2027 taxes due for the FedEx Brooklyn Property would be $2,606,415.

The Sole Tenant.

FedEx (278,721 SF, 100.0% of NRA, 100.0% of UW Rent). FedEx Corporation (NYSE: FDX) is a global transportation, e-commerce, and logistics company that provides express package delivery, ground shipping, freight transportation, supply chain management, and business services to consumers in over 220 countries and territories. Founded in 1971 in Little Rock, Arkansas, FedEx Corporation has an integrated global transportation network connecting businesses and consumers across domestic and international markets. FedEx Corporation also operates an air cargo fleet, maintaining a network of distribution centers, sorting facilities, and delivery options around the world. FedEx Corporation is the parent company of FedEx.

The FedEx Brooklyn Property was built in 2014 for FedEx package sorting and distribution operations. FedEx’s triple net lease at the FedEx Brooklyn Property began on July 1, 2015 and has a current lease expiration date of June 30, 2030. FedEx has the option to extend its lease through June 2050 with two, 10-year renewal options remaining and no termination options.

The following table presents certain information relating to the sole tenant at the FedEx Brooklyn Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
FedEx	NR/Baa2/BBB	278,721	100.0%	$11,950,860	100.0%	$42.88	6/30/2030	2 x 10 yrs	N
Subtotal/Wtd. Avg.		278,721	100.0%	$11,950,860	100.0%	$42.88

Vacant Space		0	0.0%
Total/Wtd. Avg.		278,721	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
55

Industrial – Warehouse/Distribution	Loan #3	Cut-off Date Balance:	$70,000,000
830 Fountain Avenue	FedEx Brooklyn	Cut-off Date LTV:	66.3%
Brooklyn, NY 11239		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

The following table presents certain information relating to the lease rollover schedule at the FedEx Brooklyn Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	278,721	100.0%	100.0%	$11,950,860	100.0%	100.0%	$42.88
2031	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	278,721	100.0%		$11,950,860	100.0%		$42.88

(1)	Information obtained from the underwritten rent roll dated August 1, 2026.

The Market. The FedEx Brooklyn Property is located in Brooklyn’s East New York neighborhood, one of New York City’s industrial areas. The FedEx Brooklyn Property has nearby access to the Belt Parkway, the Van Wyck Expressway, the Jackie Robinson Parkway and other arterial roadways connecting the FedEx Brooklyn Property to the New York metropolitan area. Along with access to major thoroughfares, the FedEx Brooklyn Property is in proximity to the John F. Kennedy International Airport (approximately 4.8 miles from the FedEx Brooklyn Property), LaGuardia Airport (approximately 8.1 miles from the FedEx Brooklyn Property), and Port of New York and New Jersey (approximately 7.5 miles from the FedEx Brooklyn Property).

According to the appraisal, the FedEx Brooklyn Property is located in the South Brooklyn submarket within the Brooklyn industrial market. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the South Brooklyn submarket was approximately 9.3%, with average asking rents of $28.16 PSF and an inventory of approximately 32.0 million SF and 1,485 buildings. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Brooklyn industrial market was approximately 6.2%, with average asking rents of $28.12 PSF and an inventory of approximately 92.4 million SF and 4,826 buildings. According to the appraisal, the 2024 population for New York City was 8.48 million people and the estimated 2024 average annual household income was $103,390.

The following table presents comparable industrial leases with respect to the FedEx Brooklyn Property:

Comparable Industrial Lease Summary

Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (Yrs)	Rent PSF	Lease Type
FedEx Brooklyn(1) 830 Fountain Avenue Brooklyn, NY	2014 / NAP	278,721	FedEx	278,721	15.0	$42.88	NNN
683 Court Street Brooklyn, NY	2025 / NAP	344,707	ConEd	43,961	5.0	$40.00	Net
57-47 47th Street Queens, NY	1960 / NAP	75,313	Laser Shipping	75,313	3.0	$41.60	Net
3002-3010 Whitestone Expressway Queens, NY	1982 / NAP	150,000	Tesla	150,000	15.0	$50.77	Net
65 Rason Road Inwood, NY	1982 / NAP	130,000	FedEx	130,000	10.0	$38.95	Net
2505 Bruckner Boulevard Bronx, NY	2022 / NAP	1,071,379	Amazon	245,118	10.0	$41.50	Net
1100 Leggett Avenue Bronx, NY	2024 / NAP	58,950	CHEP	58,950	10.0	$37.50	Net
130-24 South Conduit Avenue Queens, NY	2024 / NAP	386,222	DO & Co. New York Catering	188,667	10.0	$38.00	Net
51 20th Street Brooklyn, NY	2025 / NAP	86,295	FedEx	86,295	30.0	$75.05	Net

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated August 1, 2026 other than Year Built / Renovated.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
56

Industrial – Warehouse/Distribution	Loan #3	Cut-off Date Balance:	$70,000,000
830 Fountain Avenue	FedEx Brooklyn	Cut-off Date LTV:	66.3%
Brooklyn, NY 11239		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

Appraisal. The appraisal concluded an “As-Is” appraised value for the FedEx Brooklyn Property of $200,000,000 as of May 7, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated June 26, 2026, there was no evidence of any recognized environmental conditions at the FedEx Brooklyn Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the FedEx Brooklyn Property:

Cash Flow Analysis(1)
	2024	2025	UW	UW PSF
Gross Potential Rent(2)	$11,117,076	$11,533,295	$11,950,860	$42.88
Reimbursements	$760,886	$908,004	$1,540,771	$5.53
Less Vacancy & Credit Loss	$0	$0	($674,582)	($2.42)
Effective Gross Income	$11,877,962	$12,441,299	$12,817,050	$45.99

Real Estate Taxes(3)	$709,512	$800,459	$1,348,979	$4.84
Insurance	$132,520	$164,322	$191,792	$0.69
Other Expenses	$620,824	$630,587	$158,649	$0.57
Total Expenses	$1,462,856	$1,595,368	$1,699,420	$6.10

Net Operating Income	$10,415,106	$10,845,931	$11,117,630	$39.89
Capital Expenditures	$0	$0	$41,808	$0.15
TI/LC	$0	$0	$139,361	$0.50
Net Cash Flow	$10,415,106	$10,845,931	$10,936,461	$39.24

Occupancy %(4)	100.0%	100.0%	95.0%
NOI DSCR(5)	1.20x	1.25x	1.29x
NCF DSCR(5)	1.20x	1.25x	1.26x
NOI Debt Yield(5)	7.9%	8.2%	8.4%
NCF Debt Yield(5)	7.9%	8.2%	8.3%

(1)	2023 Net Operating Income is not available since the FedEx Brooklyn Property is 100% fully occupied by FedEx pursuant to a triple net lease. Historical financial information beyond 2024 was not provided.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2026.
(3)	Real Estate Taxes are underwritten based on the estimated 5-year average of full-year taxes after giving effect to the ICAP tax abatement.
(4)	UW Occupancy % represents economic occupancy. 2025 Occupancy (%) is based on the underwritten rent roll dated as of August 1, 2026. 2024 Occupancy % represents physical occupancy. The FedEx Brooklyn Property is 100% occupied by FedEx pursuant to a triple net lease with a current lease expiration in June 2030.
(5)	Based on the FedEx Brooklyn Whole Loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $296,682 for real estate taxes, (ii) $49,386 for insurance premiums and (iii) $5,063 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to deposit into a tax reserve an amount equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $98,894 monthly).

Insurance – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (which currently equates to $16,462 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (ii) the borrower provides the lender evidence of renewal of such policies prior to the expiration date of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit into a replacement reserve $3,484 for annual capital expenditures approved by the lender.

Lockbox and Cash Management. The FedEx Brooklyn Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled lockbox account and to notify each tenant to pay rent directly into such lockbox account. In addition, the borrower is required to deposit, or cause the property manager to deposit, all rents received by it into the lockbox account within two business days of receipt. Funds on deposit in such lockbox account are required to be swept to the lender-controlled cash management account on each business day, and, provided no event of default is continuing, are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the FedEx Brooklyn Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve as described above under “Escrows and Reserves,” (iv) during a Cash Trap Event Period (as defined below), to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to apply all remaining amounts, (x) if no Cash Trap Event Period is continuing, to be disbursed to the borrower, and (y) if a Cash Trap Event Period is continuing, to be deposited into an

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
57

Industrial – Warehouse/Distribution	Loan #3	Cut-off Date Balance:	$70,000,000
830 Fountain Avenue	FedEx Brooklyn	Cut-off Date LTV:	66.3%
Brooklyn, NY 11239		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.4%

excess cash flow account to be held as additional collateral for the FedEx Brooklyn Whole Loan during the continuance of such Cash Trap Event Period; provided that (i) if the sole Cash Trap Event Period is a Material Tenant Downgrade Event (as defined below) but the long-term unsecured debt rating of the Material Tenant is not below “Ba3/BB-” by any rating agency, then 50% of the excess cash flow funds will be disbursed to the borrower, and (ii) during a Cash Trap Event Period solely due to a DSCR Cash Trap Event, Material Tenant Credit Event or Material Tenant Lease Expiration Event (each as defined below), the lender is required to disburse funds in such account to pay approved operating expenses and extraordinary expenses if other funds reserved for such expenses are insufficient.

A “Cash Trap Event Period” commences upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x (a “DSCR Cash Trap Event”) or (iii) the occurrence of a Material Tenant Credit Event, Material Tenant Lease Expiration Event or Material Tenant Downgrade Event (each as defined below).

A Cash Trap Event Period terminates upon (x) with respect to clause (i) above, the cure (if applicable) or written waiver of such event of default, (y) with respect to a DSCR Cash Trap Event, the debt service coverage ratio being equal to or greater than 1.20x for the immediately preceding six consecutive calendar months and (z) with respect to clause (iii) above, a Material Tenant Credit Event, Material Tenant Lease Expiration Event or Material Tenant Downgrade Event, as applicable, ceasing to exist as described below.

A “Material Tenant Credit Event” commences upon the first to occur of (i) Material Tenant (as defined below) failing to be in actual, physical possession of the Material Tenant Space (as defined below) during customary hours and/or “going dark” in the Material Tenant Space (excluding temporary shutdowns for remodeling, casualty, or force majeure) or (ii) any bankruptcy or insolvency proceeding commenced by or against Material Tenant.

A Material Tenant Credit Event terminates upon the satisfaction of the Material Tenant Credit Event Cure Conditions (as defined below).

“Material Tenant Credit Event Cure Conditions” means each of the following, as applicable, (i) the Material Tenant is in actual, physical possession of its space, open to the public for business during customary hours in its space and is not “dark” in its space, (ii) with respect to any applicable bankruptcy or insolvency proceedings involving the Material Tenant and/or its lease, the Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction or (iii) the Material Tenant’s space has been re-leased and the replacement tenant is in actual, physical possession of such space, open to the public for business during customary hours in such space and is not “dark” in such space and is paying the full, unabated contractual rent due.

A “Material Tenant Lease Expiration Event” commences upon the first to occur of (i) Material Tenant giving notice to the borrower that it is terminating or cancelling its lease for all or any portion of the Material Tenant Space or (ii) Material Tenant failing to extend or renew such lease on or prior to the date that is 12 months prior to lease expiration.

A Material Tenant Lease Expiration Event terminates upon the satisfaction of the Material Tenant Lease Expiration Event Cure Conditions (as defined below).

“Material Tenant Lease Expiration Event Cure Conditions” means each of the following, as applicable, (i) lender’s receipt of evidence reasonably acceptable to it (which such evidence must include, without limitation, a duly executed estoppel certificate from the Material Tenant in form and substance reasonably acceptable to the lender) that the Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (ii) the Material Tenant has renewed or extended its lease upon terms and conditions approved by the lender, such approval not to be unreasonably withheld, conditioned or delayed or (iii) the Material Tenant’s space has been re-leased by the borrower on market rate terms and conditions approved by the lender, such approval not to be unreasonably withheld, conditioned or delayed and the replacement tenant is in actual, physical possession of such space, open to the public for business during customary hours in such space and is not “dark” in such space and is paying the full, unabated contractual rent.

A “Material Tenant Downgrade Event” means that the long-term unsecured debt rating of the Material Tenant is rated below “investment grade” (“BBB-/Baa3”) by any national credit rating agency that rates Material Tenant.

A Material Tenant Downgrade Event terminates upon the satisfaction of the Material Tenant Downgrade Event Cure Conditions (as defined below).

“Material Tenant Downgrade Event Cure Conditions” means that the long-term unsecured debt rating of the Material Tenant is rated not less than “investment grade” (“BBB-/Baa3”) by all national credit rating agencies that rate Material Tenant.

A “Material Tenant” means, as applicable, (i) FedEx Corporation or any affiliate of FedEx Corporation and (ii) any other lessee(s) of the space leased to FedEx Corporation or any affiliate of FedEx Corporation as of the origination date, or any portion thereof.

“Material Tenant Space” means that portion of the FedEx Brooklyn Property demised as of the origination date to the Material Tenant pursuant to the related lease.

Terrorism Insurance. The FedEx Brooklyn Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by perils of terrorism and acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the FedEx Brooklyn Property, plus 18 months of business interruption insurance with an extended period of indemnity of up to 12 months. If acts of terrorism or similar perils are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the FedEx Brooklyn Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
58

Data Center – Carrier Hotel	Loan #4	Cut-off Date Balance:	$50,000,000
511 11th Avenue South	The 511 Building	Cut-off Date LTV:	19.6%
Minneapolis, MN 55415		U/W NCF DSCR:	4.21x
		U/W NOI Debt Yield:	24.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
59

Data Center – Carrier Hotel	Loan #4	Cut-off Date Balance:	$50,000,000
511 11th Avenue South	The 511 Building	Cut-off Date LTV:	19.6%
Minneapolis, MN 55415		U/W NCF DSCR:	4.21x
		U/W NOI Debt Yield:	24.4%

The 511 Building
511 11th Avenue South
Minneapolis, MN 55415
MINNEAPOLIS
Downtown East
Downtown West
Northeast Park
Logan Park
Warehouse District
DINKYTOWN
Midtown
Phillips West
HENNEPIN COUNTY
Mississippi River
Boom Island Park
Nicollet Island
Hennepin Island Park
Bluff Street Park
Van Cleve Park
NORTHSTAR COMMUTER RAIL
METRO
HENNEPIN AVENUE BRIDGE
THIRD AVENUE BRIDGE
STONE ARCH BRIDGE
ST. ANTHONY FALLS BRIDGE
WASH. AVENUE BRIDGE
TARGET FIELD
Target Field
Target Center
NICOLLET MALL
33 South Sixth
US Bank Plaza
IDS Center
Capella Tower
Hennepin County Govt. Center
University of St. Thomas Minneapolis Campus
Target World HQ
Minnesota Orchestra
Energy Center
Ameriprise Financial Center
Century Plaza
Minneapolis Convention Center
Minneapolis Central Library
U.S. Post Office
Federal Office Bldg.
The Depot
Guthrie Theater
US Bank Stadium
Sherwin-Williams Lab/Offices
Hennepin County Med. Ctr.
North Central University
The Cedar Cultural Ctr.
CEDAR-RIVERSIDE
WEST BANK
Univ. of Minnesota Law School
Ted Mann Concert Hall
Weisman Art Museum
M Health Fairview Univ. of Minnesota
University of Minnesota
Univ. of Minnesota Medical Center at Fairview
Augsburg College
Minneapolis Event Center
WEG Electric Machinery Co.
Hennepin Business Center
Siebert Stadium
Cowles Stadium
Mariucci Arena
Minneapolis Institute for the Arts
Minneapolis College of Art and Design
St. Mary's Univ.-Twin Cities Campus
Abbott-Northwestern Hospital
East Phillips Sports Park
Summer St
Spring St
Ramsey St
N Plymouth Ave
5th St NE
University Ave SE
Main St
3rd Ave NE
W River Pkwy
1st Ave NE
E Hennepin Ave
SE 6th St
SE 8th St
Central Ave SE
SE 4th St
University Ave SE
6th Ave SE
8th Ave SE
10th Ave SE
12th Ave SE
15th Ave SE
Fillmore St NE
Buchanan St NE
Hennepin Ave
12th Ave SE
14th Ave SE
16th Ave SE
Como Ave SE
1st St
3rd St
5th Ave
3rd Ave
2nd Ave
1st Ave
4th St
Washington Ave
SE Washington Ave
East River Pkwy
Riverside Ave
S 10th St
6th St S
7th St S
Portland Ave
13th St S
E 18th St
E Franklin Ave
E 22nd St
E 24th St
E 26th St
E 28th St
E 29th St
Oakland Ave
Chicago Ave
10th Ave
Nicollet Ave S
Stevens Ave S
Portland Ave
Bloomington Ave S
17th Ave S
35W
94
12
52
35
5
55
ST. PAUL
MINNEAPOLIS
Woodbury
Eagan
Burnsville
Bloomington
Edina
Minnetonka
Plymouth
Maple Grove
Brooklyn Park
Coon Rapids
Blaine
Lakeville
Richfield
Roseville
Shoreview
Stillwater
Hastings
Chaska
Eden Prairie
Savage
Apple Valley
Rosemount
Cottage Grove
Farmington
Prior Lake
Shakopee
Chanhassen
Anoka
Ramsey
Andover
Dayton
Rogers
Champlin
Forest Lake
Hugo
Otsego
Albertville
St. Michael
Fridley
Golden Valley
Maplewood
Oakdale
Jordan
Medina
Corcoran
Greenfield
Mendota Heights
Inver Grove Heights

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
60

Mortgage Loan No. 4 – The 511 Building

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	AA+sf*/Aa2/AAA			Location:	Minneapolis, MN 55415
Original Balance:	$50,000,000			General Property Type:	Data Center
Cut-off Date Balance:	$50,000,000			Detailed Property Type:	Carrier Hotel
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2004
Borrower Sponsor:	Timeshare Systems, Inc.			Size(2):	286,488 SF
Guarantors:	Varun Kharbanda and Basant Kharbanda			Cut-off Date Balance per SF:	$175
Mortgage Rate:	5.6800%			Maturity Date Balance per SF:	$175
Note Date:	8/5/2026			Property Manager:	Timeshare Properties, Inc.
Maturity Date:	8/5/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$12,175,950
IO Period:	60 months			UW NCF:	$12,132,977
Seasoning:	0 months			UW NOI Debt Yield:	24.4%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NCF Debt Yield:	24.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	24.4%
Additional Debt Type:	NAP			UW NCF DSCR:	4.21x
Additional Debt Balance:	NAP			Most Recent NOI:	$12,306,785 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$12,570,641 (12/31/2025)
				3rd Most Recent NOI:	$12,889,950 (12/31/2024)
Reserves(1)				Most Recent Occupancy(3):	66.1% (7/28/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	70.0 (12/31/2025)
RE Taxes:	$104,980	$18,021	NAP	3rd Most Recent Occupancy:	75.0% (12/31/2024)
Insurance:	$102,993	$12,874	NAP	Appraised Value (as of):	$255,000,000 (6/25/2026)
Replacement Reserve:	$4,775	$4,775	$75,000	Appraised Value per SF:	$890
Deferred Maintenance:	$19,493	$0	NAP	Cut-off Date LTV Ratio:	19.6%
TI/LC Reserve:	$23,874	$23,874	$300,000	Maturity Date LTV Ratio:	19.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$35,674,382	71.3%
			Return of Equity:	$13,626,147	27.3%
			Closing Costs:	$443,357	0.9%
			Upfront Reserves:	$256,114	0.5%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “Escrows and Reserves”.
(2)	The 511 Building Mortgage Loan (as defined below) has a total leasable capacity of approximately 15.0 megawatts (“MW”). The total metered usage of the tenants in-place at The 511 Building Property (as defined below) was 4.6 MW as of March 31, 2026.
(3)	The decline in occupancy from 2nd Most Recent Occupancy to Most Recent Occupancy is largely attributable to Sprint having vacated The 511 Building Property as a function of Sprint’s merger with T-Mobile.

The Mortgage Loan. The fourth largest mortgage loan (the “The 511 Building Mortgage Loan”) has an original principal balance of $50,000,000 and is secured by the borrower’s fee interest in a four-story, 286,488 SF carrier hotel/data center property located in Minneapolis, Minnesota (“The 511 Building Property”).

The Borrower and the Borrower Sponsor. The borrower is Timeshare Systems LLC (“The 511 Building Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with at least one independent director in its organizational structure. The borrower sponsor is Timeshare Systems, Inc., a family-owned private developer/owner-operator. Timeshare Systems, Inc., led by Basant Kharbanda and Varun Kharbanda, has additional ownership interests in multifamily, mixed-use and hotel properties across Minnesota and has operated The 511 Building Property through multiple securitization cycles. Basant Kharbanda and Varun Kharbanda will serve as the non-recourse carveout guarantors of The 511 Building Mortgage Loan.

The Property. The 511 Building Property is a four-story, 286,488 SF carrier hotel/data center property located in Minneapolis, Minnesota. The 511 Building Property functions as a carrier hotel—i.e., a stand-alone, multistory facility where telecommunications carriers and related users install equipment to provide services and interconnect with one another and the broader global network. Interconnections occur via direct suite-to-suite connections or through an intermediary “Meet Me Room.”

Originally constructed in 1981 and modernized in the 2000s, The 511 Building Property serves as a core digital infrastructure hub for Minnesota and the Upper Midwest. The 511 Building Property supports a full spectrum of deployment models, including core data center operations, edge computing, network aggregation and hybrid-cloud architectures. The 511 Building Property delivers a highly resilient, carrier-neutral environment designed to support mission-critical infrastructure. Tenants benefit from access to multiple network carriers, cloud providers and the Midwest Internet Cooperative Exchange (“MICE”),

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
61

Data Center – Carrier Hotel	Loan #4	Cut-off Date Balance:	$50,000,000
511 11th Avenue South	The 511 Building	Cut-off Date LTV:	19.6%
Minneapolis, MN 55415		U/W NCF DSCR:	4.21x
		U/W NOI Debt Yield:	24.4%

enabling low-latency regional connectivity and flexible interconnection options. MICE connects 100+ internet service providers and tenants have direct connectivity to three cloud service provider on-ramps: AWS, Microsoft Azure, and Google Cloud.

Carrier hotels serve as central traffic hubs within a metropolitan area and enable carriers to interconnect networks without the need for lengthy backhaul to cable heads, metro terminals or long-distance fiber terminals. By reducing reliance on local loops, these exchanges can enhance security while lowering operating costs. There are approximately 20–30 carrier hotels in the U.S. and Canada, of which fewer than a dozen are generally regarded as major facilities. The 511 Building Property is recognized as a critical connectivity hub for Minneapolis, Minnesota and the broader upper-Midwest region.

The 511 Building Property was originally built for Control Data’s Supercomputer World headquarters and is constructed to “fortress-like” specifications, including 18-inch poured concrete exterior walls and heavy poured concrete floors designed to accommodate high-density racks and heavy computer loads. Building features include 24-hour, seven-days-a-week security staffing with advanced procedures, card access controls, uninterruptible power supply backup power, HVAC/chilled water systems for hardware, high clear heights, heavy poured concrete floors to allow for high density racks and heavy computer loads. The 511 Building Property is supplied by two utility power feeds and five backup generators controlled by automatic transfer switches to provide redundant capacity. In addition, The 511 Building Property provides continuous monitoring of its climate-controlled environments and maintains a secondary cooling system to support full cooling capacity in the event the primary HVAC system is unavailable.

The borrower sponsor has invested in development and improvements at The 511 Building Property and over the past 20 years, The 511 Building Property has been financed via public CMBS, including within a 2016 transaction (MSC 2016-UBS11).

The 511 Building Property has approximately 15.0 MW of leasable capacity (4.6 MW of which is currently being used) and is considered among the most connected buildings in Minnesota. The 511 Building Property is currently 66.1% occupied by 14 tenants as of July 28, 2026. The three largest tenants— Cologix (30.4% NRA; 44.9% UW Rent; lease expiration: Aug 2029), Zayo (11.5% NRA; 19.9% UW Rent; lease expiration: Jul 2030) and Verizon (7.7% NRA; 9.7% UW Rent; lease expiration: Apr 2027; NYSE: VZ)—account for 49.6% of NRA and 74.5% of UW Rent, with a remaining weighted average lease term of 7.3 years.

Major Tenants.

Cologix (87,118 SF; 30.4% of NRA; 44.9% of UW Rent). Cologix is a network-neutral interconnection and data center company headquartered in Denver, Colorado that provides interconnection services and secure colocation services. Cologix is North America’s leading network-neutral interconnection and hyperscale edge data center company with a carrier-dense ecosystem of 725+ networks, 350+ cloud service providers and 35+ on-ramps across its platform. The company provides colocation and connectivity solutions to more than 2,000+ customers through its operations that span 45+ digital edge and scalelogix hyperscale edge data centers in 13 North American markets. Cologix has been in occupancy at the 511 Building Property since 1999, with a lease expiration in August 2029, two, five-year extension options and no termination options.

Zayo (32,997 SF; 11.5% of NRA; 19.9% of UW Rent). Zayo is an American telecommunications company, providing communications infrastructure services, including fiberoptic and bandwidth connectivity and cloud computing infrastructure. Zayo's primary customer segments include wireless carriers, national carriers, ISPs, enterprises and government agencies. Zayo functions as a massive communications infrastructure provider assists in maintaining the underlying digital "highway" for the internet. Rather than a standard consumer internet provider, Zayo provides the massive capacity, global fiber networks and connectivity solutions that link major data centers, cloud providers and large enterprises worldwide. Zayo has occupied its space since 2003, with a lease expiration in July 2030, two, ten-year extension options and no termination options.

Verizon (21,965 SF; 7.7% of NRA; 9.7% of UW Rent). Headquartered in New York City, Verizon serves customers worldwide and reports serving nearly all Fortune 500 companies, generating $138.2 billion of revenue in 2025 (NYSE & Nasdaq: VZ; Fortune rank: 28). As of June 30, 2026, the company reported approximately 147.0 million total wireless retail connections and 17.1 million fixed wireless access and fiber broadband connections. Verizon has occupied its space since 1997, with a lease expiration in April 2027, two, five-year extension options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
62

Data Center – Carrier Hotel	Loan #4	Cut-off Date Balance:	$50,000,000
511 11th Avenue South	The 511 Building	Cut-off Date LTV:	19.6%
Minneapolis, MN 55415		U/W NCF DSCR:	4.21x
		U/W NOI Debt Yield:	24.4%

The following table presents certain information relating to the tenancy at The 511 Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/S&P/Moody)(2)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration(3)	Renewal Options	Term. Option (Y/N)
Cologix	NR/B/B3	87,118	30.4%	$3,563,742	44.9%	$40.91	8/31/2029	2 x 5 yrs	N
Zayo	NR/B-/B3	32,997	11.5%	$1,581,096	19.9%	$47.92	7/31/2030	2 x 10 yrs	N
Verizon	A-/BBB+/Baa1	21,965	7.7%	$771,397	9.7%	$35.12	4/30/2027	2 x 5 yrs	N
Lumen	BB/B/Caa1	16,057	5.6%	$648,957	8.2%	$40.42	3/31/2028	1 x 5 yrs	N
AT&T	BBB+/BBB/Baa2	10,534	3.7%	$389,958	4.9%	$37.02	5/31/2028	3 x 3 yrs	N
Major Tenants Subtotal/Wtd. Avg.		168,671	58.9%	$6,955,150	87.6%	$41.24

Other Tenants		20,706	7.2%	$981,835	12.4%	$47.42
Occupied Subtotal/Wtd. Avg.		189,377	66.1%	$7,936,985	100.0%	$41.91

Vacant Space		97,111	33.9%
Total/Wtd. Avg.		286,488	100.0%

(1)	Based on the underwritten rent roll dated July 28, 2026.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Each of the top five tenants at The 511 Building Property are subject to multiple leases, some with varying expiration dates. The expiration dates presented within the tape reflect the earliest expiration date of a given tenant’s applicable leases.

The following table presents certain information relating to the lease rollover schedule at The 511 Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	6,210	2.2%	2.2%	$212,610	2.7%	2.7%	$34.24
2028	7	42,735	14.9%	17.1%	$1,717,727	21.6%	24.3%	$40.19
2029	2	21,033	7.3%	24.4%	$639,356	8.1%	32.4%	$30.40
2030	7	16,871	5.9%	30.3%	$1,046,076	13.2%	45.6%	$62.00
2031	1	276	0.1%	30.4%	$108,550	1.4%	46.9%	$393.30
2032	1	5808	2.0%	32.4%	$213,994	2.7%	49.6%	$36.84
2033	6	74,986	26.2%	58.6%	$3,211,157	40.5%	90.1%	$42.82
2034	0	0	0.0%	58.6%	$0	0.0%	90.1%	$0.00
2035	1	1,800	0.6%	59.2%	$0	0.0%	90.1%	$0.00
2036 & Beyond	2	19,658	6.9%	66.1%	$787,515	9.9%	100.0%	$40.06
Vacant	0	97,111	33.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	28	286,488	100.0%		$7,936,985	100.0%		$41.91	(4)

(1)	Based on the underwritten rent roll dated July 28, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Consolidates a number of leases that encompass multiple spaces at The 511 Building Property.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. Minneapolis and St. Paul, Minnesota (the “Twin Cities”) are located in the upper Midwest of the United States, approximately 300 miles from Chicago. The region hosts a steadily growing data center ecosystem notable for its strong infrastructure, reliable power supply and attractive incentive programs. The Minneapolis/St. Paul multi-tenant data center market includes over 54 data centers operated by about 22 service providers. Minneapolis operates with a combined footprint of about 700,000 square feet of operational space and nearly 100 MW of IT capacity. Electricity in the Twin Cities is provided by Xcel Energy for an average of $0.098 per kilowatt-hour as of June 2025.

Several factors drive data center demand in Minnesota, particularly in the Twin Cities region. Minnesota’s robust fiber and network infrastructure is a catalyst, with multiple national and regional telecom carriers providing extensive access to high-speed networks and internet exchanges. This, combined with the state’s reliable and competitively priced electricity, makes the region appealing for both local firms and national service providers.

The 511 Building Property, currently also known as the Minnesota Technology Center, serves as the primary carrier hotel for the Twin Cities market and is known as the most wired building in Minnesota with connectivity to more than 70 networks.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
63

Data Center – Carrier Hotel	Loan #4	Cut-off Date Balance:	$50,000,000
511 11th Avenue South	The 511 Building	Cut-off Date LTV:	19.6%
Minneapolis, MN 55415		U/W NCF DSCR:	4.21x
		U/W NOI Debt Yield:	24.4%

The following table presents certain information relating to the appraisal’s market rent conclusions for The 511 Building Property:

Market Rent Summary
	Market Rent (PSF)(1)	Average Lease Term	Escalations
Leases > 1,500 SF	$60.00	120 Months	3.00% per year
Leases < 1,500 SF	$120.00	60 Months	3.00% per year

Source: Appraisal.
(1)	Market Rent (PSF) is representative of appraisal assumed full-service gross leases.

Appraisal. The appraisal concluded an “As Is” value of $255,000,000 as of June 25, 2026 for The 511 Building Property.

Environmental Matters. The Phase I environmental assessment of The 511 Building Property dated June 29, 2026 identified no recognized environmental conditions.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for The 511 Building Property:

Cash Flow Analysis(1)
	2024	2025	3/31/2026 TTM	UW	UW PSF
Rents In Place	$8,730,347	$8,575,996	$8,505,987	$7,936,987	$27.70
Vacant Income	$0	$0	$0	$4,070,019	$14.21
Gross Potential Rent	$8,730,347	$8,575,996	$8,505,987	$12,007,006	$41.91
Expense Reimbursement(2)	$5,348,768	$4,994,804	$5,038,092	$4,744,464(2)	$16.56
Gross Potential Income	$14,079,115	$13,570,800	$13,544,079	$16,751,469	$58.47
Vacancy	$0	$0	$0	($4,070,019)	($14.21)
Other Income	$5,263,391	$5,554,328	$5,622,277	$5,893,317	$20.57
Effective Gross Income	$19,342,506	$19,125,128	$19,166,356	$18,574,767	$64.84

Real Estate Taxes	$229,806	$255,209	$244,321	$209,959	$0.73
Insurance	$99,675	$122,697	$122,464	$154,490	$0.54
Other Operating Expenses	$6,123,074	$6,176,582	$6,492,786	$6,034,368	$21.06
Total Expenses	$6,452,556	$6,554,487	$6,859,571	$6,398,817	$22.34

Net Operating Income	$12,889,950	$12,570,641	$12,306,785	$12,175,950	$42.50
Replacement Reserves	$0	$0	$0	$42,973	$0.15
Net Cash Flow	$12,889,950	$12,570,641	$12,306,785	$12,132,977	$42.35

Occupancy %(3)	75.0%	70.0%	66.1%	75.7%
NOI DSCR	4.48x	4.37x	4.27x	4.23x
NCF DSCR	4.48x	4.37x	4.27x	4.21x
NOI Debt Yield	25.8%	25.1%	24.6%	24.4%
NCF Debt Yield	25.8%	25.1%	24.6%	24.3%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cashflow.
(2)	Inclusive of CAM and Utilities reimbursements. UW Expense Reimbursement is derived from the borrower sponsor’s projections for 2026.
(3)	UW Occupancy % is representative of economic occupancy. 3/31/2026 TTM Occupancy % is as of the underwritten rent roll dated July 28, 2026. 2025 and 2024 Occupancy % are representative of physical occupancy.

Escrows and Reserves.

RE Taxes – At origination, the borrower was required to make an upfront deposit of $104,980 into a tax reserve account. Additionally, the borrower is required to initially deposit ongoing monthly tax reserves of $18,021.

Insurance – At origination, the borrower was required to make an upfront deposit of $102,993 into an insurance reserve account. The borrower is required to provide ongoing monthly insurance reserves equal to 1/12th of the anticipated cost of the insurance premium, as determined by the lender, initially $12,874. The lender has the option to waive the borrower’s obligation to make monthly deposits into the insurance reserve account, so long as (a) no event of default has occurred and is continuing, and (b) borrower has provided the lender with satisfactory evidence (as determined by the lender) that The 511 Building Property is insured pursuant to an acceptable blanket insurance policy. As of origination, an acceptable blanket insurance policy was not in place.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
64

Data Center – Carrier Hotel	Loan #4	Cut-off Date Balance:	$50,000,000
511 11th Avenue South	The 511 Building	Cut-off Date LTV:	19.6%
Minneapolis, MN 55415		U/W NCF DSCR:	4.21x
		U/W NOI Debt Yield:	24.4%

Replacement Reserve – At origination and on a monthly basis after, the borrower is required to deposit into a replacement reserve an amount equal to approximately $4,775 ($0.20 PSF, per annum) for replacements and repairs required to be made at The 511 Building Property. The amount of funds on deposit in the replacement reserve at any given time is capped at $75,000.

Deferred Maintenance – At origination, the borrower was required to deposit into a deferred maintenance reserve an amount equal to $19,493 for required repairs. Funds within the deferred maintenance reserve will be disbursed in accordance with The 511 Building Mortgage Loan documents.

TI/LC Reserve – At origination and on a monthly basis afterward, the borrower is required to deposit into a rollover reserve an amount equal to approximately $23,874 ($1.00 PSF, per annum) and any lease termination fees or other payments received by the borrower in connection with the termination of any lease at The 511 Building Property, to be used for leasing costs. The amount of funds on deposit in the rollover reserve at any given time are capped at $300,000.

Lockbox and Cash Management. The 511 Building Mortgage Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Lockbox Event (as defined below), the borrower is required to establish and maintain a lockbox account, which is required to be under the sole dominion and control of the lender. So long as no Cash Sweep Event (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Cash Sweep Event, funds in the lockbox account are required to be swept to the lender-controlled cash management account, and applied in accordance with The 511 Building Mortgage Loan documents, with any excess funds to be reserved with the lender as additional collateral for The 511 Building Mortgage Loan.

"Lockbox Event" means the earlier to occur of (i) the initial occurrence of a Cash Sweep Event or (ii) as of the date of determination, the Debt Service Coverage Ratio (“DSCR”) being less than 2.00x.

“Cash Sweep Event” means a period commencing upon the first to occur of (i) an event of default; (ii) any bankruptcy action by the borrower or The 511 Building Property manager; or (iii) the date upon which it is determined by the lender that the debt service coverage ratio is less than 1.85x.

A Cash Sweep Event will no longer be continuing with respect to clause (i) above, if the event of default has been cured, provided, however, the lender may reject such cure if (x) the lender has applied for the appointment of a receiver of The 511 Building Mortgage Loan document, (y) the lender has declared the entire unpaid debt to be immediately due and payable, or (z) the lender has commenced a foreclosure action; with respect to clause (ii) above, and only with respect to a bankruptcy action by The 511 Building Property manager, if the borrower replaces The 511 Building Property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; and with respect to clause (iii) above, the achievement of a DSCR greater than or equal to 1.90x for two consecutive quarters or the receipt by the lender of payment in the amount sufficient to reduce the outstanding balance of the loan to cause the DSCR for such period to equal or exceed 1.90x, which may be in form of a cash deposit or letter of credit.

Terrorism Insurance. The 511 Building Mortgage Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
65

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
66

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
67

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

Cleveland 25 miles
CUYAHOGA VALLEY NATIONAL PARK
Bath Rd.
Cleveland Massillon Rd.
Ghent
Yellow Creek Rd.
Crystal Clinic Orthopaedic Center Hospital
Montrose
Revere Rd.
Sand Run Rd.
Cleveland Clinic Akron General Health & Wellness Center, Bath
Medina Rd.
West Market Plaza
Rosemont Commons
Market Square at Montrose
Summit Mall
3265 West Market Street
Fairlawn, OH 44333
W. Market St.
Fairlawn Town Ctr.
Fairlawn Country Club
Fairlawn
Smith Rd.
Sand Run Metro Park
Akron Peninsula Rd.
Riverview Rd.
Indian Rock Centre Shopping Center
Summit Metro Park
Cuyahoga Falls
Portage Trl.
Northwest Akron
Portage Path
Cuyahoga St.
Cascade Valley Park
North Hill
Frank Blvd.
Westgate Plaza
Portage CC
AKRON
Jacoby Rd.
SUMMIT COUNTY
J. Edward Good Park GC
Exchange St.
Merriman Rd.
W. North St.
Stadelman Ave.
Copley
Copley Rd.
Akron Art Museum
Cleveland Clinic Akron General
Lawton St.
Diagonal Rd.
Akron Rubber Ducks
West Akron
Akron Zoo
DOWNTOWN AKRON
AT&T Corp. Office
University of Akron
Hawkins Ave.
Hawkins Plaza
Vernon Odom Blvd.
W. Thornton St.
Barberton Reservoir
Loyal Oak Golf Course
Wadsworth Rd.
Stadler Plaza
Summit Lake
Manchester Rd.
South Akron
Reimer Rd.
Norton
Barber Rd.
Summit Rd.
East Ave.
Cargill
Bridgestone Center for Research and Technology
W. Wilbeth Rd.
Bridgestone Firestone Corp. Campus
Barberton
CANADA
Lake Erie
Conneaut
Ashtabula
Geneva
Mentor
Euclid
CLEVELAND
Cleveland Hts.
Shaker Hts.
Westlake
Lorain
Elyria
Parma
Garfield Hts.
Norwalk
Strongsville
Ohio Tpke
Warren
Medina
Kent
Fairlawn
Stow
Youngstown
Austintown
Barberton
AKRON
Alliance
Wooster
Massillon
Canton
Mansfield
East Liverpool
New Philadelphia
Mount Vernon
OHIO
PENN.
WV

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
68

Mortgage Loan No. 5 – Summit Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody's/KBRA):		NR/NR/NR		Location:	Fairlawn, OH 44333
Original Balance(1):		$42,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$42,000,000		Detailed Property Type:	Regional Mall
% of Initial Pool Balance:		4.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1965/2007, 2026
Borrower Sponsor:		Simon Property Group, L.P.		Size:	537,057 SF
Guarantor:		Simon Property Group, L.P.		Cut-off Date Balance PSF(1):	$130
Mortgage Rate:		7.2810%		Maturity Date Balance PSF(1):	$120
Note Date:		8/7/2026		Property Manager:	Simon Management Associates, LLC
Maturity Date:		9/1/2031			(borrower-related)
Term to Maturity(2):		61 months		Underwriting and Financial Information
Original Amortization Term:		300 months		UW NOI:	$12,396,830
IO Period(2):		1 month		UW NCF:	$11,766,512
Seasoning:		0 months		UW NOI Debt Yield(1):	17.7%
Prepayment Provisions(2)(3):		L(24),D(30),O(7)		UW NCF Debt Yield(1):	16.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	19.2%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.93x
Additional Debt Balance(1):		$28,000,000		Most Recent NOI:	$11,747,033 (5/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$11,308,053 (12/31/2025)
				3rd Most Recent NOI:	$11,180,190 (12/31/2024)
Reserves(4)				Most Recent Occupancy(5):	93.4% (7/9/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	91.1% (12/31/2025)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	88.5% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$121,600,000 (7/1/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$226
TI/LC Reserve:	$0	$43,772	$1,050,530	Cut-off Date LTV Ratio(1):	57.6%
Outstanding TI/LC Reserve(4):	$970,180	$0	NAP	Maturity Date LTV Ratio(1):	53.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$70,000,000	81.6%	Loan Payoff:	$85,244,991	99.3%
Borrower Sponsor Equity:	$15,832,707	18.4%	Closing Costs:	$587,716	0.7%
Total Sources:	$85,832,707	100.0%	Total Uses:	$85,832,707	100.0%

(1)	The Summit Mall Mortgage Loan (as defined below) is part of the Summit Mall Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $70,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Summit Mall Whole Loan.
(2)	The Summit Mall Whole Loan is amortizing for the entirety of the loan term. The original Term to Maturity, IO Period and Prepayment Provisions include an additional one-month artificial interest-only period associated with the expected BANK5 2026-5YR24 securitization trust closing date in August 2026. The borrower does not actually commence monthly debt service payments until October 1, 2026.
(3)	Defeasance of the Summit Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Summit Mall Whole Loan to be securitized and (b) September 1, 2029. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in August 2026.
(4)	See “Escrows and Reserves” below for further discussion of reserve information. The guarantor provided a reserve guaranty in-lieu of a cash reserve for the Outstanding TI/LC Reserve.
(5)	Most recent and historical occupancies exclude Retail Development Program (“RDP”) tenants. The Summit Mall Property (as defined below) was 96.6% occupied as of July 9, 2026, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

The Mortgage Loan. The fifth largest mortgage loan (the “Summit Mall Mortgage Loan”) is part of a whole loan (the “Summit Mall Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $70,000,000 and secured by a first priority fee mortgage encumbering a 537,057 SF regional mall located in Fairlawn, Ohio (the “Summit Mall Property”). The Summit Mall Whole Loan was co-originated by Bank of America, N.A. and Natixis Real Estate Capital LLC. The Summit Mall Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $42,000,000. The remaining promissory notes comprising the Summit Mall Whole Loan are summarized in the below table. The Summit Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 securitization trust. The relationship between the holders of the Summit Mall Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
69

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

The table below summarizes the promissory notes that comprise the Summit Mall Whole Loan.

Summit Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,000,000	$42,000,000	BANK5 2026-5YR24	Yes
A-2(1)	$18,000,000	$18,000,000	Natixis Real Estate Capital LLC	No
A-3(1)	$10,000,000	$10,000,000	Natixis Real Estate Capital LLC	No
Whole Loan	$70,000,000	$70,000,000

(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsor. The borrower for the Summit Mall Whole Loan is Mall at Summit, LLC, a Delaware limited liability company and single purpose entity. The non-recourse carveout guarantor and borrower sponsor for the Summit Mall Whole Loan is Simon Property Group, L.P. (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) is limited to 20% of the then-outstanding principal balance of the Summit Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and is an S&P 100 company. As of March 31, 2026, Simon Property Group, Inc., had ownership interests in 212 income-producing properties in the United States, which consisted of 108 malls, 69 premium outlets, 16 mills, six lifestyle centers, and 13 other retail properties across 38 states and Puerto Rico. Additionally, as of March 31, 2026, Simon had ownership interests in 42 premium outlets, designer outlets and luxury outlet properties internationally, primarily located in Asia, Europe and Canada. As of March 31, 2026, Simon also owned a 20.7% equity stake in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 13 countries in Europe. As of August 2026, Simon had a market capitalization of approximately $72 billion.

The Property. The Summit Mall Property consists of a one-story, enclosed mall consisting of 774,217 SF of gross leasable area, on a 60.18-acre parcel, in Fairlawn, Ohio. The Summit Mall Property was originally developed in 1965 and is currently undergoing a $3.9 million renovation that is expected to be completed in the fall of 2026. The renovation includes updates to the painting, flooring, and lighting. Since 2019, the borrower sponsor has invested more than $9.5 million in tenant improvements. The Summit Mall Property is anchored by a non-collateral Dillard's (237,160 SF) and collateral Macy's (195,776 SF). The total collateral NRA of the Summit Mall Property is 537,057 SF. Parking is provided by 3,284 surface spaces, equating to a ratio of 6.11 spaces per 1,000 SF of NRA.

As of July 9, 2026, the Summit Mall Property was 93.4% occupied by a granular rent roll consisting of approximately 87 unique tenants (96.6% occupied including nine RDP tenants), with no single tenant occupying more than 2.8% of NRA (excluding Macy’s) or contributing more than 3.6% of underwritten rent. The 10 largest tenants at the Summit Mall Property account for 22.0% of the underwritten rent. The Summit Mall Property is home to many national brands, including Arhaus, JD Sports, Apple, American Eagle Outfitters, Athleta, Altar’d State, Victoria’s Secret, Sephora, Foot Locker, Aerie and Lululemon, as well as an indoor food court. As of the trailing-12 months ending June 30, 2026, the Summit Mall Property generated total sales of approximately $129.5 million. Over the same time period, inline tenants generated sales of $476 PSF (at an occupancy cost of 11.7%).

The following table contains sales history for the Summit Mall Property:

Sales History(1)
	2023	2024	2025	TTM June 2026
Gross Mall Sales	$127,829,655	$128,432,197	$128,834,414	$129,516,548
Sales PSF (Inline < 10,000 SF)	$465	$469	$474	$476
Occupancy Cost (Inline < 10,000 SF)	11.5%	11.4%	11.8%	11.7%

(1)	Information as provided by the borrower sponsor, and only includes tenants reporting sales. Excludes sales for non-collateral tenant (Dillard’s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
70

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

The following table contains anchor and major tenant sales history at the Summit Mall Property:

Tenant Sales
					TTM June 2026
Tenant	SF(1)	2023 Sales PSF(2)	2024 Sales PSF(2)	2025 Sales PSF(2)	Sales PSF(3)
Macy's	195,776	$85	$80	$76	$74
Dillard's (non-collateral)	237,160	$65	$60	$58	$58
Arhaus	15,024	$420	$361	$393	$341
Shoe Dept. Encore	14,867	$91	$99	$109	$108
Goodyear	11,732	$177	$205	$188	$208
Versona	9,941	$49	$61	$75	$75
Express/Express Men	8,500	$134	$104	$100	$95
JD Sports	7,806	$0	$445	$472	$489
BJ's Restaurant and Brewhouse	7,623	$488	$491	$540	$557
P.F. Chang's China Bistro	7,226	$470	$433	$424	$442
Victoria's Secret	6,503	$256	$274	$275	$305
Hollister Co.	6,500	$266	$343	$370	$361
Apple	6,211	$4,065	$4,012	$3,878	$3,960
American Eagle Outfitters	6,120	$335	$345	$342	$330
Windsor Fashions	5,783	$130	$130	$154	$162

(1)	Based on the underwritten rent roll dated July 9, 2026.
(2)	Information is as of December 31 of each respective year, as provided by the borrower sponsor.
(3)	Information is as of June 30, 2026, as provided by the borrower sponsor.

Major Tenants.

Macy's (195,776 SF, 36.5% of NRA, 3.3% of UW Rent). Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States, as well as Guam and Puerto Rico. Macy’s has three banners, Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. Macy’s has been a tenant at the Summit Mall Property since 1965. In 2020, Macy’s signed a 15-year lease renewal extending its lease through October 24, 2035, with two, five-year renewal options. Current base rent is $30,000 per month ($1.84 PSF), increasing to $33,000 per month during the first renewal term and $36,300 per month during the second renewal term. In addition, Macy’s is required to pay overage rent equal to 2.0% over a $20.0 million sales breakpoint. Macy’s reported sales of $85 PSF in 2023, $80 PSF in 2024, $76 PSF in 2025 and $74 PSF as of TTM June 2026.

Arhaus (15,024 SF, 2.8% of NRA, 3.6% of UW Rent). Arhaus is an American home furnishings company headquartered in Boston Heights, Ohio. Founded in 1986, Arhaus provides an assortment of specialty goods and services addressing omnichannel direct-to-consumer and business-to-business residential and commercial operations. The company offers merchandise across a broad range of categories, including furniture, outdoor, bath, lighting, textiles and décor. As of December 31, 2025, Arhaus operated 107 showrooms in 31 states, consisting of 90 traditional showrooms, 9 design studios and 8 lofts. Arhaus has been a tenant at the Summit Mall Property since 2019. Arhaus’ lease extends through July 31, 2029, with one, five-year renewal option. Current base rent is $26.62 PSF through the end of the lease term. In addition, Arhaus is required to pay overage rent equal to 6.0% over a $4.25 million sales breakpoint. Arhaus reported sales of $420 PSF in 2023, $361 PSF in 2024, $393 PSF in 2025 and $341 PSF as of TTM June 2026.

Shoe Dept. Encore (14,867 SF, 2.8% of NRA, 1.5% of UW Rent). Shoe Dept. Encore is an operating subsidiary of Shoe Show, Inc., an Ohio-based footwear and accessories retailer established in 1960. Shoe Dept. Encore represents the company's larger-format store concept, designed with expanded floor layouts to accommodate comprehensive inventory and family shopping experiences. Shoe Dept. Encore carries a diverse range of branded footwear, including HEYDUDE, Crocs, Skechers, Timberland, Tommy Hilfiger, Adidas, New Balance, and Converse, along with house brands. Shoe Dept. Encore has been a tenant at the Summit Mall Property since 2021. The Shoe Dept. Encore’s lease extends through November 30, 2031, with one, five-year renewal option. Current base rent is $10.09 PSF, increasing to $11.10 PSF effective December 1, 2026. In addition, Shoe Dept. Encore is required to pay overage rent equal to 10.0% over a $1.50 million sales breakpoint. Shoe Dept. Encore reported sales of $91 PSF in 2023, $99 PSF in 2024, $109 PSF in 2025 and $108 PSF as of TTM June 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
71

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the tenancy at the Summit Mall Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	TTM June 2026 Sales $(3)	Sales PSF(3)	Occ Cost	Lease Exp Date
Anchor Tenant (non-collateral)
Dillard's		237,160	N/A	N/A	N/A	N/A	$13,800,000	$58	N/A	3/31/2034

Anchor Tenant
Macy's	Ba2/BB+/BBB-	195,776	36.5%	$1.84	$360,000	3.3%	$14,397,321	$74	4.5%	10/24/2035
Anchor Tenant Subtotal / Wtd. Avg.		195,776	36.5%	$1.84	$360,000	3.3%

Major Tenants
Arhaus	NR/NR/NR	15,024	2.8%	$26.62	$400,000	3.6%	$5,124,908	$341	9.0%	7/31/2029
Shoe Dept. Encore	NR/NR/NR	14,867	2.8%	$11.10	$165,000	1.5%	$1,608,340	$108	11.4%	11/30/2031
Goodyear	B1/NR/NR	11,732	2.2%	$31.75	$372,491	3.4%	$2,445,489	$208	18.7%	6/30/2031
Kids Empire	NR/NR/NR	10,609	2.0%	$18.75	$198,919	1.8%	NAV	NAV	NAV	5/31/2035
Versona	NR/NR/NR	9,941	1.9%	$9.38	$93,294	0.8%	$744,871	$75	15.0%	1/31/2031
Express/Express Men	NR/NR/NR	8,500	1.6%	$7.07	$60,095	0.5%	$807,301	$95	11.6%	1/31/2029
JD Sports	NR/NR/NR	7,806	1.5%	$31.67	$247,188	2.2%	$3,820,474	$489	12.4%	1/31/2031
BJ's Restaurant and Brewhouse	NR/NR/NR	7,623	1.4%	$34.92	$266,200	2.4%	$4,242,958	$557	7.9%	10/31/2035
P.F. Chang's China Bistro	NR/NR/NR	7,226	1.3%	$36.79	$265,845	2.4%	$3,194,472	$442	11.9%	8/31/2034
Other Tenants Subtotal / Wtd. Avg.		93,328	17.4%	$22.17	$2,069,031	18.7%

Remaining Occupied		212,431	39.6%	$40.61	$8,627,520	78.0%
Occupied Collateral Total / Wtd. Avg.		501,535	93.4%	$22.05	$11,056,551	100.0%

Vacant Space(4)		35,522	6.6%
Collateral Total		537,057	100.0%

(1)	Based on the underwritten rent roll dated July 9, 2026, inclusive of rent steps through August 2027, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor.
(4)	Vacant space includes RDP tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
72

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the lease rollover schedule at the Summit Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	12	27,356	5.1%	5.1%	$1,096,399	9.9%	9.9%	$40.08
2027	15	55,567	10.3%	15.4%	$2,134,379	19.3%	29.2%	$38.41
2028	18	38,212	7.1%	22.6%	$2,194,933	19.9%	49.1%	$57.44
2029	14	55,738	10.4%	32.9%	$1,433,873	13.0%	62.0%	$25.73
2030	2	5,175	1.0%	33.9%	$166,095	1.5%	63.5%	$32.10
2031(3)	7	49,568	9.2%	43.1%	$1,127,216	10.2%	73.7%	$22.74
2032	2	7,339	1.4%	44.5%	$307,955	2.8%	76.5%	$41.96
2033	3	14,328	2.7%	47.2%	$546,558	4.9%	81.5%	$38.15
2034	4	17,391	3.2%	50.4%	$674,533	6.1%	87.6%	$38.79
2035	6	218,730	40.7%	91.1%	$1,004,831	9.1%	96.7%	$4.59
2036	4	12, 131	2.3%	93.4%	$369,779	3.3%	100.0%	$30.48
2037 & Thereafter	0	0	0.0%	93.4%	$0	0.0%	100.0%	$0.00
Vacant	0	35,522	6.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	87	537,057	100.0%		$11,056,551	100.0%		$22.05	(4)

(1)	Based on the underwritten rent roll dated July 9, 2026, inclusive of rent steps through August 2027, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Summit Mall Whole Loan has a maturity date of September 1, 2031.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Summit Mall Property is located in Fairlawn, Summit County, Ohio, and is part of the Akron, OH MSA in Northeast Ohio. Fairlawn is located approximately seven miles northwest of Downtown Akron and serves as a major commercial, retail, office, and hospitality hub for western Summit County. The Summit Mall Property is situated along West Market Street (State Route 18), approximately 1.5 miles east of Interstate 77, which serves the Akron metropolitan area. Regional accessibility is provided by Interstate 77, which connects the area to Cleveland to the north and Canton to the south, as well as Interstate 76, which provides east-west access throughout Northeast Ohio. Major area employers in the area include Amazon, Summa Health, Akron Children’s Hospital, Cleveland Clinic Akron General, Kent State University, Goodyear Tire and Rubber Co., University of Akron, Signet Jewelers, Inc., First Energy Corp and University Hospitals Portage Medical Center.
The Summit Mall Property is located in the Akron, Ohio retail market and the Fairlawn/Montrose retail submarket. According to a third party market report, as of the third quarter of 2026, the Akron, Ohio retail market contained a total of 45.5 million SF of retail space. Overall market vacancy was 4.0%, with average asking market rents of $13.52 PSF. Mall properties totaled 775,688 SF or 1.7% of the total retail inventory in Akron. Overall mall vacancy was 7.6%, with average asking market rents of $22.55 PSF. The Fairlawn/Montrose retail submarket contained a total of 4.25 million SF of retail space as of the third quarter of 2026. Overall submarket vacancy was 5.8%, with average asking market rents of $19.04 PSF. Net absorption totaled 15,218 SF, with no retail space under construction.

According to the appraisal, the 2025 population within a 1-, 3- and 5-mile radius of the Summit Mall Property was 6,102, 37,536 and 88,053, respectively. The 2025 average household income within the same radii was $116,632, $133,266 and $116,647, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
73

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

The following table presents information regarding certain competitive properties to the Summit Mall Property:

Competitive Retail Center Summary
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Inline Sales PSF	Distance to Subject	Anchor Tenants
Summit Mall 3265 West Market Street Fairlawn, OH	1965/2007, 2026	537,057(1)	93.4%(1)	$476	NAP	Macy's, Dillard's(2)(3)
Belden Village Mall 4230 Belden Village Street NW Canton, OH	1970/1987	822,924	98.0%	$507	21.5 miles	Dave & Buster's, Dick's Sporting Goods, Dillard's, Golf Galaxy, Macy's
SouthPark Center 500 SouthPark Center Strongsville, OH	1996/2007	1,238,740	99.0%	$423	16.1 miles	Cinemark, Dick's Sporting Goods, Dillard's DSW, JC Penney, Kohl's Macy's, Michael's
Aurora Farms Premium Outlets(4) 549 S. Chillicothe Road Aurora, OH	1987/2020	271,209	92.0%	$315	18.5 miles	Nike Factory Outlet, Old Navy
Portage Crossing 2925 State Road Cuyahoga Falls, OH	1955/2014	221,033	98.0%	NAV	25.3 miles	Cinemark, Giant Eagle, LA Fitness
First & Main Hudson 43 Village Way Hudson, OH	2004/NAP	200,000	95.0%	NAV	11.9 miles	Heinen's Fine Foods
Market Square at Montrose 3742 Brookwall Drive Akron, OH	1992/2000	525,841	96.0%	NAV	1.4 miles	Dick's Sporting Goods, JC Penney, Staple, Home Depot, Going, Going, Gone
The Plaza at Chapel Hill 230-564 Howe Avenue Cuyahoga Falls, OH	1986/2013	690,800	100.0%	NAV	7.2 miles	Ashley Furniture, BJ's Wholesale Club, Burlington, Dick's Sporting Goods, Giant Eagle, Marc's, Ollie's Bargain Outlet, Ross Dress for Less, TJ Maxx

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated July 9, 2026.
(2)	Inline sales PSF for Summit Mall are shown as of TTM June 2026 and are as provided by the borrower sponsor.
(3)	Dillard’s is not part of the collateral.
(4)	Owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Summit Mall Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
0 - 1,200 SF	$70.00	5	2.0% annual
1,201 - 2,500 SF	$45.00	5	2.0% annual
2,501 - 5,000 SF	$30.00	5	2.0% annual
5,001 - 10,000 SF	$22.00	5	2.0% annual
10,000 SF+	$24.00	5	2.0% annual
Jewelry	$92.00	5	2.0% annual
Non Fronting	$32.00	5	2.0% annual
Food Court	$177.00	5	2.0% annual
Kiosk	$400.00	5	Flat
Anchor	$2.00	10	10% in Yr. 6
Outparcel	$38.00	10	10% in Yr. 6

Source: Appraisal.

Appraisal. The appraiser concluded to an “as-is” value for the Summit Mall Property of $121,600,000 as July 1, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2026, two recognized environmental conditions were identified at the Summit Mall Property: one relating to the use of hydraulic lifts by Goodyear (a tenant from 2015 to present) and the second due to groundwater contamination from historical use by Firestone Complete Auto Care (a tenant from approximately 1965 to 2015). An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the Summit Mall Property. The OPC provided a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
74

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

maximum probable cost estimate of $886,380. The borrower obtained an environmental insurance policy with Beazley SLEAP Insurance, Inc. (rated “A” by A.M. Best) that provides a $3,000,000 policy limit per incident and in the aggregate for an 8-year term (three years past the Summit Mall Whole Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Summit Mall Property:

Cash Flow Analysis
	2021	2022		2023		2024		2025		5/31/2026 TTM		UW		UW PSF
Base Rental Income(1)	$9,293,598	$9,646,872		$9,780,109		$9,937,215		$10,375,350		$10,487,652		$10,912,925		$20.32
Contractual Rent Steps(2)	$0	$0		$0		$0		$0		$0		$143,626		$0.27
Gross Up of Vacant Space	$0	$0		$0		$0		$0		$0		$1,834,329		$3.42
Overage Rent(3)	$660,688	$755,547		$467,072		$370,268		$460,720		$485,491		$426,034		$0.79
Percentage Rent in Lieu(4)	$42,696	$121,523		$134,200		$29,409		($10,822)		$57,736		$182,086		$0.34
Expense Reimbursements	$3,317,217	$3,510,036		$3,554,121		$3,544,537		$3,723,695		$3,883,699		$3,929,466		$7.32
Net Rental Income	$13,314,199	$14,033,978		$13,935,502		$13,881,429		$14,548,943		$14,914,578		$17,428,466		$32.45
(Vacancy & Credit Loss)	($209,890)	$138,416		($19,848)		($155,348)		($226,442)		($18,828)		($1,884,187)		($3.51)
Temp / Specialty Leasing Income	$849,147	$871,316		$768,223		$686,511		$610,683		$675,207		$695,520		$1.30
Other Income(5)	$134,591	$151,049		$197,797		$201,742		$262,189		$250,396		$263,077		$0.49
Effective Gross Income	$14,088,047	$15,194,759		$14,881,674		$14,614,334		$15,195,373		$15,821,353		$16,502,875		$30.73

Real Estate Taxes	$927,268	$942,343		$1,031,865		$845,262		$921,565		$918,925		$944,888		$1.76
Insurance	$206,280	$226,917		$237,144		$254,521		$371,775		$400,009		$436,603		$0.81
Other Operating Expenses	$1,974,405	$2,231,630		$2,298,488		$2,334,361		$2,593,980		$2,755,386		$2,724,554		$5.07
Total Operating Expenses	$3,107,953	$3,400,890		$3,567,497		$3,434,144		$3,887,320		$4,074,320		$4,106,045		$7.65

Net Operating Income	$10,980,094	$11,793,869		$11,314,177		$11,180,190		$11,308,053		$11,747,033		$12,396,830		$23.08
Replacement Reserves	$0	$0		$0		$0		$0		$0		$105,053		$0.20
TI/LC	$0	$0		$0		$0		$0		$0		$525,265		$0.98
Net Cash Flow	$10,980,094	$11,793,869		$11,314,177		$11,180,190		$11,308,053		$11,747,033		$11,766,512		$21.91

Occupancy %	83.0%(6)	84.9%	(6)	88.1%	(6)	88.5%	(6)	91.1%	(6)	93.4%	(7)	82.7%	(8)
NOI DSCR(9)	1.80x	1.94x		1.86x		1.84x		1.86x		1.93x		2.04x
NCF DSCR(9)	1.80x	1.94x		1.86x		1.84x		1.86x		1.93x		1.93x
NOI Debt Yield(9)	15.7%	16.8%		16.2%		16.0%		16.2%		16.8%		17.7%
NCF Debt Yield(9)	15.7%	16.8%		16.2%		16.0%		16.2%		16.8%		16.8%

(1)	UW Base Rental Income is based on the underwritten rent roll dated July 9, 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	UW Contractual Rent Steps were taken through August 2027.
(3)	UW Overage Rent is based on the terms of applicable leases using TTM June 2026 sales figures.
(4)	UW Percentage Rent in Lieu is based on the terms of applicable leases using TTM June 2026 sales figures.
(5)	Other Income is based on the borrower sponsor’s budget and includes media participation, Simon ad panels and miscellaneous income.
(6)	Historical occupancies are as of December 31 for each respective year and exclude RDP tenants.
(7)	Represents occupancy per the underwritten rent roll dated July 9, 2026 and excludes RDP tenants. The Summit Mall Property was 96.6% occupied as of July 9, 2026, including the RDP tenants. These tenants have been excluded from the underwriting, as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	Based on the economic vacancy of 17.3%.
(9)	Debt service coverage ratios and debt yields are based on the Summit Mall Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below) if at any time taxes are not paid by the borrower prior to the assessment of any penalty or the borrower fails to promptly provide evidence of payment of taxes upon request from the lender, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – On a monthly basis during the continuance of a Lockbox Event Period, except if the Summit Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $8,755 for replacements and repairs to be made at the Summit Mall Property.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $43,772 for future tenant improvements and leasing commissions, subject to a cap of $1,050,530 (except such cap will not apply during a Lockbox Event Period).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
75

Retail – Regional Mall	Loan #5	Cut-off Date Balance:	$42,000,000
3265 West Market Street	Summit Mall	Cut-off Date LTV:	57.6%
Fairlawn, OH 44333		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

Outstanding TI/LC Reserve – The Summit Mall Whole Loan documents provide for an upfront reserve of $970,180 for outstanding landlord obligations. The borrower is permitted to provide a letter of credit or a guaranty for such amount from the guarantor or a replacement guarantor meeting the requirements set forth in the Summit Mall Whole Loan documents. A reserve guaranty was provided by the guarantor at the Summit Mall Whole Loan origination.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.5% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if a cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Summit Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.5% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Summit Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

Lockbox and Cash Management. The Summit Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Summit Mall Whole Loan (provided that so long as no event of default exists, funds in the excess cash flow reserve may at the borrower’s request be utilized to fund any other reserve account or to pay for any costs or expenses of the type that may be paid with any of the reserve accounts) until the Lockbox Event Period terminates.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the required property and business income or rental income insurance on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
76

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
77

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

Raymond James & Associates
26,629 SF 8/2031
Lockton Companies, LLC
8,853 SF 6/2028
Swift Home Loans
15,411 SF 7/2036
3
2
UBS Financial Services, Inc.
35,561 SF 8/2037
Retail
Swift Home Loans
8,452 SF 7/2036
Fleming's, LLC
7,755 SF 3/2027
Residential
2027 – 2030
2031 – 2034
2035+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
78

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

325 North Woodward
325 North Old Woodward Avenue
Birmingham, MI 48009
Birmingham
The Birmingham Museum
DOWNTOWN BIRMINGHAM
Auburn Hills
Rochester Hills
South Blvd
Stage Nature Center
Homestead Acres
Firefighters Park
W. Square Lake Rd
Northfield Office Park
NorthTroy Corporate Park
Sunset Plaza
W. Long Lake Rd
Squirrel Rd
Adams Rd
Coolidge Hwy
Crooks Rd
Livernois Rd
Troy
Wattles Rd
Walsh College
Boulan Park
Charing Cross
Children's Hospital of Michigan Troy
Sheffield Office Park
Somerset Collection
Quarton Rd
Bloomfield Hills
Cranbrook Inst. of Science
Cranbrook Art Museum
Woodward Ave
AMTRAK
Bloomfield Township
Lahser Rd
Telegraph Rd
Maple Rd
Bloomfield Plaza
Oakland Hills CC
Bloomfield Commons
Midtown Square
TROY
Oakland County Troy Airport
Clawson
Lincoln St
Birmingham CC
OAKLAND COUNTY
14 Mile Rd
Franklin
Bingham Farms
Beverly Hills
The Corners
Royal Oak GC
13 Mile Rd
Main St
Rochester Rd
Royal Oak
Corewell Health William Beaumont University Hospital
Clover Leaf Plaza
Evergreen Rd
Southfield Rd
Southfield Plaza
Greenfield Rd
12 Mile Rd
Berkley
Tel-Twelve Mall
Harvard Row Shopping Center
Lathrup Village
Coolidge Fwy
ROYAL OAK
11 Mile Rd
Walter P. Reuther Frwy
Southfield Pavilion
Lincoln Shopping Center
Oak Park
Southfield
Plante Moran
CDW
Lawrence Technological University
10 Mile Rd
Rackham GC
Detroit Zoo
Detroit 14 miles
Reuther Frwy
75
696
24
10
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
Sterling Heights
West Bloomfield
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Livonia
Lake St. Clair
DETROIT
Canton
Westland
Dearborn
WINDSOR
Taylor
ONTARIO
CANADA
MACOMB COUNTY
OAKLAND COUNTY
WAYNE COUNTY
WASHTENAW COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
79

Mortgage Loan No. 6 – 325 North Woodward

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Birmingham, MI 48009
Original Balance:	$38,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	4.4%			Title Vesting(3):	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2005/2020 - 2024
Borrower Sponsor(1):	Swift Home Loans			Size:	102,661 SF
Guarantor:	Andi Numan			Cut-off Date Balance PSF:	$370
Mortgage Rate:	7.1900%			Maturity Date Balance PSF:	$370
Note Date:	8/5/2026			Property Manager:	Numan Property Management LLC
Maturity Date:	8/6/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$4,379,415
IO Period:	60 months			UW NCF:	$4,251,089
Seasoning:	0 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$3,951,594 (5/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,959,518 (12/31/2025)
Reserves(2)				3rd Most Recent NOI:	$3,817,166 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/24/2026)
RE Taxes:	$90,601	$90,601	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2025)
Insurance:	$8,153	$4,077	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Replacement Reserve:	$0	$2,139	$51,330	Appraised Value (as of):	$61,300,000 (6/1/2026)
TI/LC Reserve:	$0	$8,555	NAP	Appraised Value PSF:	$597
Free Rent Reserve:	$1,031,269	$0	NAP	Cut-off Date LTV Ratio:	62.0%
Outstanding TI Reserve:	$2,017,711	$0	NAP	Maturity Date LTV Ratio:	62.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	59.5%	Purchase Price:	$59,500,000	93.1%
Borrower Sponsor Equity:	$25,883,373	40.5%	Upfront Reserves:	$3,147,735	4.9%
			Closing Costs:	$1,235,638	1.9%
Total Sources:	$63,883,373	100.0%	Total Uses:	$63,883,373	100.0%

(1)	Swift Home Loans, intends to occupy the majority of the ground floor retail space pursuant to a newly executed tenant lease. At origination, the borrower sponsor executed a 10-year NNN lease at a rental rate of $65.00 PSF, though lender underwriting of $45.86 PSF is in-line with the underwritten rents for UBS Financial Services, Inc’s (“UBS Financial Services”) and Raymond James & Associates’ (“Raymond James”) recent lease extensions.
(2)	See “Escrows and Reserves”.
(3)	See “Condominium Declaration”
(4)	The increase in UW NOI from Most Recent NOI is primarily attributable to (i) increased rental rates resulting from the Swift Home Loans borrower sponsor affiliated lease and (ii) from renewals of UBS Financial Services and Raymond James.

The Mortgage Loan. The sixth largest mortgage loan (the “325 North Woodward Mortgage Loan”) is evidenced by one promissory note with an aggregate original principal balance of $38,000,000, secured by a 102,661 SF mixed use (comprised of 84.2% office and 15.8% retail by NRA) property located in Birmingham, Michigan (the “325 North Woodward Property”).

The Borrower and the Borrower Sponsor. The borrower for the 325 North Woodward Mortgage Loan is 325 N Old Woodward Owner LLC. The borrower sponsor is Swift Home Loans, a mortgage lender based in Birmingham, Michigan specializing in home loan solutions, including purchase and refinance options to clients in Michigan and beyond.

Established in 2021 by former retail loan officers, the borrower sponsor, Swift Home Loans, is a mid-sized, privately held mortgage brokerage and correspondent lender headquartered in Birmingham, Michigan. Operating on an education-based model, the company provides home purchase and refinance financing, along with loan pre-qualification tools, mortgage calculators and educational resources designed to help borrower navigate the financing process. Swift offers a range of loan programs, including conventional, FHA, VA, jumbo and various refinance options. Licensed under the California Residential Mortgage Lending Act and operating across multiple markets, Swift Home Loans emphasizes a seamless, highly communicative lending experience tailored to each borrower's individual needs. The non-recourse carveout guarantor (the “Guarantor”) for the 325 North Woodward Mortgage Loan is Andi Numan, President of Swift Home Loans.

The Property. The 325 North Woodward Property is a Class A, multi-tenant mixed-use office and retail building comprised of 102,661 SF of net rentable area. Built in 2005, the 325 North Woodward Property is a four-story building (including non-collateral condominium units located on the fourth floor) that features a modern architectural design and includes 16,207 SF of highly desirable ground-floor retail space. The surrounding city is anchored by a curated

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
80

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

mix of dining, retail and entertainment amenities. The 325 North Woodward Property further distinguishes itself through a well-appointed lobby, finished with 24" x 24" ceramic tile flooring, wood veneer paneling, marble accents and frosted glass panels, alongside painted gypsum board walls, a center dome ceiling and enhanced by an interior atrium. The 325 North Woodward Property also features an 82-space underground parking garage.

The 325 North Woodward Property is well located in Birmingham, Michigan, an affluent suburb recognized as one of Detroit's most desirable and highest-income communities approximately 20 miles north of downtown Detroit. The 325 North Woodward Property sits along Birmingham's primary commercial corridor and offers exceptional accessibility owing to its central location. The city is known for its walkable downtown, which serves as a premier regional retail and dining destination, featuring a dense concentration of upscale boutiques, national retailers, chef-driven restaurants, cafés and personal service providers and financial services, complemented through office space and luxury residential development.

The 325 North Woodward Property has consistently been at 98.0% to 100.0% occupancy over the preceding five years, with a current leased occupancy of 100.0%. The 325 North Woodward Property benefits from institutional-quality tenancy, anchored by financial services firms, including two, long-term, investment-grade rated tenants: UBS Financial Services, Inc. (34.6% NRA; lease expiration: Aug-2037) and Raymond James & Associates (25.9% NRA; lease expiration: Aug-2031). Both UBS Financial Services and Raymond James have demonstrated long-term commitment, having been in place since 2007 and recently executing early renewals. Both UBS Financial Services’s and Raymond James’s spaces are currently under construction, with renovations occurring as a result of their renewals. UBS extended through August 2037 at a rental rate increase of 29.2%, while Raymond James extended through August 2031 at a rental rate increase of 12.4%. The 325 North Woodward Property has a weighted average remaining lease term of 7.7 years and benefits from a historically well occupied office submarket (averaging approximately 92.6% occupancy over the preceding 5 years, never falling below approximately 91.2%). Swift Home Loans, intends to occupy the majority of the ground floor retail space, having executed a lease extending through August 2036 at origination. The Guarantor has personally guaranteed the Swift Home Loans tenant lease. Though the retail space is currently occupied by a handful of tenants, the borrower sponsor intends to vacate existing retail tenancy upon expiration. Swift Home Loans (the borrower sponsor) currently occupies office space at 805 East Maple Road, Birmingham, Michigan (less than half a mile from the 325 North Woodward Property), but is moving into the 325 North Woodward Property due to its desirability and strong location.

Major Tenants.

UBS Financial Services (35,561 SF, 34.6% NRA; 35.3% UW Rent) is a publicly traded (NYSE: UBS) global financial services firm operating in over 50 countries, known for its wealth management, investment banking, asset management and retail banking services, with $6.9 trillion in assets under management. UBS combines a global footprint, significant scale and broad geographic diversification with a relationship-focused culture and a boutique service model. UBS has been in place since 2007 and recently extended its lease from January 2027 through August 2037, six years beyond loan maturity. UBS holds two additional five-year renewal options, as well as an early termination right effective at any time beginning January 1, 2035, subject to twelve months' prior written notice and payment of a termination fee equal to unamortized leasing costs and rental broker commissions and fees paid by the borrower in connection with the third amendment to the lease.

Raymond James (26,629 SF, 25.9% NRA; 26.5% UW Rent) is a publicly traded (NYSE: RJF), diversified financial services company based in the United States. The firm offers a wide range of services, including investment banking, asset management, wealth management and financial planning, and administers $1.92 trillion in client assets, a 21.0% increase year over year, supported by a workforce of more than 24,000 employees worldwide. Raymond James has been in occupancy at the 325 North Woodward Property since 2007 and recently executed an extension through August 2031. Raymond James holds one additional five-year renewal options, exercisable upon written notice no later than November 30, 2030, and no termination options.

Swift Home Loans (23,863 SF, 23.2% NRA; 23.8% UW Rent) is a privately held mortgage brokerage and correspondent lender headquartered in Birmingham, Michigan. Swift Home Loans is a sponsor-affiliated tenant, and intends to occupy its leased space to operate its core business. Established in 2021 by former retail loan officers, the company offers a range of loan programs, including conventional, FHA, VA, jumbo and refinance options, and is supported by a local team of 207 employees with over 30 years of collective experience. Swift Home Loans reported 2025 NOI of $30.5 million. At origination, the borrower sponsor entered into a 10-year lease at a rate of $65.00 per square foot with the lease personally guaranteed by Andi Numan, President of Swift Home Loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
81

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the tenancy at the 325 North Woodward Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF		Lease Expiration	Renewal Options	Term. Option (Y/N)
UBS Financial Services, Inc.(3)	A2/A-/A+	35,561	34.6%	$1,618,267	35.3%	$45.51		8/31/2037	2 x 5 yrs	Y	(4)
Raymond James & Associates(3)	A3/A-/A-	26,629	25.9%	$1,214,226	26.5%	$45.60		8/31/2031	1 x 5 yrs	N
Swift Home Loans(5)	NR/NR/NR	23,863	23.2%	$1,094,249	23.8%	$45.86	(6)	8/6/2036	2 x 10 yrs	N
Lockton Companies, LLC	Ba3/BB/NR	8,853	8.6%	$354,209	7.7%	$40.01		6/30/2028	1 x 5 yrs	N
Flemings, LLC	Ba3/B+/NR	7,755	7.6%	$309,657	6.7%	$39.93		3/31/2027	2 x 5 yrs	N
Occupied Total/Wtd. Avg.		102,661	100.0%	$4,590,608	100.0%	$44.72

Vacant Space		0	0.0%
Total		102,661	100.0%

(1)	Based on the underwritten rent roll as of July 24, 2026.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	A portion of the UBS Financial Services and Raymond James leased spaces are currently undergoing renovations in connection with recent renewals, for which all outstanding obligations have been reserved.
(4)	UBS Financial Services, Inc. has the right to terminate its lease effective at any time beginning January 1, 2035, subject to twelve months' prior written notice and payment of a termination fee equal to unamortized leasing costs and rental broker commissions and fees paid by the borrower in connection with the third amendment to the lease.
(5)	The borrower sponsor, Swift Home Loans is not yet in occupancy. Swift Home Loans intends to vacate most existing ground floor tenants and expects to occupy the entirety of the ground floor retail space.
(6)	Swift Home Loans rental rate pursuant to its executed lease is $65.00 PSF, though lender underwriting of $45.86 PSF is in-line with the underwritten rents for UBS Financial Services’s and Raymond James’s recent lease extensions.

The following table presents certain information relating to the lease rollover schedule at the 325 North Woodward Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	7,755	7.6%	7.6%	$309,657	6.7%	6.7%	$39.93
2028	1	8,853	8.6%	16.2%	$354,209	7.7%	14.5%	$40.01
2029	0	0	0.0%	16.2%	$0	0.0%	14.5%	$0.00
2030	0	0	0.0%	16.2%	$0	0.0%	14.5%	$0.00
2031	1	26,629	25.9%	42.1%	$1,214,226	26.5%	40.9%	$45.60
2032	0	0	0.0%	42.1%	$0	0.0%	40.9%	$0.00
2033	0	0	0.0%	42.1%	$0	0.0%	40.9%	$0.00
2034	0	0	0.0%	42.1%	$0	0.0%	40.9%	$0.00
2035	0	0	0.0%	42.1%	$0	0.0%	40.9%	$0.00
2036 & Thereafter	2	59,424	57.9%	100.0%	$2,712,516	59.1%	100.0%	$45.65
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	102,661	100.0%		$4,590,608	100.0%		$44.72

(1)	Based on the underwritten rent roll as of July 24, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Lease Rollover Schedule is reflective of the executed Swift Home Loans lease and does not account for existing retail tenants expected to vacate.

The Market. The 325 North Woodward Property is situated in the Birmingham submarket, within the broader Detroit office market. The 325 North Woodward Property benefits from its position in Birmingham, Michigan, a highly affluent suburban community located in southern Oakland County approximately 20 miles north of downtown Detroit. With a population of roughly 21,000 residents, Birmingham consistently ranks among the most desirable and highest-income cities in Metro Detroit, supported by strong household incomes ($140,986 within a two mile radius) and well-established residential neighborhoods. The broader area is supported by a diverse employment base, with education and health services representing a growing share of total employment, anchored by large healthcare systems, research hospitals and universities that serve both the metro and the broader state. The market also maintains a meaningful base of financial services tenants, which account for approximately 10.3% of NRA within the submarket. Leisure and hospitality activity is driven by professional sports, conventions, entertainment and business travel, providing a steady demand tied to major local events.

According to third-party market reports, the Birmingham office submarket demonstrated stable fundamentals as of the third quarter of 2026, with a vacancy rate of 7.6%, roughly in line with its five-year average of 7.4%. The submarket comprises approximately 4.3 million square feet of inventory, with market vacancy having declined by 1.4% over the past year, driven by no net delivered space and approximately 60,000 square feet of net absorption, reflecting steady tenant demand. Average asking rents in Birmingham stand at approximately $32.00 per square foot, a premium to the wider Detroit market average

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
82

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

of $23.00 per square foot, reflecting the quality of office product within the submarket. Annual rent growth is forecast to end 2026 at 1.5%, ahead of the Detroit average of 1.0%, consistent with the submarket's stronger relative positioning within the metro.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 325 North Woodward Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term	Escalations
Office	$40.00	120 Months	2.0% per year
Retail	$40.00	60 Months	2.0% per year

(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 325 North Woodward Property:

Comparable Office Lease Summary
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)		Rent PSF
325 North Old Woodward Avenue Birmingham, MI	2005/2020 - 2024		102,661(1)		7.7	(2)	$44.72	(1)
469-479 S. Old Woodward Ave. Birmingham, MI	2026/NAP	Dykema Gossett	32,338	Dec-26	15.5		$45.00
220 Park St. Birmingham, MI	1988/2022	Hylant	10,995	Jan-24	15.6		$45.00
550 W. Merrill St. Birmingham, MI	1960/2013	Not Disclosed	6,522	Jan-24	10.0		$58.00
191 N. Chester St. Birmingham, MI	1920/2022	One Stream	23,510	May-22	10.0		$38.70

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll as of July 24, 2026.
(2)	Reflective of weighted average lease term remaining based on the underwritten rent roll as of July 24, 2026.

The following table presents certain information relating to comparable office property sales to the 325 North Woodward Property:

Comparable Office Sales Summary
Property Name/Location	Year Built/Renovated	Size (SF)	Sale Date	Sale Price	$/SF (NRA)	Cap Rate
325 North Old Woodward Avenue Birmingham, MI	2005/2020 - 2024	102,661(1)	May 2026	$59,500,000	$579.58(1)	7.36%(2)
277 Pierce St. Birmingham, MI	2022/NAP	15,516	May 2026	$11,000,000	$708.95	6.48%
34977 Woodward Ave. Birmingham, MI	2010/NAP	45,289	Apr. 2026	$20,000,000	$441.61	5.00%
322 N. Old Woodward Ave. Birmingham, MI	2001/NAP	30,548	Jul. 2025	$16,500,000	$540.13	NAP
480 Pierce St. Birmingham, MI	1990/2010	42,619	Oct. 2022	$19,100,000	$448.16	5.89%

Source: Appraisal unless otherwise indicated.

(1)	Based on the underwritten rent roll as of July 24, 2026.
(2)	Cap rate derived via the underwritten net operating income and the $59,500,000 acquisition price.

Appraisal. The appraisal concluded to an “As Is” value of $61,300,000 as of June 1, 2026.

Environmental Matters. The Phase I environmental site assessment dated June 10, 2026 did not identify any recognized environmental conditions at the 325 North Woodward Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
83

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 325 North Woodward Property:

Cash Flow Analysis(1)
	2024	2025	5/31/2026 TTM		UW(2)		UW PSF
Rents in Place	$3,593,748	$3,747,010	$3,793,842		$4,590,609		$44.72
Vacant Income	$0	$0	$0		$0		$0.00
Gross Potential Rent	$3,593,748	$3,747,010	$3,793,842		$4,590,609		$44.72
CAM	$2,295,814	$2,197,110	$2,103,081		$2,103,274		$20.49
Parking	$124,020	$128,020	$125,520		$130,000		$1.27
Vacancy	$0	$0	$0		($341,194)		($3.32)
Effective Gross Income	$6,013,582	$6,072,140	$6,022,443		$6,482,689		$63.15

Real Estate Taxes	$1,001,282	$1,021,530	$1,033,155		$1,041,918		$10.15
Insurance	$56,632	$64,047	$64,747		$47,496		$0.46
Other Operating Expenses	$1,138,502	$1,027,045	$972,947		$1,013,860		$9.88
Total Expenses	$2,196,416	$2,112,622	$2,070,849		$2,103,274		$20.49

Net Operating Income	$3,817,166	$3,959,518	$3,951,594		$4,379,415		$42.66
Replacement Reserves	$0	$0	$0		$25,665		$0.25
TI/LC	$0	$0	$0		$102,661		$1.00
Net Cash Flow	$3,817,166	$3,959,518	$3,951,594		$4,251,089		$41.41

Occupancy %	100.0%	100.0%	100.0%	(3)	95.0%	(3)
NOI DSCR	1.38x	1.43x	1.43x		1.58x
NCF DSCR	1.38x	1.43x	1.43x		1.53x
NOI Debt Yield	10.0%	10.4%	10.4%		11.5%
NCF Debt Yield	10.0%	10.4%	10.4%		11.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cash flow.
(2)	Swift Home Loans has executed a lease for 23,863 SF at a base rental rate of $65.00 PSF, though lender underwriting of $45.86 PSF is in-line with the underwritten rents for UBS Financial Services’s and Raymond James’s recent lease extensions.
(3)	UW Occupancy % is representative of 95.0% economic occupancy. As of the underwritten rent roll dated July 24, 2026, the 325 North Woodward Property is 100.0% leased. Existing retail tenants are expected to be vacated by the borrower sponsor, after which Swift Home Loans will backfill the entirety of the ground floor retail space.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an initial deposit of $90,601 for real estate taxes. The borrower is also required to make monthly deposits equal to 1/12 of the taxes that lender estimates will be payable during the next ensuing 12 months (expected to initially be $90,601).

Insurance – At origination, the borrower was required to make an initial deposit of $8,153 for insurance. The borrower is also required to make monthly deposits equal to 1/12 of the annual estimated insurance payments (initially expected to be $4,077). However, if no event of default is continuing and the 325 North Woodward Property is insured under a blanket policy meeting the requirements set forth in the related 325 North Woodward Mortgage Loan agreement, the requirement to make monthly deposits for insurance will be waived. As of origination, there was not a blanket policy in-place fitting the requirements to waive the monthly deposit amount.

Replacement Reserve – The borrower is required to make monthly deposits of $2,139 ($0.25 PSF, per annum) to be used for capital expenditures with such reserve capped at $51,330.

TI/LC Reserve – The borrower is required to make monthly deposits of $8,555 ($1.00 PSF, per annum) to be used for leasing expenses and to deposit any lease termination fees or other payments received in connection with the termination of any lease at the 325 North Woodard Property and are available to fund tenant improvements and leasing commission costs.

Free Rent Reserve – At origination, the borrower is required to make an upfront deposit of $1,031,269 to cover free rent, gap rent or rent abatement in connection with the UBS Financial Services lease.

Outstanding TI Reserve – At origination, the borrower is required to make an upfront deposit of $2,017,711 into an Outstanding TI Reserve to cover outstanding tenant improvement obligations and/or leasing commissions tied to UBS Financial Services’s and Raymond James’ renewals.

Lockbox and Cash Management. The 325 North Woodward Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received into such lockbox account within one business day after receipt. All amounts deposited into the lockbox account will be held as additional security for the debt and, if no Cash Sweep Event (as defined below) has occurred, disbursed to the borrower. During a Cash Sweep Event, all funds in the lockbox account are required to be swept once every business day into a lender-controlled cash management account. Funds in the cash management account are required

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
84

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

to be applied to debt service and the reserves and escrows described above, with any excess funds to either be deposited (i) during a Lease Sweep Period (as defined below) into a reserve for tenant improvement and leasing commissions account held by the lender as additional security for the 325 North Woodward Mortgage Loan, or (ii) if there is no outstanding Lease Sweep Period, into an excess cash flow reserve account held by the lender as cash collateral for the 325 North Woodward Mortgage Loan.

A “Cash Sweep Event” will commence on the occurrence of any of the following: (a) an event of default, (b) any bankruptcy action of the borrower, (c) any bankruptcy action of the property manager, provided, however, a Cash Sweep Event will not occur for a non-affiliated property manager if replaced with a qualified manager within 30 days after such bankruptcy action, (d) the debt service coverage ratio being less than 1.25x, (e) Lease Sweep Period (as defined below) or (f) six months prior to the Maturity Date (the “Maturity Date Trigger Event”).

A Cash Sweep Event will no longer be continuing (1) with respect to clause (a) above, upon the lender’s acceptance of a cure of such default (which cure the lender may accept in its reasonable discretion); provided, however, that if (i) the lender has applied for the appointment of a receiver pursuant to the 325 North Woodward Mortgage Loan documents, (ii) the lender has declared the entire unpaid debt to be immediately due and payable, or (iii) the lender has commenced a foreclosure action pursuant to the 325 North Woodward Mortgage Loan documents, the lender is not obligated to accept such cure and may reject or accept such cure in its sole and absolute discretion; (2) with respect to clause (c) above, upon the borrower’s replacement of the property manager with a qualified replacement property manager pursuant to a replacement management agreement within 60 days after such bankruptcy action; (3) with respect to clause (d) above, upon the achievement of a debt service coverage ratio of 1.30x or greater for one calendar quarter; or (4) with respect to clause (e) above upon such Lease Sweep Period having ended; provided, however, that any cure of a Cash Sweep Event is subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) with respect to clause (d) and (e) above, a Cash Sweep Event may be cured an unlimited number of times, and with respect to any other Cash Sweep Event, a Cash Sweep Event may be cured no more than a total of four times in the aggregate during the term of the 325 North Woodward Mortgage Loan, and (iii) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such cure, including reasonable attorneys’ fees and expenses. In any event, the borrower is not entitled to cure a Cash Sweep Event caused by bankruptcy action of the borrower or the Maturity Date Trigger Event.

“Lease Sweep Period” commences on the first payment date following the occurrence of any of the following: (a) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease (as defined below), if the tenant thereunder has not renewed such Lease Sweep Lease; (b) the surrender, cancellation or termination of a Lease Sweep Lease (or any material portion thereof) prior to its then-current expiration date, or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease (or any material portion thereof) prior to its then-current expiration date; (c) the related tenant’s vacating, abandoning or discontinuing its business (i.e., “going dark”) at 35% or more of its Lease Sweep Space (as defined below) at the 325 North Woodward Property, or the delivery of written notice that it intends to vacate, abandon or discontinue its business at 35% or more of its Lease Sweep Space at the 325 North Woodward Property; (d) the continuation of a default under a Lease Sweep Lease by the tenant thereunder beyond any applicable notice and cure period under such Lease Sweep Lease; or (e) admission of insolvency by a tenant under a Lease Sweep Lease (each, a “Lease Sweep Tenant Party”), any proceedings under insolvency law by or against a Lease Sweep Tenant Party (a “Lease Sweep Tenant Party Insolvency Proceeding”).

A Lease Sweep Period ends upon the first to occur of the following: (i) the entirety of the Lease Sweep Space (or applicable portion thereof) being leased pursuant to one or more Qualified Leases (as defined below) and, in the lender’s commercially reasonable judgment, sufficient funds having been accumulated in the lease sweep reserve account during the continuance of the applicable Lease Sweep Period to cover all anticipated out-of-pocket expenses to unaffiliated third-parties incurred by the borrower in leasing Lease Sweep Space at the 325 North Woodward Property pursuant to Qualified Leases, free rent periods and/or rent abatement periods set forth in such Qualified Leases, together with any shortfalls in required payments hereunder or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (ii) with respect to clause (a) above, the date on which the applicable tenant irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space; (iii) with respect to clause (d) above, the date on which the applicable default has been cured and no other default under such Lease Sweep Lease occurs for a period of three (3) consecutive months following such cure; and (iv) with respect to clause (e) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been dismissed pursuant to a final non-appealable order and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

"Lease Sweep Lease" means any Major Lease (as defined below).

“Major Lease” means any lease (a) which, either individually or when taken together with any other lease with the same tenant or any of its affiliates, demises 15% or more of the net rentable area in the improvements; (b) made with a tenant that is paying base rent in an amount equal to or exceeding 15% of the base rents; or (c) made with an affiliated tenant.

“Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

“Qualified Lease” means (A) the original Lease Sweep Lease, as extended in accordance with (i) the renewal option set forth in such Lease Sweep Lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Lease Sweep Lease approved by the lender, or (B) a replacement lease approved by the lender (i) with a term that extends at least two years beyond loan maturity and/or with an initial term of at least five years, (ii) entered into in accordance with the 325 North Woodward Mortgage Loan documents, and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

Condominium Declaration. The borrower is subject to a Declaration of Covenants, Conditions, Restrictions and Easements governing certain rights and obligations of the borrower and the owners of the residential condominium located on the fourth floor of the building, which is not part of the 325 North Woodward Property. The residential and commercial portions of the 325 North Woodward Property are dependent on each other for structural support, ingress and egress, utilities, etc. for the operation of the 325 North Woodward Property as a whole.

Terrorism Insurance. The 325 North Woodward Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 12 months of business income/loss of rents insurance with an extended period of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
85

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$38,000,000
325 North Old Woodward Avenue	325 North Woodward	Cut-off Date LTV:	62.0%
Birmingham, MI 48009		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	11.5%

indemnity of up to 6 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
86

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
87

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

111 CONGRESS

Floor	Tenant	Area / Expiration
30	Headlands Tech Holdings LLC	4,789 SF 11/2026
29	Enthought	4,789 SF 8/2035
28	Ewell, Brown, Blanke & Knight LLP	4,789 SF 3/2027
27	USA Compression, LP (Subleased to Core Scientific)	7,762 SF 12/2029
26	Vacant	4,660 SF
	Vacant	3,105 SF
25	Guidehouse Inc.	5,108 SF 8/2028
	Fulcrum Capital Holdings, LLC	2,206 SF 4/2030
	Fulcrum Capital Holdings, LLC	322 SF 4/2030
24	USA Compression, LP	11,463 SF 12/2029
23	Bracewell LLP	11,292 SF 3/2029
22	Wells Fargo Bank, N.A.	6,149 SF 1/2030
	Day One Pharmaceuticals	2,151 SF 5/2028
	Brorby, Crozier, & Dobie P.C.	2,869 SF 12/2031
21	Bracewell LLP	11,358 SF 3/2029
	PFM Financial Advisors LLC	4,239 SF 7/2032
20	Fish & Richardson P.C.	15,268 SF 7/2033
19	KPMG LLP	11,015 SF 7/2037
	KPMG LLP	3,674 SF 7/2037
18	Dykema Gossett PLLC	10,891 SF 3/2028
	CIBC Bancorp USA, Inc	2,591 SF 4/2027
	Bayswater Investments, LLC	5,936 SF 9/2034
17	KPMG LLP (Expansion Space)	19,427 SF 7/2037
16	Spencer Fane, LLP	19,317 SF 10/2037
15	Husch Blackwell LLP	14,078 SF 10/2034
	Husch Blackwell LLP	1,299 SF 10/2034
	Vacant	7,383 SF
14	Husch Blackwell LLP	23,481 SF 10/2034
13	Workrise Technologies Inc.	23,479 SF 7/2028
12	Workrise Technologies Inc.	23,481 SF 7/2028
11	Strattam Capital Management, LLC	1,500 SF 9/2031
	Strattam Capital Management, LLC	2,486 SF 9/2031
	Vacant	5,536 SF
	Wells Fargo Bank, N.A.	13,331 SF 1/2030
10	Vacant	7,013 SF
	Peckar & Abramson, P.C.	6,612 SF 4/2027
	Ashtrom Renewable Energy Management LLC	883 SF 2/2028
	Ashtrom Renewable Energy Management LLC	1,590 SF 2/2028
	Vacant	1,206 SF
	Vacant	878 SF
	Vacant	4,744 SF
9	Workrise Technologies Inc. (Subleased to CS Disco)	23,142 SF 7/2028
8	JMI Services fka JMTX LLC	4,463 SF 10/2027
	Baker & Hostetler LLP	12,280 SF 4/2028
	Vacant	2,537 SF
	Starburst Data	3,443 SF 1/2027
7	Austin Convention and Visitors Bureau	14,216 SF 7/2034
	Austin Convention and Visitors Bureau	3,500 SF 7/2034
	Colliers International Austin, LLC	5,322 SF 10/2029
6	Workrise Technologies Inc. (Subleased to CS Disco)	23,108 SF 7/2028
5	RGN-Austin III, LLC	11,888 SF 9/2032
	Vacant	11,166 SF
4	RGN-Austin III, LLC	23,101 SF 9/2032
3	Wells Fargo Bank, N.A.	22,684 SF 1/2030
2	Fitness Center	8,769 SF
1	Wells Fargo Bank, N.A.	4,268 SF 1/2030
	Management Office	1,553 SF
	Maintenance & Security Office	574 SF
P	Fareground – Indoor Space	14,372 SF
	Fareground – Outdoor Space	1,955 SF
	Baylor Scott & White Health	3,985 SF 2/2030
	Baylor Scott & White Health	6,072 SF 2/2030

Building | Vacant | 2026 – 2028 | 2029 – 2030 | 2031 – 2032 | 2033+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
88

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

Georgetown
Leander
Round Rock
Hutto
Cedar Park
Brushy Creek
Pflugerville
Anderson Mill
Jollyville
Wells Branch
Lakeway
Bee Cave
Barton Creek
West Lake Hills
Rollingwood
AUSTIN
Manor
Bear Creek
Garfield
Wyldwood
Shady Hollow
Onion Creek
Far West
WILLIAMSON COUNTY
TRAVIS COUNTY
HAYS COUNTY
BASTROP COUNTY
Arts District
W. 18th St
W. 17th St
W. 16th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
W. 8th St
W. 6th St
W. 5th St
W. 4th St
W. 3rd St
W. 2nd St
W. Cesar Chavez St
Bob Bullock Texas State History Museum
Blanton Museum of Art
MLK Jr. Blvd
Lee and Joe Jamail Texas Swimming Ctr.
University of Texas
School of Nursing
Dell Seton Medical Center at The Univ. of Texas
E. 15th St
Moody Amphitheater
University Medical Ctr. Brackenridge
Waterloo Park
E. 12th St
E. 11th St
E. 10th St
E. 9th St
E. 7th St
E. 6th St
E. 5th St
E. 4th St
E. 3rd St
E. 2nd St
E. Cesar Chavez St
E. 11th St
Austin Community College - Rio Grande Campus
John Reagan State Office Building
State Law Library
The Supreme Court of Texas
Texas State Capitol
TX State Library and Archives
TX Capitol Visitor's Center
Travis County Courthouse
Governor's Mansion
Old Bakery and Emporium
Wooldridge Square Park
AUSTIN
Cirrus Logic
Market District
The Bowie
The Contemporary Austin-Jones Ctr.
Paramount Theatre
The Driskill
One American Center
Red River District
6th Street District
Museum of the Weird
Mexic-Arte Museum
Frost Bank Tower
Brazos Hall
O. Henry Museum
Brush Square
6th St. Mural
Town Lake Metropolitan Park
360 Condominiums
2nd Street District
Ballet Austin
Austin City Limits
W Austin
AMLI on 2nd
Northshore Apts.
Austin City Hall
The People's Gallery @ City Hall
The Austonian
JW Marriott
Google 100 Congress
Downtown Austin
DOWNTOWN
Austin Convention Center
METRORAIL
Palm Park
Shoal Beach at Town Lake
Zach Theater
Riverside Dr
Auditorium Shores
Stevie Ray Vaughan Tribute Statue
Four Seasons Hotel Austin
Butler Park
Dougherty Arts Center
Palmer Events Center
Long Center-Performing Arts
Hyatt Regency Austin
Bat Colony
Barton Springs Rd
111 Congress
111 Congress Avenue and
206 East Cesar Chavez Street
Austin, TX 78701
Austin-American Statesman
Rainey Street Historic Dist.
Sanchez Playground
Texas State Buildings
Colorado River
TRAVIS COUNTY
West Bouldin Creek Park
Bouldin
Texas School for the Deaf
Holly St
Haskell St
Willow St
Spence St
Austin-Bergstrom Intl. Airport 10 miles
S. Lamar Blvd
S. 1st St
S. Congress Ave
S. 5th St
Dawson Rd
Bouldin Ave
Gibson St
Elizabeth St
Rio Grande St
Nueces St
San Antonio St
Guadalupe St
Lavaca St
Colorado St
Congress Ave
Brazos St
San Jacinto Blvd
Trinity St
Neches St
Red River St
Sabine St
San Marcos St
Rainey St
East Ave
Walker St
290
35

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
89

Mortgage Loan No. 7 – 111 Congress

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Austin, TX 78701
Original Balance(1):	$36,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$36,500,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1985/2020
Borrower Sponsor:	Canyon Creek Real Estate			Size:	519,959 SF
Guarantors(2):	Various			Cut-off Date Balance PSF(1):	$263
Mortgage Rate:	7.1350%			Maturity Date Balance PSF(1):	$263
Note Date:	7/29/2026			Property Manager:	Stream Realty Partners-
Maturity Date:	8/11/2031				Austin, L.P.
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$21,451,279
Seasoning:	0 months			UW NCF:	$20,047,390
Prepayment Provisions(3):	YM1(24),DorYM1(32),O(4)			UW NOI Debt Yield(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Balance(1):	$100,000,000			UW NCF DSCR(1):	2.03x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$20,080,999 (3/31/2026 TTM)
Reserves(4)				2nd Most Recent NOI:	$19,572,633 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$17,863,027 (12/31/2024)
RE Taxes:	$377,181	$377,181	NAP	Most Recent Occupancy:	90.1% (4/28/2026)
Insurance:	$23,108	$23,108	NAP	2nd Most Recent Occupancy:	82.7% (6/1/2025)
Replacement Reserve:	$0	$8,666	NAP	3rd Most Recent Occupancy:	79.9% (12/1/2024)
TI/LC Reserve:	$0	$108,452	NAP	Appraised Value (as of)(5):	$203,000,000 (4/7/2026)
Existing TI/LC Reserve:	$9,153,719	$0	NAP	Appraised Value PSF(5):	$390
Rent Concession Reserve:	$2,995,914	$0	NAP	Cut-off Date LTV Ratio(1)(5):	67.2%
Major Tenant Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(5):	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$136,500,000	64.1%	Purchase Price:	$198,000,000	93.0%
Borrower Sponsor Equity:	$76,387,341	35.9%	Upfront Reserves:	$12,549,922	5.9%
			Closing Costs:	$2,337,419	1.1%
Total Sources:	$212,887,341	100.0%	Total Uses:	$212,887,341	100.0%

(1)     The 111 Congress Mortgage Loan (as defined below) is part of the 111 Congress Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $136,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the 111 Congress Whole Loan.

(2)	See “The Borrower and the Borrower Sponsor” below for additional information.
(3)	The 111 Congress Whole Loan may be prepaid in full at borrower’s election after the loan origination date (i.e. no lockout period) with the payment of a yield maintenance premium. The 111 Congress Whole Loan is subject to a defeasance lockout period ending on the earliest to occur of (i) September 11, 2029 and (ii) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. Thereafter, at the borrower’s election, the 111 Congress Whole Loan may be defeased or prepaid together with a yield maintenance premium. Voluntary prepayment in full is permitted without penalty during the three months prior to the maturity date. The assumed defeasance lockout period of 24 payments is based on the anticipated closing of the BANK5 2026-5YR24 securitization trust in August 2026, the actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for additional information.
(5)	The Appraised Value of $203,000,000 as of April 7, 2026 represents a hypothetical market value that assumes the exclusion of the Release Parcel (as defined below) and that the outstanding tenant improvement, leasing commission and free rent obligations as of the date of valuation of approximately $13,565,454 are reserved with the lender at loan origination, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.2% and 67.2%, respectively. The appraiser concluded to an "as-is" Appraised Value of $201,100,000 as of April 7, 2026, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.9% and 67.9%, respectively.

The Mortgage Loan. The seventh largest mortgage loan (the “111 Congress Mortgage Loan”) is part of a whole loan (the “111 Congress Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $136,500,000 and secured by a first priority mortgage encumbering the borrower’s fee interest in a 519,959 SF Class A office building located in Austin, Texas (the “111 Congress Property”). The 111 Congress Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, which have an aggregate original principal balance and Cut-off Date Balance of $36,500,000. The controlling Note A-1 and non-controlling Notes A-2 and A-5 are currently held by Wells Fargo Bank, National Association (“WFB”) and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the 111 Congress Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus. Until the securitization of the controlling Note A-1, the 111 Congress Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 transaction; thereafter, the 111 Congress Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization that includes the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
90

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the 111 Congress Whole Loan:

111 Congress Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$60,000,000	$60,000,000	WFB	Yes
A-2(1)	$30,000,000	$30,000,000	WFB	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR24	No
A-4	$16,500,000	$16,500,000	BANK5 2026-5YR24	No
A-5(1)	$10,000,000	$10,000,000	WFB	No
Whole Loan	$136,500,000	$136,500,000

(1)     Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the 111 Congress Whole Loan is CC One Eleven Congress Owner, LP, is a two-tier single-purpose entity composed of a bankruptcy-remote Delaware limited partnership borrower and with a 0.1% Delaware single member limited liability company with one independent director as its general partner. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 111 Congress Whole Loan. The borrower sponsor is Canyon Creek Real Estate and the non-recourse carveout guarantors are John Mawuli Holt, Benjamin Pike Stephens, Justin Wade Prachyl and Canyon Creek Invitation Fund I, LP.

John Mawuli Holt, Benjamin Pike Stephens, and Justin Wade Prachyl are partners at Canyon Creek Real Estate, a Fort Worth, Texas-based real estate investment firm that acquires and repositions office assets across Texas and the Sunbelt with over 60 years of combined commercial real estate experience and more than $1.0 billion of transactions. The firm is led by John Holt, Ben Stephens, Justin Prachyl and Ron Welborn, who previously served in senior roles at BridgeCap Partners, a Fort Worth–based private equity real estate firm specializing in opportunistic and distressed investments, and Woodside Capital Partners.

The Property. The 111 Congress Property is a 519,959 SF, 30-story, Class A office tower situated on a 2.97-acre parcel in the central business district of downtown Austin, Texas, at 111 Congress Avenue and 206 East Cesar Chavez Street. Built in 1985 and extensively renovated in 2020, the 111 Congress Property is located at the intersection of Congress Avenue and Cesar Chavez Street and offers panoramic views of downtown Austin, the Texas State Capitol, Lady Bird Lake and the Texas Hill Country. The 111 Congress Property includes a connected parking garage with tunnel access containing 861 parking spaces (a parking ratio of approximately 1.66 spaces per 1,000 SF). Amenities at the 111 Congress Property include a modern lobby and plaza, a state-of-the-art fitness center, a tenant conference center, structured parking, outdoor patio and green space, and on-site food and beverage offerings anchored by the Fareground food hall and the Ellis cocktail bar. As of April 28, 2026, the 111 Congress Property was 90.1% leased to 36 unique tenants, with a weighted-average remaining lease term of approximately 4.9 years. Cousins Properties, the previous owner, invested approximately $41.0 million (approximately $79.0 PSF) in capital improvements since 2016.

Major Tenants.

Workrise Technologies Inc. (93,210 SF; 17.9% of NRA; 22.7% of UW Rent). Workrise Technologies, Inc. (d/b/a RigUp) (“RigUp”) is a privately held, technology-enabled workforce and vendor management company headquartered in Austin, Texas that provides a source-to-pay platform serving the energy industry. Founded in 2014, RigUp occupies four suites at the 111 Congress Property, which serves as its headquarters, and has subleased Suites 600 and 900 (46,250 SF) to CS Disco, Inc. (NYSE: LAW), an Austin-based legal technology company. RigUp has a lease expiration of July 31, 2028 and one, five-year renewal option remaining.

Wells Fargo Bank, N.A. (Moody’s/Fitch/S&P: A1/A+/BBB+; 46,432 SF; 8.9% of NRA; 10.3% of UW Rent). Wells Fargo Bank, National Association (“Wells Fargo Bank, N.A.”) is a national banking association and the principal banking subsidiary of Wells Fargo & Company (NYSE: WFC), a diversified financial services company. Wells Fargo Bank, N.A. has a lease expiration of January 31, 2030 and one, seven-year renewal option and one, five-year renewal option remaining.

Husch Blackwell LLP (38,858 SF; 7.5% of NRA; 8.5% of UW Rent). Husch Blackwell LLP is an AmLaw 100 national law firm with an industry-focused practice serving clients across sectors including technology, healthcare, energy and financial services. Husch Blackwell LLP has a lease expiration of October 31, 2034 and one, ten-year renewal option remaining. Husch Blackwell LLP has termination options on October 31, 2028, and October 31, 2031, with 12 months' prior notice required for each option.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
91

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

The following table presents certain information relating to the major tenants at the 111 Congress Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term Option (Y/N)
Major Tenants
Workrise Technologies Inc.(3)	NR/NR/NR	93,210	17.9%	$4,527,266	22.7%	$48.57	7/31/2028	1 x 5 yr	N
Wells Fargo Bank, N.A.	A1/A+/BBB+	46,432	8.9%	$2,056,009	10.3%	$44.28	1/31/2030	Various(4)	N
Husch Blackwell LLP	NR/NR/NR	38,858	7.5%	$1,690,323	8.5%	$43.50	10/31/2034	1 x 10 yr	Y(5)
RGN-Austin III, LLC (Regus)	NR/NR/NR	34,989	6.7%	$1,602,846	8.0%	$45.81	9/30/2032	2 x 5 yr	N
KPMG LLP	NR/NR/NR	34,116	6.6%	$1,364,640	6.8%	$40.00	7/31/2037	2 x 5 yr	Y(6)
Major Tenants Subtotal / Wtd. Avg.		247,605	47.6%	$11,241,084	56.3%	$45.40

Other Tenants(7)		220,702	42.4%	$8,716,274	43.7%	$39.49
Occupied Subtotal / Wtd. Avg.		468,307	90.1%	$19,957,359	100.0%	$42.62

Vacant		51,652	9.9%
Total / Wtd. Avg.		519,959	100.0%

(1)	Based on the underwritten rent roll dated April 28, 2026. Annual UW Rent is inclusive of contractual rent steps totaling $440,033 taken through June 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Workrise Technologies Inc. occupies 93,210 SF across four suites at the 111 Congress Property and has subleased 46,250 SF (Suites 600 and 900) to CS Disco, Inc. The Workrise Technologies Inc. lease and the CS Disco, Inc. sublease are coterminous.
(4)	Wells Fargo Bank, N.A. has one, seven-year renewal option and one, five-year renewal option remaining.
(5)	Husch Blackwell LLP has termination options effective (i) October 31, 2028, with respect to either its entire 38,858 SF leased space or solely its 15th floor leased space comprising 15,377 SF and (ii) October 31, 2031, with respect to its entire 38,858 SF of leased space, with 12 months' prior notice required for each option.
(6)	KPMG LLP has (i) a one-time contraction option effective July 31, 2031, with respect to a portion consisting of 20% of its leased space with written notice on or prior to July 31, 2030 and (ii) a termination option effective July 31, 2033, with respect to its entire 34,116 SF of leased space, with 12 months’ prior notice.
(7)	Other Tenants includes certain indoor and outdoor amenity space and the management, maintenance and security offices.

The following table presents certain information relating to the lease rollover schedule at the 111 Congress Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(1)	Approx. % of Total UW Rent Rolling(1)	Approx. Cumulative % of Total UW Rent Rolling(1)	UW Rent PSF Rolling(1)
MTM/2026	7	32,039	6.2%	6.2%	$220,202	1.1%	1.1%	$6.87
2027	6	21,898	4.2%	10.4%	$987,666	4.9%	6.1%	$45.10
2028	7	126,113	24.3%	34.6%	$6,018,002	30.2%	36.2%	$47.72
2029	4	47,197	9.1%	43.7%	$2,095,432	10.5%	46.7%	$44.40
2030	4	58,977	11.3%	55.0%	$2,603,303	13.0%	59.8%	$44.14
2031	3	6,855	1.3%	56.4%	$315,912	1.6%	61.3%	$46.08
2032	3	39,228	7.5%	63.9%	$1,790,560	9.0%	70.3%	$45.64
2033	1	15,268	2.9%	66.8%	$730,317	3.7%	74.0%	$47.83
2034	3	62,510	12.0%	78.9%	$2,750,321	13.8%	87.7%	$44.00
2035	1	4,789	0.9%	79.8%	$221,395	1.1%	88.9%	$46.23
2036	0	0	0.0%	79.8%	$0	0.0%	88.9%	$0.00
2037 & Thereafter	2	53,433	10.3%	90.1%	$2,224,247	11.1%	100.0%	$41.63
Vacant	0	51,652	9.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	41	519,959	100.0%		$19,957,359	100.0%		$42.62(2)

(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
92

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

The Market. The 111 Congress Property is located in the central business district of Austin, Texas, within the Austin-Round Rock-San Marcos, TX metropolitan statistical area. The 111 Congress Property occupies a prominent, highly walkable corner at the intersection of Congress Avenue and Cesar Chavez Street, within walking distance of more than 60 restaurants and retailers along the 2nd Street corridor, multiple luxury hotels (including the Four Seasons), and Lady Bird Lake and the Hike & Bike Trail. Primary access to the neighborhood is provided by Interstate 35 and the MoPac Expressway (Loop 1), two major north-south corridors that facilitate regional connectivity throughout the Austin metropolitan area. The 111 Congress Property benefits from close proximity to Austin-Bergstrom International Airport, located approximately nine miles away. The 111 Congress Property benefits from its proximity to several key demand generators within and surrounding downtown Austin, including the Central Business District, the Texas State Capitol, Austin City Hall, and The University of Texas at Austin. Major employers in the area include University of Texas at Austin, H-E-B, Dell Technologies Inc., Tesla, Ascension Seton and St. David’s Healthcare.

According to the appraisal, the 111 Congress Property is located within the CBD submarket of the Austin office market. As of the first quarter of 2026, the appraiser reported a CBD submarket vacancy rate of approximately 20.5% and a metropolitan Austin vacancy rate of approximately 15.9%. The asking rent and inventory for the CBD submarket, according to the appraisal, are $60.34 and 25,195,986 SF respectively. The appraiser concluded to a market rent of $44.00 PSF for the 111 Congress Property, which has maintained an average occupancy of approximately 88% since 2000 per a third party market research report.

According to the appraisal, the 2024 population within a three-, five- and seven-mile radius of the 111 Congress Property was 188,299, 355,597 and 559,952, respectively. The median household income within the same radii, as of 2024, was $90,506, $88,189 and $84,891, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 111 Congress Property:

Market Rent Summary
Market Rent (PSF)	$44.00
Lease Term (Years)	6.5
Lease Type	Net
Escalations (Annual)	3.00% / Yr
Tenant Improvements (New/Renewal)	$65.00 / $35.00
Leasing Commissions (New/Renewal)	6.0% / 6.0%
Free Rent (Months)	+6

Source: Appraisal

The following table presents certain information relating to comparable office leases for the 111 Congress Property:

Comparable Office Leases(1)
Property Name / Address	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
111 Congress 111 Congress Avenue and 206 East Cesar Chavez Street Austin, TX	1985 / 2020	519,959(2)	Workrise Technologies Inc.(2)	93,210(2)	Various	Various	$48.57(2)	NNN(2)
6th and Congress 515 Congress Avenue Austin, TX	1974 / 2024	257,464	Tracker Technologies	19,762	Mar-26	5.6	$46.00	NNN
Procore Tower 221 W. 6th Street Austin, TX	1974 / 2024	389,503	Procore Technologies	130,010	Dec-25	12.1	$39.00	NNN
301 Congress 301 Congress Avenue Austin, TX	1985 / 2016	432,663	Hive Managed Hosting	10,406	May-25	5.5	$44.00	NNN
303 Colorado Street 303 Colorado Street Austin, TX	2015 / NAP	373,334	Adelanto Healthcare	4,030	May-25	5.1	$40.00	NNN

(1)	Source: Appraisal. Certain fields reflect estimates and may be subject to adjustment.
(2)	Based on the underwritten rent roll dated April 28, 2026. Workrise Technologies Inc. occupies 93,210 SF across four suites at the 111 Congress Property and has subleased 46,250 SF (Suites 600 and 900) to CS Disco, Inc. The Workrise Technologies Inc. lease and the CS Disco, Inc. sublease each expire on July 31, 2028.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
93

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

The following table presents certain information relating to comparable sales for the 111 Congress Property:

Comparable Sales(1)
Property Name / Address	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
111 Congress 111 Congress Avenue and 206 East Cesar Chavez Street Austin, TX	1985 / 2020	519,959(2)	90.1%(2)	Mar-26	$198,000,000	$380.80	8.50%
Cielo Center 1250 S. Capital of Texas Highway Austin, TX	1984 / 2026	270,711	88.0%	Nov-25	$36,500,000	$134.83	11.65%
801 Barton Springs 801 Barton Springs Road Austin, TX	2018 / 2026	89,574	54.0%	Aug-25	$34,500,000	$385.16	7.30%
Block 185 / Sail Tower 601 West 2nd Street Austin, TX	2022 / NAP	803,835	100.0%	Dec-24	$521,800,000	$649.14	6.50%
Barton Oaks Plaza II & III 901 South MoPac Expressway Austin, TX	1998 / NAP	237,455	88.0%	Feb-24	$60,000,000	$252.68	10.04%
Intel Office Campus 1300 South MoPac Expressway Austin, TX	1995 / NAP	438,546	100.0%	Jul-23	$110,939,471	$252.97	7.65%
Heartland Plaza 1717 West 6th Street Austin, TX	1985 / 2004	171,785	91.0%	Feb-23	$83,000,000	$483.16	7.68%

(1)	Source: Appraisal. Certain fields reflect estimates and may be subject to adjustment.
(2)	Based on the underwritten rent roll dated April 28, 2026.

Appraisal. According to the appraisal, as of April 7, 2026, the 111 Congress Property had a “Hypothetical Market Value – Excluding Release Area and As-If Funded“ value of $203,000,000 that assumes the exclusion of the Release Parcel and that the outstanding tenant improvement, leasing commission and free rent obligations of approximately $13,565,454 are reserved with the lender, resulting in a Cut-off Date LTV and Maturity Date LTV of 67.2% and 67.2%, respectively. The appraiser concluded to "as-is" Appraised Value is $201,100,000 as of April 7, 2026, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.9% and 67.9%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated April 17, 2026, there was no evidence of any recognized environmental conditions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
94

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 111 Congress Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent	$15,871,990	$16,284,342	$17,534,221	$17,811,115	$19,957,359	$38.38
Vacant Income	$0	$0	$0	$0	$2,272,688	$4.37
Straight Line Rent	$0	$0	$0	$0	$108,381	$0.21
Gross Potential Rent(1)	$15,871,990	$16,284,342	$17,534,221	$17,811,115	$22,338,428	$42.96
(Vacancy/Credit Loss)	$0	$0	$0	$0	($2,272,688)	($4.37)
Expense Reimbursements	$9,957,476	$9,865,950	$10,047,928	$10,107,558	$10,705,949	$20.59
Net Rental Income	$25,829,466	$26,150,291	$27,582,149	$27,918,673	$30,771,688	$59.18
Parking Income	$2,926,093	$3,097,656	$3,275,386	$3,318,067	$3,318,067	$6.38
Other Income	$19,985	$5,856	$15,651	$14,388	$14,388	$0.03
Effective Gross Income	$28,775,544	$29,253,804	$30,873,185	$31,251,128	$34,104,143	$65.59

Real Estate Taxes	$5,267,035	$5,085,075	$4,675,990	$4,542,612	$4,310,642	$8.29
Insurance	$144,266	$143,888	$150,267	$145,679	$277,301	$0.53
Management Fee	$0	$0	$0	$0	$1,534,686	$2.95
Other Operating Expenses	$6,175,704	$6,161,814	$6,474,296	$6,481,838	$6,530,234	$12.56
Total Expenses	$11,587,004	$11,390,777	$11,300,553	$11,170,129	$12,652,864	$24.33

Net Operating Income	$17,188,540	$17,863,027	$19,572,633	$20,080,999	$21,451,279	$41.26
Replacement Reserves	$0	$0	$0	$0	$103,992	$0.20
TI/LC	$0	$0	$0	$0	$1,299,898	$2.50
Non-Recurring Other Operating Expenses	$1,910,452	$1,451,623	$412,398	$146,942	$0	$0.00
Net Cash Flow	$15,278,088	$16,411,403	$19,160,235	$19,934,058	$20,047,390	$38.56

Occupancy (%)(2)	79.9%	79.9%	82.7%	90.1%	89.8%
NOI DSCR(3)	1.74x	1.81x	1.98x	2.03x	2.17x
NCF DSCR(3)	1.55x	1.66x	1.94x	2.02x	2.03x
NOI Debt Yield(3)	12.6%	13.1%	14.3%	14.7%	15.7%
NCF Debt Yield(3)	11.2%	12.0%	14.0%	14.6%	14.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 28, 2026, inclusive of (i) contractual rent steps totaling $440,033 taken through June 2027 and (ii) straight-line rent of $108,381 for two investment-grade tenants: Baylor Scott & White Health ($15,425), and Wells Fargo Bank, N.A. ($92,956), recognized through the earlier of the maturity date of the 111 Congress Whole Loan or each tenant's lease early termination date.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. Occupancies for 2023, 2024, 2025, and 3/31/2026 TTM are as of 12/1/2023, 12/1/2024, 6/1/2025 and 4/28/2026, respectively.
(3)	Based on the 111 Congress Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 111 Congress Whole Loan documents require upfront deposit of $377,181, ongoing monthly reserves of amount equal to 1/12th of the annual estimated taxes (initially estimated monthly tax deposit was $377,181).

Insurance – The 111 Congress Whole Loan documents require an upfront deposit of $23,108 and ongoing monthly reserves of amount equal to 1/12th of the insurance premiums (initially estimated to be $23,108); provided that such monthly deposits are not required so long as the 111 Congress Property is insured under an acceptable blanket policy, no event of default is continuing, and the borrower provides evidence of renewal and timely payment of premiums.

Replacement Reserve – The 111 Congress Whole Loan documents require ongoing monthly reserves of $8,666 for replacements (equal to $0.20 PSF per annum).

TI/LC Reserve – The 111 Congress Whole Loan documents require ongoing monthly reserves of $108,452 for tenant improvements and leasing commissions (equal to $2.50 PSF per annum).

Existing TI/LC Reserve – The 111 Congress Whole Loan documents require an upfront reserve of $9,153,719 for outstanding tenant improvement and leasing commission obligations (including obligations relating to KPMG, Spencer Fane, Bayswater, Strattam Capital and Colliers).

Rent Concession Reserve – The 111 Congress Whole Loan documents require an upfront reserve of $2,995,914 for future rent credits or abatements under existing Leases.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
95

Office – CBD	Loan #7	Cut-off Date Balance:	$36,500,000
111 Congress Avenue and 206 East	111 Congress	Cut-off Date LTV:	67.2%
Cesar Chavez Street		UW NCF DSCR:	2.03x
Austin, TX 78701		UW NOI Debt Yield:	15.7%

Major Tenant Reserve – During any Cash Trap Event Period (as defined below) triggered solely by a Major Tenant Event Period (as defined below), the 111 Congress Whole Loan documents requires all excess cash flow to be deposited into a springing reserve until the reserve balance reaches the Major Tenant Sweep Cap (as defined below). In lieu of funding the reserve through excess cash flow, the borrower may satisfy this requirement by delivering cash and/or a qualifying letter of credit in an amount equal to the Major Tenant Sweep Cap.

Lockbox and Cash Management. The 111 Congress Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into a lender-controlled lockbox account, and the borrower or property manager is required to deposit any rents otherwise received into such lockbox account within one business day of receipt. Prior to the commencement of a Cash Trap Event Period, all funds in the lockbox account are disbursed to the borrower. During the continuance of a Cash Trap Event Period, funds on deposit in the lockbox account are swept on each business day into a lender-controlled cash management account and applied in accordance with the cash flow waterfall set forth in the 111 Congress Whole Loan documents, with any excess cash flow held by the lender as additional collateral for the 111 Congress Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio falling below 1.45x for a quarter; or
(iii)	subject to borrower’s making a Major Tenant Avoidance Deposit (as defined below), the occurrence of a Major Tenant Event Period.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters; and
(iii)	with regard to clause (iii) above, upon the applicable Major Tenant Event Period Cure.

A “Major Tenant” means each of Workrise Technologies Inc. and any replacement tenant that enters into a lease for 50.0% or more of the Major Tenant space in accordance with the terms of the 111 Congress Whole Loan documents but expressly excluding any tenant under a direct lease that is the result of a Major Tenant Direct Lease Event (as defined below).

A “Major Tenant Avoidance Deposit” means the borrower’s depositing with the lender cash or a letter of credit in an amount equal to the Major Tenant Sweep Cap (as defined below).

A “Major Tenant Event Period” means (i) any Major Tenant (as defined below) fails to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease; or (ii) except with respect to the 12th floor, any Major Tenant “goes dark,” vacates or otherwise fails to continuously occupy its entire Major Tenant space or fails to be open for business at the 111 Congress Property during customary hours, or gives notice of its intent to commence any of the foregoing; or (iii) any Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws; or (iv) any Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A “Major Tenant Event Period Cure” means (i) the lender has received evidence in form and substance reasonably satisfactory to the lender that the applicable Major Tenant has extended the term of its lease; or (ii) the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant space and is open during customary hours for a period of two consecutive calendar quarters; or (iii) the bankruptcy proceeding or other proceeding under creditors rights laws has been vacated, discharged, dismissed with prejudice or otherwise terminated in a manner reasonably satisfactory to the lender; or (iv) Major Tenant revokes any notification of any termination, cancellation or surrender of such Major Tenant’s lease and delivers to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender; or (v) the occurrence of a Major Tenant Re-Tenanting Event (as defined below).

A “Major Tenant Direct Lease Event” means that the subtenant commonly known as CS Disco, Inc. has entered into a direct lease with the borrower, on market terms not reasonably objectionable to the lender, for any or all of the spaces at the 111 Congress Property currently and commonly known as Suite 600 and Suite 900.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that substantially all of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease having a term of at least three years, that each such tenant is in occupancy of its leased premises, is open for business therein and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay the same has been deposited on reserve with the lender), such evidence to include a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant Sweep Cap” means (i) initially, an amount equal to $11,250,000 and (ii) following the occurrence of a Major Tenant Direct Lease Event or a Major Tenant Re-Tenanting Event, an amount equal to the difference of (x) $11,250,000 and (y) $120.70 per rentable SF of the Major Tenant space subject to such event.

Partial Release. The borrower is permitted to obtain the release of a 15,000 SF portion of the 111 Congress Property (the “Release Parcel”), currently a non-income-producing surface parking area, for no consideration other than payment of the lender’s related transaction costs in connection with a transfer of the Release Parcel to a borrower affiliate or third party subject to certain conditions, including that no event of default has occurred or is continuing, and satisfaction of customary REMIC requirements. The value of the Release Parcel was excluded from the appraised value of the 111 Congress Property. Anti-poaching provisions are included in the 111 Congress Whole Loan documents.

Terrorism Insurance. The 111 Congress Whole Loan documents require that the borrower maintain an “all risk” property insurance policy in an amount equal to the full replacement cost of 111 Congress Property, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
96

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
97

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
98

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

10 West End
1601 Utica Avenue South
St. Louis Park, MN 55416
Robbinsdale
Crystal Lake
Victory
Mississippi River
Crystal
Bottineau Blvd
Noble Ave
Penn Ave
Fremont Ave
Lyndale Ave
N. Lowry Ave
North Memorial Health Hospital
Hawthorne
Capri Theater
Golden Valley Rd
Regency Hospital
Theodore Wirth Golf Course
N. Plymouth Ave
Near North
General Mills Research Center
Plymouth
The Club at Golden Valley
Amazon Distribution Center
Olson Memorial Hwy
Olson Mem. Hwy
METRO
Target Field
Golden Valley
Brookview Golf Course
Glenwood Ave
International Market Square
General Mills World HQ
Wells Fargo Corp. Office
Dunwoody College of Technology
Theodore Wirth Reg. Park
Golden Hills Office Center
Bryn Mawr
Downtown Minneapolis
Minneapolis Conv. Ctr.
The Shops at West End
Westwood Park
Park Place Plaza
Lowry Hill
Minneapolis Golf Club
Cedar Lake
Minnetonka
Westwood Shopping Ctr.
Cedar Lake Rd
Hennepin Ave
Uptown
Lake of the Isles
St. Louis Park
HENNEPIN COUNTY
Greenway Lakes Commons
MINNEAPOLIS
Minnetonka Blvd
Cedar Commons
Calhoun Square
Karmel Square
Dakota Ave
Pavek Museum of Electronic Communication
The Bakken Museum
Bde Maka Ska
Lyndale
The Shoppes at Knollwood
Knollwood Village
Oak Ridge Country Club
Louisiana Ave
The National Theatre for Children
Minnikahda Country Club
W. 36th St
'Celebration of Peace' Sculpture
Bridgewater Bank Corp. Office
LAKEWOOD CEMETERY
Methodist Hospital
Hopkins
Miracle Mile Shopping Ctr.
Fulton
Nicollet Ave
Excelsior Blvd
Meadowbrook Golf Club
Lake Harriet
UNFI Central Region Office
W. 46th St
UNFI Grocery Distribution Center
Interlachen Country Club
Edina
France Ave
Xerxes Ave
Interlachen Blvd
W. 50th St
Edina Country Club
Minnehaha Parkway
9
101
100
52
94
55
12
394
169
5
7
3
MINNEAPOLIS
ST. PAUL
Forest Lake
Anoka
Coon Rapids
Blaine
Brooklyn Park
Maple Grove
Plymouth
Minnetonka
Edina
Richfield
Bloomington
Eagan
Burnsville
Apple Valley
Lakeville
Farmington
Woodbury
Stillwater
Hastings
Shakopee
Chaska
Chanhassen
Eden Prairie
Savage
Prior Lake
Jordan
Rosemount
Cottage Grove
Inver Grove Heights
Mendota Heights
Roseville
Shoreview
Maplewood
Wayzata
Hugo
Dayton
Rogers
Champlin
Fridley
Golden Valley
Cologne
Medina
Mahtomedi
Oakdale

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
99

Mortgage Loan No. 8 – 10 West End

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	St. Louis Park, MN 55416
Original Balance(1):	$36,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$36,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019/NAP
Borrower Sponsor:	BOF III Platform JV, LLC			Size:	343,896 SF
Guarantor:	BOF III Platform JV, LLC			Cut-off Date Balance Per SF(1):	$227
Mortgage Rate:	6.7500%			Maturity Date Balance Per SF(1):	$227
Note Date:	6/12/2026			Property Manager:	Bridge Commercial Real Estate -
Maturity Date:	7/1/2031				Minnesota, LLC
Term to Maturity:	60 months				(borrower-affiliated)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$10,350,392
Seasoning:	1 month			UW NCF:	$9,893,823
Prepayment Provisions:	YM1(53),O(7)			UW NOI Debt Yield(1):	13.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	12.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	13.3%
Additional Debt Balance(1):	$42,000,000			UW NCF DSCR(1):	1.85x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$9,422,159 (3/31/2026 TTM)
				2nd Most Recent NOI(3):	$9,174,035 (12/31/2025)
				3rd Most Recent NOI(3):	$7,495,129 (12/31/2024)
Reserves(2)				Most Recent Occupancy:	96.3% (5/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.5% (12/31/2025)
RE Taxes:	$1,140,594	$285,148	NAP	3rd Most Recent Occupancy:	91.2% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$136,000,000 (5/14/2026)
Replacement Reserve:	$0	$5,732	NAP	Appraised Value Per SF:	$395
TI/LC Reserve:	$3,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	57.4%
Rent Concession Reserve:	$210,924	$0	NAP	Maturity Date LTV Ratio(1):	57.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$78,000,000	100.0%	Loan Payoff:	$65,682,302	84.2%
			Return of Equity:	$6,828,390	8.8%
			Upfront Reserves:	$4,351,518	5.6%
			Closing Costs:	$1,137,790	1.5%
Total Sources:	$78,000,000	100.0%	Total Uses:	$78,000,000	100.0%

(1)	The 10 West End Mortgage Loan (as defined below) is part of the 10 West End Whole Loan (as defined below), with an aggregate original principal balance of $78,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 10 West End Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	The increase in 2023 Net Operating Income to UW Net Operating Income is attributable to increased triple-net leasing at the 10 West End Property.

The Mortgage Loan. The eighth largest mortgage loan (the “10 West End Mortgage Loan”) is part of a whole loan (the “10 West End Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $78,000,000. The 10 West End Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 343,896 SF office property located in St. Louis Park, Minnesota (the “10 West End Property”). The 10 West End Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $36,000,000. The 10 West End Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the 10 West End Whole Loan.

10 West End Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	BANK5 2026-5YR23	Yes
A-2	$36,000,000	$36,000,000	BANK5 2026-5YR24	No
Whole Loan	$78,000,000	$78,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
100

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The Borrower and the Borrower Sponsor. The borrower for the 10 West End Whole Loan is BOF III MN 10 West End LLC, a Delaware limited liability company. The non-recourse carveout guarantor and sponsor for the 10 West End Whole Loan is BOF III Platform JV, LLC, which is a joint venture between Grosvenor Investments North America, LLC (“Grosvenor”) and Bridge Investment Group Holdings, LLC (“Bridge”).

Grosvenor is an alternative asset management firm. Grosvenor provides services in private equity, infrastructure, real estate, credit, and absolute return strategies. Founded in Chicago in 1971, Grosvenor has over 50 years of experience, with employees around the world, including New York, Toronto, Chicago, London, Frankfurt, Hong Kong, Seoul, and Tokyo. Bridge is a real estate investment and property management firm that was founded in 2009. Bridge is led by a group of experienced leaders, and has over 300 employees. In 2025, Bridge was acquired by Apollo Global Management.

The Property. The 10 West End Property is an 11-story, 343,896 SF Class A office building situated on a 3.54 acre site in St. Louis Park, Minnesota. Built in 2019, the 10 West End Property offers amenities to tenants including a fitness center, conference and training facilities, free WiFi, a sky deck, bike room, electric vehicle charging, and a seven-story parking garage which contains 1,292 parking spaces, resulting in a parking ratio of approximately 3.76 spaces per 1,000 SF.

The borrower acquired the 10 West End Property in November 2022 for approximately $118.5 million. Since acquisition, the borrower sponsor has invested approximately $2.8 million in capital improvements and an additional $12.2 million in tenanting costs at the 10 West End Property, resulting in a total cost basis of approximately $133.5 million. At acquisition, the 10 West End Property was approximately 73% occupied, Since acquisition, the borrower sponsor has executed nine new leases for approximately 95,000 SF and 32.1% of underwritten base rent. As of May 1, 2026, the 10 West End Property was 96.3% leased to 23 tenants with a weighted average lease term remaining of approximately 5.6 years. The 10 West End Property rent roll is granular, with the top five tenants at the 10 West End Property accounting for 58.1% of SF and 59.6% of underwritten base rent, with no other tenant accounting for over 7.1% of SF or 7.2% of underwritten base rent. The tenancy at the 10 West End Property is diverse, with tenants operating in various industries such as consulting, investment management, hospitality, real estate, agriculture, professional staffing, and brokerage services.

Major Tenants.

HDR Engineering (61,128 SF, 17.8% of NRA, 18.1% of UW Rent). HDR Engineering is a private consulting firm that specializes in architecture, engineering, environmental, and construction services. Founded in Nebraska in 1917, HDR Engineering currently has over 14,000 employees in over 200 offices around the world. HDR Engineering has been a tenant at the 10 West End Property since February 2021, and expanded its space at the 10 West End Property in August 2023 (7,455 SF) and June 2026 (6,141 SF). HDR Engineering has a lease end date of December 31, 2028 with two, five-year renewal options remaining and no termination options. HDR Engineering’s current annual contract rent is $31.05 PSF, and it has an annual underwritten base rent of $31.63 PSF.

Kemps, LLC (34,853 SF, 10.1% of NRA, 11.8% of UW Rent). Founded in 1914, Kemps, LLC is an American dairy company which produces a variety of dairy products primarily in the midwestern portion of the United States. In 2011, Kemps, LLC was acquired by Dairy Farmers of America, one of the largest dairy companies in the country. Kemps, LLC has been a tenant at the 10 West End Property since October 2023, when the firm established its space at the 10 West End Property as its new global headquarters. Kemps, LLC expanded its space an additional 10,165 SF in February 2026. Kemps, LLC has a lease end date of December 31, 2036, approximately 5.5 years after the maturity of the 10 West End Whole Loan, with two, five-year renewal options remaining and no termination options. Kemps, LLC has a monthly rent abatement of approximately $35,154 from August 2026 through January 2027, which was reserved for at origination. Kemps, LLC’s current annual contract rent is $35.48 PSF, and it has an annual underwritten base rent of $36.17 PSF.

Radisson Hospitality Inc. (34,697 SF, 10.1% of NRA, 9.9% of UW Rent). Radisson Hospitality Inc. is an international hospitality firm which operates in Europe, the Middle East, Africa, and the Asia-Pacific regions. In 2022, Radisson Hospitality Inc. sold its United States operations to Choice Hotels International, Inc. Radisson Hospitality Inc. fully subleases its space to HMA Group Holdings, LLC (“HMA”) related to the corporate sale and merger. The sublease began in 2024 and is coterminous with the Radisson Hospitality Inc. lease, which has a lease expiration date of October 31, 2032, with two, five-year renewal options and no termination options. The current sublease rent is $30.00 PSF, which is in line with the direct Radisson lease which has an UW rent of $30.50 PSF. HMA is a hospitality company which owns and operates national hotel brands such as InterContinental Hotels Group, Marriott, Hilton, Hyatt and Choice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
101

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The following table presents a summary regarding the major tenants at the 10 West End Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent		% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
HDR Engineering	NR/NR/NR	61,128	17.8%	$1,933,446		18.1%	$31.63	12/31/2028	2 x 5 yr	N
Kemps, LLC	NR/Baa1/BBB+	34,853	10.1%	$1,260,484	(3)	11.8%	$36.17	12/31/2036	2 x 5 yr	N
Radisson Hospitality Inc	NR/Baa3/BBB-	34,697	10.1%	$1,058,259		9.9%	$30.50	10/31/2032	2 x 5 yr	N
Two Harbors Investment Corp	NR/NR/NR	34,640	10.1%	$1,039,200		9.7%	$30.00	4/30/2033	2 x 5 yr	Y	(4)
AB Carval Investors LP	NR/NR/NR	34,622	10.1%	$1,073,282		10.0%	$31.00	12/31/2031	2 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		199,940	58.1%	$6,364,671		59.6%	$31.83

Other Tenants		131,306	38.2%	$4,317,638		40.4%	$32.88
Occupied Subtotal/Wtd. Avg.		331,246	96.3%	$10,682,308		100.0%	$32.25

Vacant Space		12,650	3.7%
Total/Wtd. Avg.		343,896	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Kemps, LLC has a monthly rent abatement of approximately $35,154 from August 2026 through January 2027, which was reserved for at origination.
(4)	Two Harbors Investment Corp has the right to terminate its lease effective June 30, 2029 by providing written notice to the landlord no later than June 30, 2028 and paying a termination fee equal to the amount of (i) base rent for the entire premises which would be payable for the two month period immediately following the termination date, (ii) the estimated annualized amount of expenses which would be payable for the two month period immediately following the termination date, and (iii) the remaining transaction costs from the period between the termination date and March 31, 2033, which will amortize on a straight-line basis at an interest rate of 8.0%.

The following table presents certain information relating to the lease rollover at the 10 West End Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	14,283	4.2%	4.2%	$396,353	3.7%	3.7%	$27.75
2028	2	68,571	19.9%	24.1%	$2,141,850	20.1%	23.8%	$31.24
2029	6	20,599	6.0%	30.1%	$727,362	6.8%	30.6%	$35.31
2030	4	15,519	4.5%	34.6%	$588,144	5.5%	36.1%	$37.90
2031	1	34,622	10.1%	44.7%	$1,073,282	10.0%	46.1%	$31.00
2032	1	34,697	10.1%	54.8%	$1,058,259	9.9%	56.0%	$30.50
2033	5	79,610	23.1%	77.9%	$2,496,206	23.4%	79.4%	$31.36
2034	1	24,372	7.1%	85.0%	$767,718	7.2%	86.6%	$31.50
2035	0	0	0.0%	85.0%	$0	0.0%	86.6%	$0.00
2036	2	38,973	11.3%	96.3%	$1,433,134	13.4%	100.0%	$36.77
2037 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	12,650	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	23	343,896	100.0%		$10,682,308	100.0%		$32.25

(1)	Information obtained from the underwritten rent roll dated May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The 10 West End Property is located in St. Louis Park, Minnesota within Hennepin County. The 10 West End Property is located within the West End mixed-use development, which includes retail, multifamily, and office space approximately four miles west of downtown Minneapolis. The 10 West End Property is located within walking distance of restaurants, retail shops, hotels, grocery stores, and apartments. Bridge, one of the members of the borrower sponsor and non-recourse carveout guarantor, owns two office properties within approximately one and four miles of the 10 West End Property.

The 10 West End Property is located in the I-394 Corridor submarket of the Minneapolis office market. According to the appraisal, the I-394 Corridor office submarket had a total inventory of 29,651,184 SF, a vacancy rate of 10.4%, and average asking gross rents of $28.69 PSF in 2025. According to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
102

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

appraisal, the Minneapolis office market had an inventory of 205,875,465 SF, a vacancy rate of 11.9%, and average asking gross rents of $23.29 PSF in 2025. According to the appraisal, the 2025 average population within a one-, three-, and five-mile radius of the 10 West End Property was 9,835, 121,800, and 432,142, respectively. According to the appraisal, the 2025 median household income within the same radii of the 10 West End Property was $106,068, $93,032, and $85,726, respectively.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 10 West End Property:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
10 West End (Subject Property)(1) 1601 Utica Avenue South St. Louis Park, MN	343,896	2019 / NAP	HDR Engineering	61,128	Feb. 2021	7.9	$31.63
7250 France 7250 France Avenue South Edina, MN	136,066	2026 / NAP	NAV	11,619	Aug. 2026	10.0	$42.00
7001 France 7001 France Avenue South Edina, MN	235,130	2026 / NAP	NorthMarq NAV	52,963 20,606	Jun. 2026 Jun. 2026	10.0 5.4	$38.00 $38.00
RBC Gateway 250 Nicollet Mall Minneapolis, MN	1,101,164	2022 / NAP	NAV	3,539	Dec. 2024	10.0	$32.00
The Steelman Exchange 241 North 5th Avenue Minneapolis, MN	227,779	2019 / NAP	Grant Thornton International	15,314	Jul. 2024	10.0	$29.00

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated May 1, 2026 besides Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” appraised value for the 10 West End Property of $136,000,000 as of May 14, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the 10 West End Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
103

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 West End Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,812,589	$10,189,738	$10,044,699	$10,225,362	$11,188,308	$32.53
Reimbursements	$3,537,900	$5,186,700	$6,079,893	$6,087,137	$6,338,464	$18.43
Other Income(2)	$29,004	$37,603	$48,573	$48,572	$45,225	$0.13
Less Vacancy & Credit Loss	($1,871,791)	($1,735,524)	($569,189)	($615,546)	($876,339)	($2.55)
Effective Gross Income	$11,507,702	$13,678,517	$15,603,976	$15,745,526	$16,695,659	$48.55

Real Estate Taxes	$2,828,373	$3,419,575	$3,402,790	$3,295,685	$3,322,119	$9.66
Insurance	$134,944	$143,955	$144,434	$142,942	$144,333	$0.42
Other Expenses	$2,666,920	$2,619,859	$2,882,717	$2,884,739	$2,878,815	$8.37
Total Expenses	$5,630,236	$6,183,389	$6,429,941	$6,323,366	$6,345,266	$18.45

Net Operating Income(3)	$5,877,466	$7,495,129	$9,174,035	$9,422,159	$10,350,392	$30.10
Capital Expenditures	$0	$0	$0	$0	$68,779	$0.20
TI/LC	$0	$0	$0	$0	$387,790	$1.13
Net Cash Flow	$5,877,466	$7,495,129	$9,174,035	$9,422,159	$9,893,823	$28.77

Occupancy %(4)	89.7%	91.2%	94.5%	96.3%	95.0%
NOI DSCR	1.10x	1.40x	1.72x	1.77x	1.94x
NCF DSCR	1.10x	1.40x	1.72x	1.77x	1.85x
NOI Debt Yield	7.5%	9.6%	11.8%	12.1%	13.3%
NCF Debt Yield	7.5%	9.6%	11.8%	12.1%	12.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 1, 2026, and includes rent steps through July 2026.
(2)	Other Income includes parking fees, late fees, utility charges, sign revenue, and other miscellaneous fees.
(3)	The increase in 2023 Net Operating Income to UW Net Operating Income is attributable to increased triple-net leasing at the 10 West End Property.
(4)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of May 1, 2026. Historical occupancy figures represent physical occupancy.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $1,140,594 for real estate taxes, (ii) $3,000,000 into a reserve for tenant improvements and leasing commissions (“TI/LC”) and (iii) approximately $210,924 for rent concessions.

Real Estate Taxes – On a monthly basis, the borrower is required to deposit into a tax reserve an amount equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $285,148 monthly).

Insurance – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the annual estimated insurance payments. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies prior to the expiration date of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies. At origination, one or more acceptable blanket policies were in place.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve $5,732 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, at any time that the funds in the TI/LC reserve are less than $1,000,000, the borrower is required to deposit into such reserve $57,316 for tenant improvements and leasing commissions incurred after origination until the funds in such reserve are at least $1,000,000.

Lockbox and Cash Management. The 10 West End Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. Funds in the lockbox account are required to be swept to the lender-controlled cash management account on each business day, and are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 10 West End Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget approved (or deemed approved) by the lender and lender-approved extraordinary expenses, and (v) to apply all remaining amounts, (x) if no Cash Trap Event Period (as defined below) is continuing, to be disbursed to the borrower, and (y) if a Cash Trap Event Period is continuing, to be deposited into an excess cash flow account to be held as additional collateral for the 10 West End Whole Loan during the continuance of the Cash Trap Event Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
104

Office - Suburban	Loan #8	Cut-off Date Balance:	$36,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

A “Cash Trap Event Period” commences upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x or (iii) the occurrence of a Material Tenant Cash Trap Event Period (as defined below).

A Cash Trap Event Period terminates upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Material Tenant Cash Trap Event Period ceasing to exist as described below.

A “Material Tenant Cash Trap Event Period” commences upon the first to occur of (i) a Material Tenant being in monetary or material non-monetary default under its lease, (ii) the Material Tenant failing to be in actual, physical possession of 50% or more of its space, failing to be open to the public for business during customary hours in 50% or more of its space, and/or “going dark” in 50% or more of its space at any time during the eight months prior to the expiration of the then applicable term of its lease, (iii) the Material Tenant giving notice that it is terminating its lease for its space at any time during the eight months prior to the expiration of the then applicable term of its lease (or the giving of such notice prior to such time period that was not rescinded or revoked prior to such time period), (iv) any termination or cancellation of the Material Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or its lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Material Tenant, or (vi) the Material Tenant failing to extend or renew its lease on or prior to the date that is six months prior to expiration of its lease in accordance with the applicable terms and conditions for a renewal term of five years.

A Material Tenant Cash Trap Event Period terminates upon the first to occur of the lender’s receipt of evidence reasonably acceptable to it (which such evidence must include, without limitation, a duly executed estoppel certificate from the Material Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower leasing at least 65% of the Material Tenant’s space in accordance with the 10 West End Whole Loan documents, and the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and either (x) paying the full amount of the rent due under its lease or (y) the borrower depositing with the lender the amount of any free rent, rent concession or rent abatement under such new lease.

“Material Tenant Cure Conditions” means each of the following, as applicable (u) the applicable Material Tenant has cured all monetary and material non-monetary defaults under its lease, (v) the Material Tenant is in actual, physical possession of 50% or more of its space, open to the public for business during customary hours in 50% or more of its space and not “dark” in 50% or more of its space, (w) the Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (x) with respect to any applicable bankruptcy or insolvency proceedings involving the Material Tenant and/or its lease, the Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, (y) in the event the Material Tenant Cash Trap Event Period is due to the applicable Material Tenant’s failure to extend or renew its lease in accordance with clause (vi) of the definition of “Material Tenant Cash Trap Event Period,” the Material Tenant has renewed or extended its lease in accordance with the terms of the 10 West End Whole Loan documents for the applicable renewal term, and/or (z) the Material Tenant is paying full, unabated rent under its lease.

A “Material Tenant” means, as applicable, (i) HDR Engineering and (ii) any other lessee(s) of the space leased to HDR Engineering as of the origination date, or any portion thereof.

Terrorism Insurance. The 10 West End Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the 10 West End Property, plus 18 months of business interruption insurance with an extended period of indemnity of up to 12 months. If acts of terrorism or similar perils are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the 10 West End Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans —Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
105

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
106

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

WISCONSIN
Lake Michigan
Rockford
Elgin
Schaumburg
Des Plaines
Evanston
CHICAGO
Naperville
Aurora
Bolingbrook
Joliet
Orland Park
Oak Lawn
Hammond
Gary
ILLINOIS
INDIANA
Waukegan
Zion
Kankakee
8

Dublin
Westerville
COLUMBUS
Upper Arlington
Hilliard
Gahanna
New Albany
Reynoldsburg
Pickerington
Grove City
Groveport
Whitehall
Bexley
Pataskala
7

Chattanooga
TENNESSEE
NORTH CAROLINA
GEORGIA
ALABAMA
Dalton
Rome
Woodstock
Roswell
Alpharetta
Gainesville
Marietta
Kennesaw
Sandy Springs
ATLANTA
Athens
Decatur
Carrollton
Newnan
Stockbridge
1
3

Zachary
Baker
Central
Denham Springs
Hammond
Covington
BATON ROUGE
Shenandoah
Livingston
Ponchatoula
Mandeville
Prairieville
Gonzales
Lake Maurepas
Lake Pontchartrain
Laplace
Kenner
Metairie
NEW ORLEANS
Luling
Marrero
Donaldsonville
Thibodaux
2
4
5

Lake Murray
Irmo
St. Andrews
Seven Oaks
Dentsville
COLUMBIA
West Columbia
Lexington
Springdale
Cayce
Red Bank
Pine Ridge
Edmond
Gaston
6

ExchangeRight Portfolio 76	
1 BJ's Wholesale Clubs - Woodstock, GA	Woodstock, GA
2 Dollar General - Baton Rouge, LA	Baton Rouge, LA
3 Dollar General - Carrollton, GA	Carrollton, GA
4 Dollar General - Hammond, LA	Hammond, LA
5 Dollar General Market - Hammond, LA	Hammond, LA
6 Hobby Lobby - Columbia, SC	Columbia, SC
7 Interstate Batteries - Columbus, OH	Columbus, OH
8 O'Reilly Automotive, Inc. - Chicago, IL	Chicago, IL

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
107

Mortgage Loan No. 9 – ExchangeRight Portfolio 76

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody's/KBRA):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$32,700,000			General Property Type(2):	Various
Cut-off Date Balance:	$32,700,000			Detailed Property Type(2):	Various
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(2):	Various/Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht			Size(2):	382,965 SF
	and Warren Thomas			Cut-off Date Balance Per SF:	$85
Guarantors:	David Fisher, Joshua Ungerecht			Maturity Date Balance Per SF:	$85
	and Warren Thomas			Property Manager:	NLP Management, LLC
Mortgage Rate:	5.6400%				(borrower-related)
Note Date:	7/21/2026
Maturity Date:	8/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,823,602
IO Period:	60 months			UW NCF:	$3,655,836
Seasoning:	0 months			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.96x
Additional Debt Balance:	NAP			Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
Reserves(1)				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (8/1/2026)
RE Taxes:	$57,671	$14,283	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(4):	$64,985,000 (Various)
TI/LC Reserve:	$500,000	Springing	NAP	Appraised Value Per SF:	$170
Deferred Maintenance Reserve:	$11,338	$0	NAP	Cut-off Date LTV Ratio:	50.3%
Landlord Obligation Reserve:	$2,000,000	$0	NAP	Maturity Date LTV Ratio:	50.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,700,000	46.6%	Purchase Price:	$65,982,707	94.1%
Borrower Equity:	$37,426,352	53.4%	Upfront Reserves:	$2,569,009	3.7%
			Closing Costs:	$1,574,636	2.2%
Total Sources:	$70,126,352	100.0%	Total Uses:	$70,126,352	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI information is unavailable because the ExchangeRight Properties (as defined below) were acquired recently by the borrower sponsor.
(4)	Individual appraisal valuation dates for the ExchangeRight Properties range from June 16, 2026 to June 26, 2026.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight Portfolio 76 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $32,700,000 and secured by the fee interests in eight net leased retail and industrial properties located in five states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Portfolio 76 Mortgage Loan is ExchangeRight Net-Leased Portfolio 76 DST, a Delaware statutory trust with at least one independent trustee. The borrower sponsors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are 33.33% owners and managing members of ExchangeRight Real Estate, LLC.

ExchangeRight Real Estate, LLC has more than 25 million SF of commercial properties under management and owns more than 1,300 investment-grade retail and multifamily properties located across 47 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Portfolio 76 Mortgage Loan.

The borrower has master leased the ExchangeRight Properties to ExchangeRight NLP 76 Master Lessee, LLC, a master tenant (the “ExchangeRight Portfolio 76 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Portfolio 76 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Portfolio 76 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Portfolio 76 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Portfolio 76 Mortgage Loan and, upon an event of default under the ExchangeRight Portfolio 76 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
108

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

the ExchangeRight Portfolio 76 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Portfolio 76 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Portfolio 76 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Portfolio 76 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Portfolio 76 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of seven single-tenant retail properties totaling 231,568 SF and one 151,397 SF industrial property. The ExchangeRight Properties are located in the following states: Ohio (one property, 39.5% of NRA), Georgia (two properties, 35.3% of NRA), South Carolina (one property, 14.5% of NRA), Louisiana (three properties, 8.8% of NRA) and Illinois (one property, 1.9% of NRA). Built between 1995 and 2025, the ExchangeRight Properties range in size from 7,150 SF to 151,397 SF.

The ExchangeRight Properties are leased to the following nationally recognized tenants: BJ's Wholesale Club, Dollar General, Dollar General Market, Hobby Lobby, Interstate Batteries and O'Reilly. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Portfolio 76 Mortgage Loan.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary(1)
Tenant Name City, State	Property - Subtype	Year Built / Renovated	Tenant NRSF(2)	% of Total NRSF	Lease Exp. Date(2)	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	% of Annual UW Base Rent	Renewal Options
Interstate Batteries Columbus, OH	Industrial - Warehouse/ Distribution	2024 / NAP	151,397	39.5%	1/31/2046	$15,221,590	$30,250,000	46.5%	$1,836,000	$12.13	44.2%	6, 5-year
BJ's Wholesale Club Woodstock, GA	Retail – Single Tenant	2001 / NAP	124,483	32.5%	5/11/2037	$9,158,113	$18,200,000	28.0%	$1,185,096	$9.52	28.6%	4, 5-year
Hobby Lobby Columbia, SC	Retail – Single Tenant	1995 / 2022	55,550	14.5%	2/28/2037	$3,421,713	$6,800,000	10.5%	$458,296	$8.25	11.0%	3, 5-year
O'Reilly Chicago, IL	Retail – Single Tenant	2012 / NAP	7,150	1.9%	1/4/2033	$1,212,695	$2,410,000	3.7%	$156,840	$21.94	3.8%	4, 5-year
Dollar General Market Hammond, LA	Retail – Single Tenant	2025 / NAP	12,687	3.3%	2/29/2040	$1,104,509	$2,195,000	3.4%	$153,667	$12.11	3.7%	5, 5-year
Dollar General Baton Rouge, LA	Retail – Single Tenant	2024 / NAP	10,566	2.8%	1/31/2039	$938,455	$1,865,000	2.9%	$131,731	$12.47	3.2%	5, 5-year
Dollar General Carrollton, GA	Retail – Single Tenant	2020 / NAP	10,566	2.8%	8/31/2035	$893,168	$1,775,000	2.7%	$126,552	$11.98	3.0%	5, 5-year
Dollar General Hammond, LA	Retail – Single Tenant	2023 / NAP	10,566	2.8%	3/31/2038	$749,757	$1,490,000	2.3%	$101,142	$9.57	2.4%	3, 5-year
Total/Wtd. Avg.			382,965	100.0%		$32,700,000	$64,985,000(3)	100.0%	$4,149,324	$10.83	100.0%

(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Based on underwritten rent roll dated August 1, 2026.
(3)	Individual appraisal valuation dates for the ExchangeRight Properties range from June 16, 2026 to June 26, 2026.

Major Tenants.

Interstate Batteries (one property, 151,397 SF, 39.5% of NRA, 44.2% of UW Rent). Interstate Batteries is a privately held battery distributor headquartered in Dallas, Texas, and is the leading replacement battery brand in North America. Founded in 1952, the company distributes automotive, marine, commercial, and specialty batteries through a network of approximately 300 wholesale warehouses serving more than 150,000 repair facilities and parts stores, in addition to approximately 200 franchise battery stores. The company maintains a nationwide distribution platform, including the subject property located in Columbus, Ohio, that serves as one of its primary Midwest distribution centers.

BJ's Wholesale Club (one property, 124,483 SF, 32.5% of NRA, 28.6% of UW Rent). BJ's Wholesale Club (NYSE: BJ) (“BJ’s”) is a leading operator of membership warehouse clubs focused on delivering significant value to its members. The company offers up to 25% savings on a representative basket of manufacturer-branded groceries compared to traditional supermarket competitors. BJ's provides a wide assortment of fresh foods, produce, a full-service deli, fresh bakery, household essentials, and gas. In addition, BJ's offers the latest technology, home decor, small appliances, apparel, and seasonal items. Headquartered in Marlborough, Massachusetts, the company pioneered the warehouse club model in New England in 1984 and has grown its footprint to over 265 large-format, high-volume warehouse clubs spanning 22 states.

Hobby Lobby (one property, 55,550 SF, 14.5% of NRA, 11.0% of UW Rent). Hobby Lobby is an American chain of retail arts and craft stores. Headquartered in Oklahoma City, Oklahoma, the company is privately held and operates 1,057 stores in 48 states, with approximately $8.0 billion in revenue in 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
109

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the tenancy at the ExchangeRight Properties, which are presented in descending order of Annual UW Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	No. of Properties	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Interstate Batteries	NR/NR/NR	1	151,397	39.5%	$1,836,000	44.2%	$12.13
BJ's Wholesale Club	BBB/NR/BB+	1	124,483	32.5%	$1,185,096	28.6%	$9.52
Hobby Lobby	NR/NR/NR	1	55,550	14.5%	$458,296	11.0%	$8.25
Dollar General	NR/Baa3/BBB	3	31,698	8.3%	$359,425	8.7%	$11.34
Dollar General Market	NR/Baa3/BBB	1	12,687	3.3%	$153,667	3.7%	$12.11
O'Reilly	NR/NR/NR	1	7,150	1.9%	$156,840	3.8%	$21.94
Subtotal/Wtd. Avg.		8	382,965	100.0%	$4,149,324	100.0%	$10.83

Vacant Space			0	0.0%
Total/Wtd. Avg.		8	382,965	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2026 and includes straight-lined rent for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031(3)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	1	7,150	1.9%	1.9%	$156,840	3.8%	3.8%	$21.94
2034	0	0	0.0%	1.9%	$0	0.0%	3.8%	$0.00
2035	1	10,566	2.8%	4.6%	$126,552	3.0%	6.8%	$11.98
2036	0	0	0.0%	4.6%	$0	0.0%	6.8%	$0.00
2037 & Thereafter	6	365,249	95.4%	100.0%	$3,865,932	93.2%	100.0%	$10.58
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	382,965	100.0%		$4,149,324	100.0%		$10.83

(1)	Information is based on the underwritten rent roll dated August 1, 2026 and includes straight-lined rent for investment grade tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The ExchangeRight Portfolio 76 Mortgage Loan has a maturity date of August 1, 2031.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
110

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

The Market. The ExchangeRight Properties are seven net leased retail properties and one industrial property located in five states.

The following table presents certain market and submarket data related to the ExchangeRight Properties:

Market Summary(1)
Tenant Name City, State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy (%)	Concluded Market Rent PSF
Interstate Batteries Columbus, OH	Columbia, OH	I-70 East Corridor	11,029,941	3.8%	$12.00
BJ's Wholesale Club Woodstock, GA	Atlanta, GA	Cherokee/Woodstock	14,730,381	2.0%	$13.00
Hobby Lobby Columbia, SC	Columbia, SC	St. Andrews	6,811,790	4.9%	$9.00
O'Reilly Chicago, IL	Chicago, IL	South Chicago	48,142,145	4.1%	$22.50
Dollar General Market Hammond, LA	Hammond, LA	N/A	6,386,274	3.3%	$12.00
Dollar General Baton Rouge, LA	Baton Rouge, LA	Florida/Airline	10,087,000	4.3%	$12.25
Dollar General Carrollton, GA	Atlanta, GA	Villa Rica/W Outlying	12,527,449	5.2%	$15.00
Dollar General Hammond, LA	Hammond, LA	N/A	6,386,274	3.3%	$9.75

(1)	Source: Appraisals. Information as of the first quarter of 2026.

The following table presents certain local demographic data related to the ExchangeRight Properties:

Market Summary(1)
Tenant Name City, State	2025 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Interstate Batteries Columbus, OH	11,577 / 116,281 / 246,855	$74,303 / $73,741 / $86,442
BJ's Wholesale Club Woodstock, GA	8,612 / 77,611 / 198,750	$109,484 / $117,036 / $127,174
Hobby Lobby Columbia, SC	6,367 / 47,968 / 104,022	$84,462 / $93,982 / $100,821
O'Reilly Chicago, IL	15,356 / 60,185 / 180,606	$91,433 / $75,855 / $71,898
Dollar General Market Hammond, LA	1,384 / 10,762 / 37,373	$98,250 / $88,300 / $82,451
Dollar General Baton Rouge, LA	11,505 / 63,547 / 146,374	$83,443 / $88,288 / $99,086
Dollar General Carrollton, GA	2,405 / 22,432 / 46,054	$95,922 / $72,415 / $88,987
Dollar General Hammond, LA	1,738 / 17,308 / 41,939	$94,162 / $83,084 / $77,955

(1)	Source: Appraisals.

Appraisal. According to the individual appraisals with valuation as-of dates between June 16, 2026 to June 26, 2026, the ExchangeRight Properties had an aggregate “As-is” value of $64,985,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated between May 19, 2026 and June 3, 2026 identified a recognized environmental condition (“REC”) at the BJ's Wholesale Club - Woodstock, GA property related to long-operating gasoline/diesel USTs, prior fuel spills, and hazardous waste generation. In-lieu of a phase II, the lender obtained an opinion of probable cost from an insurance consultant which concluded to a maximum cost estimate of $792,000 to address the REC. The lender obtained an environmental insurance policy from Beazley SLEAP Insurance, Inc., with a policy term of 8 years and an aggregate limit for all claims of $1,000,000, subject to a $25,000 deductible per claim. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
111

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$4,149,324	$10.83
Expense Reimbursements	$0	$0.00
Net Rental Income	$4,149,324	$10.83
(Vacancy & Credit Loss)	($207,466)	($0.54)
Effective Gross Income	$3,941,858	$10.29

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other operating expenses(3)	$118,256	$0.31
Total Operating Expenses	$118,256	$0.31

Net Operating Income	$3,823,602	$9.98
TI/LC Reserves	$149,340	$0.39
Replacement Reserves	$18,426	$0.05
Net Cash Flow	$3,655,836	$9.55

Occupancy %	95.0%(4)
NOI DSCR	2.04x
NCF DSCR	1.96x
NOI Debt Yield	11.7%
NCF Debt Yield	11.2%

(1)	Historical financials are unavailable because the ExchangeRight Properties were recently acquired by the borrower sponsor.
(2)	Gross Potential Rent is based on the underwritten rent roll as of August 1, 2026, with rent averaged over the loan term for investment grade tenants.
(3)	Includes management fee of 3.0%.
(4)	Represents economic occupancy. The ExchangeRight Properties are 100.0% occupied.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $57,671 into a real estate tax reserve account, (ii) $500,000 into a TI/LC reserve account, (iii) $11,338 into a deferred maintenance reserve account and (vi) $2,000,000 into a landlord obligation reserve account.

RE Taxes – The borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the ExchangeRight Properties (currently approximately $14,283). For the ExchangeRight Properties where the tenant is responsible for paying taxes directly, no such monthly deposit is required initially. However, commencing upon any of (i) an event of default under the ExchangeRight Portfolio 76 Mortgage Loan, (ii) an event of default under a tenant lease with respect to the applicable individual property, (iii) the borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due or (iv) a material adverse change (in the lender’s reasonable determination) with respect to the tenant such that its ability to timely pay the real estate taxes has been materially jeopardized, the borrower will be required to make monthly deposits for real estate taxes with respect to the applicable individual property (or, in the case of clause (i), all of the ExchangeRight Properties) in an amount equal to 1/12th of the estimated annual amount of real estate taxes due for the applicable ExchangeRight Properties.

Insurance – The borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the annual insurance premiums for so long as an acceptable blanket policy is in place. For the ExchangeRight Properties where the tenant is responsible for paying insurance directly, no such monthly deposit is required initially. Additionally, an acceptable blanket policy was in place at the origination of the ExchangeRight Portfolio 76 Mortgage Loan.

Replacement Reserve – The borrower is required on each monthly payment date, during a Cash Trap Event Period (as defined below) or upon the failure to adequately maintain the ExchangeRight Properties, to deposit $1,536 into a replacement reserve account. No deposit will be required to be made with respect to the aggregate number of rentable SF at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises so long as the following conditions are satisfied: (i) no event of default under the ExchangeRight Portfolio 76 Mortgage Loan exists, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized.

TI/LC Reserve – During a Cash Trap Event Period, the borrower will be required to make monthly deposits in the amount of $12,445 for tenant improvements and leasing commissions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
112

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

A “Cash Trap Event Period” means a period:

(i)                  commencing upon the occurrence of an event of default under the ExchangeRight Portfolio 76 Mortgage Loan and ending when such event of default has been cured, or

(ii)               commencing when the debt service coverage ratio (based on adjusted net cash flow) as of the end of any calendar quarter is less than 1.35x and ending when the debt service coverage ratio (based on adjusted net cash flow) is at least 1.35x as of the end of each of two consecutive calendar quarters, or

(iii)            commencing on the payment date that occurs in July 2030, unless a Qualified Transfer (as defined below) has occurred as of such date.

Lockbox and Cash Management. The ExchangeRight Portfolio 76 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the ExchangeRight Portfolio 76 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenant of each ExchangeRight Property into the lockbox account and, to the extent that such rents are received by the borrower (or ExchangeRight Portfolio 76 Master Tenant or property manager), to cause such amounts to be deposited into the lockbox account within one business day following receipt. During a Cash Trap Event Period, and provided no event of default is continuing, funds in the lockbox account are required to be transferred to the cash management account and are required to be applied in accordance with the loan documents. Upon cessation of a Cash Trap Event Period, all available amounts on deposit in the cash management account are required to be released to the borrower or ExchangeRight Portfolio 76 Master Tenant.

Qualified Transfer. Any time following July 21, 2027, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Portfolio 76 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied (any such transfer, a “Qualified Transfer”), including among others: (i) no event of default exists under the ExchangeRight Portfolio 76 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty and environmental indemnity, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Portfolio 76 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, a rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a patriot act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following July 21, 2027, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Portfolio 76 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.5% of all equity interests or (y) equity interests valued at not less than $15,000,000 and (b) under the management control of one or more persons that (x) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (y) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income REIT), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Release of Property. On any payment date on or after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greatest of (x) 90% of the net sales proceeds of such ExchangeRight Property, (y) 115% of the allocated loan amount of such ExchangeRight Property and (z) the amount required in order to satisfy the REMIC loan-to-value ratio test, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.96x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.18% and (iii) satisfaction of REMIC related conditions.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
113

Various – Various	Loan #9	Cut-off Date Balance:	$32,700,000
Various, Various	ExchangeRight Portfolio 76	Cut-off Date LTV:	50.3%
		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.7%

insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
114

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$30,000,000
3801 Gannon Lane	Interlace Apartments	Cut-off Date LTV:	60.1%
Dallas, TX 75237		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	11.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
115

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$30,000,000
3801 Gannon Lane	Interlace Apartments	Cut-off Date LTV:	60.1%
Dallas, TX 75237		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	11.9%

Interlace Apartments
3801 Gannon Lane
Dallas, TX 75237
DFW Intl. Airport 18 miles
Downtown Dallas 3 miles
Grand Prairie
Mountain Valley North Park
Mountain Creek Lake
Cockrell Hill
Oak Cliff
Bishop Arts District
Dallas Zoo
Trinity River Corridor
Dallas College Mountain View Campus
DART Red Line
DART Blue Line
Wynnewood Village
Wynnewood North
Oak Cliff Nature Preserve
Kiest Park
DALLAS
Cedar Crest Park GC
Dallas Baptist University
Standard Meat Co.
Frito-Lay - Dallas-Ft. Worth Warehouse
VA North Texas Health Care System
DALLAS COUNTY
Redbird
Dallas Executive Airport
Henry B. Tippie Natl. Aviation Education Center
Wolf Creek
The Golf Club of Dallas
The Shops At RedBird
UNT Dallas
Duncanville
Cedar Park Shopping Ctr.
Cedar Square
Wheatland Towne Crossing
Methodist Southwest Medical Center
Home Depot Distribution Center
Jesse Owns Athletic Complex
LBJ Frwy
Lancaster
Harrington Park
Thorntree Golf Club
Woodland Hills
Pleasant Run Towne Crossing
Hillside Village
Pleasant Run Village
Hampton Square Shopping Center
DeSoto
Cedar Hill Town Center
Plaza at Cedar Hill
Cedar Hill
Glen Heights
Davis St
Jefferson Blvd
Illinois Ave
Kiest Blvd
Saner Ave
Ledbetter Dr
Ranchero Ln
Red Bird Ln
Camp Wisdom Rd
Wheatland Rd
Danieldale Rd
Wintergreen Rd
Pleasant Run Rd
Belt Line Rd
Parkerville Rd
Walter Walker Blvd
Cockrell Hill Rd
Duncanville Rd
Hampton Rd
Polk St
Marsalis Ave
University Hills Blvd
Houston School Rd
Lancaster Rd
Sunnyvale St
Cedar Crest Blvd
Clark Rd
Main St
Westmoreland Rd
Joe Wilson Rd
Cedar Hill Rd
FM 1382
Allen
Lewisville
Flower Mound
Carrollton
Plano
Coppell
Addison
Farmers Branch
Richardson
Garland
Rowlett
Irving
Grand Prairie
DALLAS
Mesquite
Duncanville
Cedar Hill
DeSoto
Lancaster
Wilmer
Seagoville
Combine
Red Oak
Ovilla
Midlothian

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
116

Mortgage Loan No. 10 – Interlace Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Dallas, TX 75237
Original Balance:	$30,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.4%			Title Vesting:	Leasehold(2)
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2025
Borrower Sponsors:	Swapnil Agarwal and Nitya Capital,			Size:	432 Units
	LLC			Cut-off Date Balance per Unit:	$69,444
Guarantors:	Swapnil Agarwal and Nitya Capital,			Maturity Date Balance per Unit:	$66,290
	LLC			Property Manager:	KPM Multifamily, LLC
Mortgage Rate:	7.6100%				(borrower-affiliated)
Note Date:	8/7/2026
Maturity Date:	8/7/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(3):	$3,564,380
Amortization Term:	360 months			UW NCF:	$3,456,380
IO Period:	0 months			UW NOI Debt Yield:	11.9%
Seasoning:	0 months			UW NCF Debt Yield:	11.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	12.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.36x
Additional Debt Type:	NAP			Most Recent NOI(3):	$3,200,165 (5/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,657,975 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,025,796 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	95.4% (5/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.2% (12/31/2025)
RE Taxes:	$170,000	$14,547	NAP	3rd Most Recent Occupancy:	88.6% (12/31/2024)
Insurance:	$30,598	$30,597	NAP	Appraised Value (as of):	$49,900,000 (5/7/2026)
Deferred Maintenance:	$260,438	$0	NAP	Appraised Value per Unit:	$115,509
Replacement Reserve:	$81,425	$9,000	NAP	Cut-off Date LTV Ratio:	60.1%
Debt Service Reserve:	$625,000	Springing	$625,000	Maturity Date LTV Ratio:	57.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$30,000,000	89.6%	Loan Payoff(4):	$29,485,598	88.1%
Sponsor Equity(4):	$3,483,213	10.4%	Closing Costs:	$2,830,154	8.5%
			Upfront Reserves:	$1,167,461	3.5%
Total Sources:	$33,483,213	100.0%	Total Uses:	$33,483,213	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Interlace Apartments Property (as defined below) is leased under a 99-year ground lease with the Texas Essential Housing Public Facility Corporation. The ground lease was signed in 2023 and expires in June, 2122. As part of this ground lease structure with the state of Texas, the borrower receives a 100% property tax exemption. See “PFC Tax Exemption” below.
(3)	The increase from Most Recent NOI to UW NOI is attributable to an increase in occupancy from 89.9% in the TTM period to 95.4% based on the May 1, 2026 rent roll, in addition to an increase in other income, which is based on the trailing three-month period and captures the recent implementation of a new cable contract that went into effect in March 2026.
(4)	The prior loan secured by the Interlace Apartments Property matured on April 9, 2026 and was subject to an omnibus forbearance agreement dated June 1, 2026. During the forbearance period, the borrower sponsors provided equity contributions that were allocated to the paydown of the prior loan. Loan Payoff represents the full $31,422,290 principal balance of the prior loan secured by the Interlace Apartments Property net of $1,936,692 of reserves which were applied to the loan payoff. Sponsor Equity includes the borrower sponsors’ equity contributions during the forbearance period which were allocated to the payoff of the prior loan.

The Mortgage Loan. The tenth largest mortgage loan (the “Interlace Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $30,000,000 and secured by a leasehold interest in a 432-unit multifamily property located in Dallas, Texas (the “Interlace Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower for the Interlace Apartments Mortgage Loan is Interlace Apartments, LLC, a single-purpose Delaware limited liability company. The borrower sponsors and non-recourse carveout guarantors are Swapnil Agarwal and Nitya Capital, LLC. Swapnil Agarwal is the founder and managing principal of Nitya Capital, LLC. Nitya Capital, LLC is a privately held real estate investment firm that was founded in 2013 in Houston, Texas. Nitya Capital, LLC is structured with separate investment, construction, and property management operations.

The Property. The Interlace Apartments Property is a 432-unit garden-style multifamily complex consisting of 10 three-story apartment buildings, a single-story leasing office and clubhouse building, a single-story laundry facility and mail building, a single-story guard house building and 306 parking spaces (0.71 spaces per unit) on an approximately 7.1-acre site in Dallas, Texas. The Interlace Apartments Property was built in 1985 and most recently renovated in 2025 by the borrower after acquisition in September 2021. From October 2021 through September 2025, the borrower spent approximately $3,029,533 ($7,013 per unit) in capital improvements at the Interlace Apartments Property including interior upgrades, exterior repairs, and common area upgrades resulting in 173 partially renovated units. The borrower has indicated that it plans to spend an additional $4,470,400 ($10,348 per unit) in capital improvements including upgrades and repairs of landscaping, pavement and parking, security cameras, utility saving features, fire and safety features, patios and balconies, HVAC units, plumbing, and bringing all units to the same finish level with new stainless-steel appliances, tile backsplash, hardware

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
117

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$30,000,000
3801 Gannon Lane	Interlace Apartments	Cut-off Date LTV:	60.1%
Dallas, TX 75237		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	11.9%

and fixtures, and flooring. These planned renovations are expected to upgrade the current 259 classic units and 173 partially renovated units to all fully renovated units. However, such planned renovations are not required or reserved for under the Interlace Apartments Mortgage Loan documents, and there can be no assurance they will be made.

The residential unit mix at the Interlace Apartments Property includes 24 studio units, 335 one-bedroom and one-bathroom units and 73 two-bedroom and two-bathroom units. The residential units were approximately 95.4% leased as of May 1, 2026. Interior unit amenities include a full kitchen, walk-in closets, washer and dryer connections, and patios or balconies with additional storage. Renovated units offer upgraded appliances, cabinetry and hardware, flooring, countertops and lighting packages.

PFC Tax Exemption. The Interlace Apartments Property currently receives a 100% property tax exemption via a Texas Public Facility Corporation (“PFC”) structure. In June 2023, the Texas Essential Housing Public Facility Corporation acquired the underlying land of the Interlace Apartments Property, which was leased back to the borrower pursuant to a 99-year ground lease which expires in 2122. In connection with such tax exemption, at least 50% of the units at the Interlace Apartments Property must be reserved for low income households, with 13 units (3% of total units) set aside for households earning less than 30% of the area median income (“AMI”), 30 units (7% of total units) reserved for 60% AMI households, and 173 units (40% of total units) reserved for 80% AMI households. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents detailed information with respect to the units at the Interlace Apartments Property:

Interlace Apartments Property Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	24	23	95.8%	403	$734	$1.82
1 BR	335	321	95.8%	542	$764	$1.41
2 BR	73	68	93.2%	799	$1,118	$1.40
Total/Wtd. Avg.	432	412	95.4%	578	$821	$1.42

(1)	Information is based on the borrower rent roll dated May 1, 2026.
(2)	Based on occupied units.

The Market. The Interlace Apartments Property is located in southwestern Dallas, Texas within the Southwest Dallas submarket of the Dallas-Plano-Irving, TX multifamily market. Regional access to and from the Interlace Apartments Property includes Interstate Highway 20, US Highway 67 and Interstate 35E. These thoroughfares provide access to the downtown Dallas central business district and the Dallas Fort Worth International Airport, which are both approximately a 20-25 minute commute from the Interlace Apartments Property. Additionally, the Dallas Love Field airport is an approximate 25-35 minute commute from the Interlace Apartments Property. The immediate area of the Interlace Apartments Property is primarily a mix of retail, office, and multifamily properties. The Dallas-Plano-Irving metropolitan area employment base includes Walmart, University of Texas Southwestern Medical Center, Lockheed Martin, AT&T, Southwest Airlines Co., Bank of America Corp. and JPMorgan Chase & Co.

According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Dallas-Plano-Irving, TX multifamily market was 6.7%, with average monthly asking rents of $1,563 per unit, and an inventory of approximately 747,926 units. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Southwest Dallas submarket was 7.2%, with average monthly asking rents of $1,219 per unit, and an inventory of approximately 18,584 units. According to the appraisal, the 2025 total population within a one-, three-, and five-mile radius of the Interlace Apartments Property was 18,981, 88,362, and 238,459, respectively. According to the appraisal, the 2025 average household income within the same radii was $58,015, $78,298, and $84,524, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
118

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$30,000,000
3801 Gannon Lane	Interlace Apartments	Cut-off Date LTV:	60.1%
Dallas, TX 75237		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to comparable multifamily rental properties to the Interlace Apartments Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Occupancy %	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Interlace Apartments(1) 3801 Gannon Lane Dallas, TX	1985 / 2025	432	95.4%	Studio 1 BR 2 BR	403 542 799	$734(2) $764(2) $1,118(2)	$1.82(2) $1.41(2) $1.40(2)
3311 at Vernon 3311 South Vernon Avenue Dallas, TX	1963 / NAP	118	93.0%	1 BR 2 BR	695 986	$1,052 $1,130	$1.52 $1.16
4060 Preferred Place 4060 Preferred Place Dallas, TX	1985 / NAP	232	90.0%	1 BR 2 BR	642 917	$972 $1,460	$1.52 $1.59
Exchange 7272 7272 Marvin D Love Freeway Dallas, TX	1988 / NAP	436	99.0%	Studio 1 BR 2 BR 3 BR	558 697 941 1,116	$909 $1,003 $1,250 $1,525	$1.63 $1.46 $1.33 $1.37
Luna 8081 Marvin D Love Freeway Dallas, TX	1984 / NAP	300	93.0%	1 BR 2 BR	454 705	$958 $1,331	$2.12 $1.89
Mountain Ridge 2626 Duncanville Road Dallas, TX	1987 / NAP	236	92.0%	1 BR 2 BR	756 1,021	$1,055 $1,270	$1.39 $1.26
Polk Villas 3288 South Polk Street Dallas, TX	1960 / NAP	163	87.0%	1 BR 2 BR 3 BR	570 970 1,152	$895 $1,163 $1,400	$1.57 $1.21 $1.22

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated May 1, 2026 other than Year Built / Renovated.
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Interlace Apartments Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
Studio	24	403	$734	$1.82	$760	$1.89
1 BR	335	542	$764	$1.41	$884	$1.63
2 BR	73	799	$1,118	$1.40	$1,285	$1.61
Total/Wtd. Avg.	432	578	$821	$1.42	$945	$1.64

(1)	Based on the borrower rent roll dated May 1, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Interlace Apartments Property of $49,900,000 as of May 7, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated December 16, 2025, there was no evidence of any recognized environmental conditions at the Interlace Apartments Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
119

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$30,000,000
3801 Gannon Lane	Interlace Apartments	Cut-off Date LTV:	60.1%
Dallas, TX 75237		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Interlace Apartments Property:

Cash Flow Analysis
	2022	2023	2024	2025	5/31/2026 TTM	UW	UW per Unit
Gross Potential Rent(1)	$4,213,894	$4,349,774	$4,290,297	$4,291,438	$4,297,832	$4,425,444	$10,244
Other Income(2)	$306,891	$560,294	$621,236	$472,719	$518,746	$836,968	$1,937
Discounts Concessions	($285,067)	($139,416)	($110,002)	($128,512)	($75,491)	($81,873)	($190)
Reimbursements	$376,299	$407,746	$537,192	$570,178	$509,251	$509,251	$1,179
Vacancy / Credit Loss	($652,305)	($678,889)	($482,734)	($609,629)	($433,116)	($234,000)	($542)
Effective Gross Income	$3,959,712	$4,499,509	$4,855,989	$4,596,195	$4,817,223	$5,455,791	$12,629

Real Estate Taxes(3)	$841,656	$810,564	$0	$0	$0	$0	$0
Insurance	$316,966	$515,573	$351,146	$307,555	$288,820	$356,473	$825
Other Expenses	$1,815,753	$1,627,782	$1,479,047	$1,630,666	$1,328,239	$1,534,938	$3,553
Total Expenses	$2,974,375	$2,953,919	$1,830,193	$1,938,220	$1,617,058	$1,891,411	$4,378

Net Operating Income(4)	$985,337	$1,545,590	$3,025,796	$2,657,975	$3,200,165	$3,564,380	$8,251
Capital Expenditures	$0	$0	$0	$0	$0	$108,000	$250
TI/LC	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$985,337	$1,545,590	$3,025,796	$2,657,975	$3,200,165	$3,456,380	$8,001

Occupancy %(5)	85.5%	84.0%	88.6%	86.2%	89.9%	94.7%
NOI DSCR	0.39x	0.61x	1.19x	1.04x	1.26x	1.40x
NCF DSCR	0.39x	0.61x	1.19x	1.04x	1.26x	1.36x
NOI Debt Yield	3.3%	5.2%	10.1%	8.9%	10.7%	11.9%
NCF Debt Yield	3.3%	5.2%	10.1%	8.9%	10.7%	11.5%

(1)	UW Gross Potential Rent is based on the contractual in-place rent from the borrower rent roll dated May 1, 2026.
(2)	UW Other Income is based on the trailing three months ending May 2026.
(3)	Real Estate Taxes have not been underwritten due to the PFC Tax Exemption currently in place at the Interlace Apartments Property.
(4)	The increase from 5/31/2026 TTM Net Operating Income to UW Net Operating Income is attributable to an increase in occupancy from 89.9% in the TTM period to 95.4% based on the May 1, 2026 rent roll, in addition to an increase in other income, which is based on the trailing three-month period and captures the recent implementation of a new cable/internet revenue sharing contract that went into effect in March 2026.
(5)	UW Occupancy % represents economic occupancy. 5/31/2026 TTM Occupancy % is based on physical occupancy over the trailing twelve months ending May 2026. Per the borrower rent roll dated May 1, 2026, the Interlace Apartments Property is 95.4% leased. Historical Occupancy % represents physical occupancy.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $170,000 for real estate taxes, (ii) $30,598 for insurance premiums, (iii) $260,438 for deferred maintenance, (iv) $81,425 for a replacement reserve and (v) $625,000 for debt service.

Real Estate Taxes – On a monthly basis, the borrower is required to deposit into a tax reserve an amount equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $14,547 monthly).

Insurance – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the annual estimated insurance payments (which currently equates to $30,597 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies prior to the expiration date of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve $9,000 for annual capital expenditures approved by the lender.

Debt Service Reserve -To the extent that the balance of the debt service reserve on any payment date is less than $625,000, the borrower is required to deposit into such reserve such amount as will cause the funds in such account to equal $625,000.

Lockbox and Cash Management. The Interlace Apartments Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all online /electronic rent payment portals to direct such payment receipts into a lender-controlled lockbox account, and to the extent the borrower or property manager receives rents, to deposit them into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, funds in the lockbox account will be transferred to the borrower. During a Cash Sweep Event Period (as defined below), funds in the lockbox account are required to be swept to a lender-controlled cash management account on each business day, and are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Interlace Apartments Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve as described above under “Escrows and Reserves,” (iv) to fund the required deposits into the debt service account, if any, (v) to pay operating expenses set forth in the lender-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
120

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$30,000,000
3801 Gannon Lane	Interlace Apartments	Cut-off Date LTV:	60.1%
Dallas, TX 75237		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	11.9%

approved annual budget and lender-approved extraordinary expenses, and (vi) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Interlace Apartments Mortgage Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) any required deposit of debt service reserve funds failing to be made when required pursuant to the Interlace Apartments Mortgage Loan documents.

A Cash Sweep Event Period terminates upon (x) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for the immediately preceding two consecutive calendar quarters and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (iii) above, payment of all amounts then required to be deposited into the debt service reserve fund.

Terrorism Insurance. The Interlace Apartments Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the Interlace Apartments Property, plus 18 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar perils are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the Interlace Apartments Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
121

Mortgage Loan No. 11 – Tapestry Grace Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody's/KBRA):	NR/NR/NR			Location(3):	Grace Bay, Providenciales,
Original Balance:	$29,000,000				Turks and Caicos TKCA 1ZZ
Cut-off Date Balance:	$29,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Deepak Sharma, Ketal Patel			Year Built/Renovated:	1997/2026
	and Prakash Patel			Size:	103 Rooms
Guarantors:	Deepak Sharma, Ketal Patel			Cut-off Date Balance Per Room:	$281,553
	and Prakash Patel			Maturity Date Balance Per Room:	$281,553
Mortgage Rate:	8.0730%			Property Manager:	Mahakali Hospitality Management LTD.
Note Date:	8/7/2026				(borrower-related)
Maturity Date:	9/1/2031			Underwriting and Financial Information
Term to Maturity(1):	61 months			UW NOI:	$4,005,933
Amortization Term:	0 months			UW NCF:	$3,637,056
IO Period(1):	61 months			UW NOI Debt Yield:	13.8%
Seasoning:	0 months			UW NCF Debt Yield:	12.5%
Prepayment Provisions(1):	L(24),D(31),O(6)			UW NOI Debt Yield at Maturity:	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.53x
Additional Debt Type:	NAP			Most Recent NOI:	$4,442,094 (5/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,218,785 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,955,850 (10/31/2024)
				Most Recent Occupancy:	54.8% (5/31/2026)
Reserves				2nd Most Recent Occupancy:	54.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	62.4% (10/31/2024)
RE Taxes:	$0	$0	NAP	Appraised Value (as of)(4):	$52,900,000 (5/28/2026)
Insurance:	$152,167	$38,042	NAP	Appraised Value Per Room(4):	$513,592
FF&E Reserve:	$0	$30,740	NAP	Cut-off Date LTV Ratio(4):	54.8%
Other Reserves(2):	$2,440,000	Springing	NAP	Maturity Date LTV Ratio(4):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$29,000,000	100.0%	Loan Payoff:	$13,345,962	46.0%
			Return of Equity:	$11,295,406	38.9%
			Upfront Reserves:	$2,592,167	8.9%
			Closing Costs:	$1,766,465	6.1%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	The original Term to Maturity, IO Period and Prepayment Provisions include an additional one-month artificial interest-only period associated with the expected BANK5 2026-5YR24 securitization trust closing date in August 2026. The borrower does not actually commence monthly debt service payments until October 1, 2026.
(2)	Other reserves include a PIP reserve (Upfront: $1,300,000) and a seasonality reserve (Upfront: $1,140,000; Monthly: Springing). The Tapestry Grace Bay Property (as defined below) was acquired by the borrower sponsor in April 2025 and is currently undergoing a change of brand property improvement plan (“PIP”) totaling $3,207,803. The borrower sponsor has completed renovations totaling $2,021,803 as of the closing date of the Tapestry Grace Bay Mortgage Loan (as defined below). The remaining amount of $1,186,000 is expected to be completed within the next 12 months. Approximately 110% of the origination remaining PIP amount was reserved at the Tapestry Grace Bay Mortgage Loan origination. There can be no assurance that the PIP will be completed as expected or at all. The borrower sponsor is required to deposit a seasonality monthly deposit, as determined by the lender, on each payment date occurring in January, February, March and April.
(3)	See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Mortgaged Properties Located in the Turks and Caicos Islands” in the prospectus for additional information.
(4)	The appraiser assumes that the planned PIP renovations are completed in a quality manner and as required by the franchisor.

The Mortgage Loan. The eleventh largest mortgage loan (the “Tapestry Grace Bay Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,000,000 and secured by a first mortgage encumbering the fee interest in a 103-room full-service hotel located in Grace Bay, Providenciales, Turks and Caicos (the “Tapestry Grace Bay Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Mahakali Investments Ltd., a local company limited by shares incorporated by private act under the laws of Turks & Caicos (“Fee Borrower”), PoC Issuer LLC, a Delaware limited liability company (“TCI Pledging Borrower”), and PoC Depositor LLC, a Delaware limited liability company (“US Pledging Borrower”). As security for the Tapestry Grace Bay Mortgage Loan, Fee Borrower has mortgaged its fee interest in the Tapestry Grace Bay Property, TCI Pledging Borrower has pledged its 100% ownership interest in Fee Borrower, and US Pledging Borrower has pledged its 100% ownership interest in TCI Pledging Borrower. The borrower sponsors and non-recourse carveout guarantors are Deepak Sharma, Ketal Patel and Prakash Patel.

Deepak Sharma is an entrepreneur with more than two decades of experience across information technology, hospitality technology, finance and services. Prakash Patel is the founder and CEO of Lighthouse Hospitality Group, with more than 25 years of hospitality experience. Ketal Patel is a hospitality owner/operator with more than 16 years of hotel ownership and operational management experience.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
122

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$29,000,000
11 Sandcastle Road	Tapestry Grace Bay	Cut-off Date LTV:	54.8%
Grace Bay, Providenciales,		UW NCF DSCR:	1.53x
Turks and Caicos TKCA 1ZZ		UW NOI Debt Yield:	13.8%

The Property. The Tapestry Grace Bay Property is a 103-room full-service hotel located in Grace Bay, Providenciales, Turks and Caicos. Developed in 1997, the improvements are located on a 2.47-acre site and are comprised of six buildings: a one-story main building, two three-story guestroom towers, and three two-story guestroom villas. The main building is located at the center of the site facing Sandcastle Road and the main entrance driveway. The main building contains a breakfast lounge, guest registration and lobby, fitness and business centers, and sales and administrative offices. The main building also includes two one-bedroom suites with full kitchens. The main swimming pool and a covered poolside bar are located behind the main building. The two guestroom towers contain 49 guestrooms each. The three villa buildings contain three full apartment-style guestroom units and share a smaller swimming pool within a courtyard. The guestroom mix consists of 53 king rooms, 45 double/double rooms, two one-bedroom suites and three three-bedroom villas.

The Tapestry Grace Bay Property used to operate as an independent hotel known as Ports of Call Resort. In April 2025, the borrower sponsor acquired the Tapestry Grace Bay Property and has repositioned it as a Tapestry Collection by Hilton. The Tapestry Grace Bay Property operates under a 15-year franchise agreement with Hilton Worldwide Manage Limited, expiring on July 21, 2041, and in connection with the long term agreement was required to undergo a change of brand PIP with a budgeted amount of $3,207,803 ($31,114/room). The borrower sponsor has completed renovations totaling $2,021,803 as of the origination date of the Tapestry Grace Bay Mortgage Loan and the Tapestry Grace Bay Property officially opened as the Tapestry Collection by Hilton on July 21, 2026. Approximately 110% of the estimated remining PIP amount was reserved at Tapestry Grace Bay Mortgage Loan origination and is expected to be completed within 12 months. There can be no assurance that the PIP will be completed as expected or at all.

Guestroom amenities include a flat-screen television with premium channels, telephone, desk with chair, dresser, nightstands, artwork, lamps and a lounge chair. Suites and villas also include separate living and sleeping quarters, pullout sofa beds and full kitchens. Hotel amenities include two outdoor swimming pools and a poolside bar, a recreation and BBQ area with hammocks, table tennis and grills, a golf-cart shuttle, a dedicated Grace Bay Beach area with lounge chairs, umbrellas and watersports activities, and 58 surface parking spaces. The Tapestry Grace Bay Property is located approximately 300 yards from Grace Bay Beach within the Grace Bay resort corridor. The Tapestry Grace Bay Property currently offers an on-site breakfast lounge. Upon completion of the PIP scope, the Tapestry Grace Bay Property is expected to include a full-service, three meal restaurant and bar.

The Market. The Tapestry Grace Bay Property is located in the Grace Bay area of Providenciales, in the Turks and Caicos Islands. Turks and Caicos Islands are a British Overseas Territory consisting of two groups of tropical islands within the Lucayan Archipelago in the northern West Indies. Turks and Caicos archipelago is situated in the North Atlantic Ocean, approximately 575 miles southeast of Miami and 925 miles south of New York City. The Tapestry Grace Bay Property is situated within the Grace Bay resort corridor along the north shore of Providenciales, approximately 300 yards inland from Grace Bay Beach, with direct access from Sandcastle Road. The Tapestry Grace Bay Property is located in the heart of the Grace Bay tourism district, a resort corridor characterized by lodging, dining, retail and recreational uses. Nearby retail and amenities include Regent Village, Saltmills Plaza and the Shops at Ports of Call. Demand generators include Grace Bay Beach, local watersports, diving and marine-recreation activities, and the Provo Golf Club, an 18-hole championship golf course. The Tapestry Grace Bay Property is served by Providenciales International Airport, located approximately 12 miles southwest of the Tapestry Grace Bay Property. The Turks and Caicos Islands had approximately 1.94 million total visitors in 2025, including 640,754 overnight visitors.

The Tapestry Grace Bay Property is part of the Turks and Caicos lodging market. As of year-end 2025, the overall competitive lodging market totaled 4,026 rooms. The competitive set is predominantly luxury class and includes properties such as Beaches Turks & Caicos (858 rooms), Club Med Turquoise (285 rooms), the Ritz-Carlton Residences Turks & Caicos, Grace Bay and the Ritz-Carlton, Turks & Caicos (187 rooms each), Seven Stars Resort (150 rooms), Alexandra Resort (140 rooms), Windsong Resort Turks & Caicos (131 rooms), Grace Bay Club (118 rooms), and The Sands at Grace Bay (114 rooms). As of year-end 2025, the competitive set achieved an aggregate occupancy of 60.9% with an ADR of $1,213.10, reflecting an overall RevPAR of $739.11. The Tapestry Grace Property is positioned as a more affordable lodging option within a market otherwise dominated by luxury and oceanfront resorts.

Appraisal. The appraiser concluded to an “as-is” value for the Tapestry Grace Bay Property of $52,900,000 as of May 28, 2026. The appraiser assumes that the planned PIP renovations are completed in a quality manner and as required by the franchisor.

Environmental Matters. According to the Phase I environmental report dated June 9, 2026, there was no evidence of any recognized environmental conditions at the Tapestry Grace Bay Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
123

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$29,000,000
11 Sandcastle Road	Tapestry Grace Bay	Cut-off Date LTV:	54.8%
Grace Bay, Providenciales,		UW NCF DSCR:	1.53x
Turks and Caicos TKCA 1ZZ		UW NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten cash flow at the Tapestry Grace Bay Property:

Cash Flow Analysis(1)
	2022	2023	2024	2025	5/31/2026 TTM	UW	UW per Room
Occupancy	52.8%	52.9%	62.4%	54.4%	54.8%	54.8%
ADR	$356	$305	$323	$405	$426	$426
RevPAR	$188	$161	$201	$220	$233	$233

Room Revenue(2)	$5,881,311	$6,063,707	$7,593,881	$8,282,974	$8,768,205	$8,768,205	$85,128
Food and Beverage Income	$59,363	$51,477	$71,498	$80,155	$88,149	$88,149	$856
Other Income(3)	$322,227	$328,773	$425,314	$346,356	$365,566	$365,566	$3,549
Total Revenue	$6,262,901	$6,443,957	$8,090,693	$8,709,485	$9,221,920	$9,221,920	$89,533

Room Expense	$1,045,038	$1,189,508	$1,406,394	$2,202,326	$2,383,536	$2,383,536	$23,141
Food and Beverage Expense	$126,345	$135,908	$134,558	$155,364	$181,170	$181,170	$1,759
Real Estate Taxes(4)	$1	$0	$0	$0	$0	$0	$0
Insurance	$169,466	$197,061	$231,237	$299,401	$229,809	$414,829	$4,027
Other Expenses	$1,945,644	$2,213,750	$2,362,654	$1,833,609	$1,985,311	$2,236,452	$21,713
Total Expenses	$3,286,494	$3,736,227	$4,134,843	$4,490,700	$4,779,826	$5,215,987	$50,641

Net Operating Income	$2,976,407	$2,707,730	$3,955,850	$4,218,785	$4,442,094	$4,005,933	$38,893
FF&E	$250,516	$257,758	$323,628	$348,379	$368,877	$368,877	$3,581
Net Cash Flow	$2,725,891	$2,449,972	$3,632,222	$3,870,406	$4,073,217	$3,637,056	$35,311

NOI DSCR	1.25x	1.14x	1.67x	1.78x	1.87x	1.69x
NCF DSCR	1.15x	1.03x	1.53x	1.63x	1.72x	1.53x
NOI Debt Yield	10.3%	9.3%	13.6%	14.5%	15.3%	13.8%
NCF Debt Yield	9.4%	8.4%	12.5%	13.3%	14.0%	12.5%

(1)	Historical cash flows for the Tapestry Grace Bay Property show information prior to the hotel’s conversion to the Tapestry Collection by Hilton flag. The Tapestry Grace Bay Property officially opened as the Tapestry Collection by Hilton on July 21, 2026.
(2)	UW, TTM and 2025 Room Revenue includes 10% service charge ($651,945) and accommodation tax ($796,219), which are not reflected in the operating statements prior to 2025. The service charge is paid out to employees through payroll expense and the accommodation tax is remitted to the Turks and Caicos government.
(3)	Other Income includes the resort fee in 2025 and TTM. 2022-2024 also includes conference room rental and de minimis other income.
(4)	The Turks and Caicos government does not impose an annual property tax on real estate ownership.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
124

Mortgage Loan No. 12 – City Line Cincinnati Pool B

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio(2):	Portfolio
Credit Assessment (Fitch/Moody's/KBRA):	NR/NR/NR			Location(2):	Various, Ohio
Original Balance:	$27,185,760			General Property Type:	Self Storage
Cut-off Date Balance:	$27,185,760			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(2):	Various/NAP
Borrower Sponsors:	George Thacker, Lawrence Charles Kaplan,			Size(2):	392,339 SF
	Peter J. Veltri and Richard Schontz			Cut-off Date Balance Per SF:	$69
Guarantors:	George Thacker, Lawrence Charles Kaplan,			Maturity Date Balance Per SF:	$69
	Peter J. Veltri and Richard Schontz			Property Manager:	PS Advantage, Inc.
Mortgage Rate:	6.4710%				and PSCC, Inc.
Note Date:	6/16/2026			Underwriting and Financial Information
Maturity Date:	7/1/2031			UW NOI:	$2,576,053
Term to Maturity:	60 months			UW NCF:	$2,547,412
Amortization Term:	0 months			UW NOI Debt Yield:	9.5%
IO Period:	60 months			UW NCF Debt Yield:	9.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.5%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF DSCR:	1.43x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,519,061 (4/30/2026 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$2,487,703 (12/31/2025)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$2,569,244 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	87.0% (5/31/2026)
Reserves				2nd Most Recent Occupancy:	83.7% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	81.4% (12/31/2024)
RE Taxes:	$59,016	$24,177	NAP	Appraised Value (as of):	$40,950,000 (5/14/2026)
Insurance(1):	$0	Springing	NAP	Appraised Value Per SF:	$104
Replacement Reserve:	$0	$2,408	NAP	Cut-off Date LTV Ratio:	66.4%
Deferred Maintenance Reserve:	$85,274	$0	NAP	Maturity Date LTV Ratio:	66.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$27,185,760	67.0%	Purchase Price:	$35,400,000	87.2%
Borrower Equity:	$13,387,849	33.0%	Closing Costs:	$5,029,319	12.4%
			Upfront Reserves:	$144,290	0.4%
Total Sources:	$40,573,609	100.0%	Total Uses:	$40,573,609	100.0%

(1)	The borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums for so long as an acceptable blanket policy is in place. An acceptable blanket policy was in place at the origination of the City Line Cincinnati Pool B Mortgage Loan (as defined below).
(2)	See “The Properties” section below.

The Mortgage Loan. The twelfth largest mortgage loan (the “City Line Cincinnati Pool B Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,185,760 and secured by the fee interests in three self storage properties located in Ohio (the “City Line Cincinnati Pool B Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Fairfield Storage I, LLC, IMB Enterprises I, LLC and IMB Enterprises II, LLC, each a Delaware limited liability company and a single purpose entity. The borrower sponsors and non-recourse carveout guarantors are George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz. The non-recourse carveout guarantors for the City Line Cincinnati Pool B Properties are also the non-recourse carveout guarantors for the City Line Milford Self Storage mortgage loan and the City Line Cincinnati Pool A mortgage loan, which are part of the BANK 2026-5YR24 securitization pool.

The borrower sponsors are principals of City Line Capital, which is a fully integrated real estate capital firm based in Philadelphia, PA that focuses on the acquisition and asset management of high-quality self-storage properties throughout the United States. Established in 2017, City Line Capital's real estate portfolio currently includes 345 assets in 32 different U.S. states totaling more than 21 million rentable square feet.

The Properties. The City Line Cincinnati Pool B Properties are comprised of three self storage properties totaling 392,339 SF and located in Maineville, Fairfield and Cincinnati, Ohio. The City Line Cincinnati Pool B Properties were built between 1973 and 2019, with the City Line Cincinnati Pool B Properties ranging in size from 69,190 SF to 221,134 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
125

Self Storage – Self Storage	Loan #12	Cut-off Date Balance:	$27,185,760
Various	City Line Cincinnati Pool B	Cut-off Date LTV:	66.4%
Various, Ohio		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	9.5%

The following table presents certain information relating to the City Line Cincinnati Pool B Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary
Property Name Location	Year Built / Renovated(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
Fairfield Self Storage 6128 Pleasant Avenue Fairfield, OH 45014	1994 / NAP	$12,058,200	44.4%	$16,970,000	41.4%	$1,095,434	43.0%
Glenway Self Storage 3694 Werk Road and 6251 Glenway Avenue Cincinnati, OH 45211	1973, 1989 / NAP	$9,719,640	35.8%	$16,260,000	39.7%	$956,287	37.5%
Deerfield Self Storage 2611 US Route 22 Maineville, OH 45039	2018-2019 / NAP	$5,407,920	19.9%	$7,720,000	18.9%	$495,691	19.5%
Total/Weighted Average		$27,185,760	100.0%	$40,950,000	100.0%	$2,547,412	100.0%

(1)	Information obtained from the appraisals.

Portfolio Summary (continued)
Property Name Location	SF(1)	% of Portfolio SF	Occupancy(1)	Total # of Units(1)	Average Unit Size (SF)(1)	# Climate Controlled Units(1)	# Non-climate Controlled Units(1)	# Parking Units(1)	Average In-place Rent/Unit(1)(2)	Average Market Rent/Unit(3)
Fairfield Self Storage 6128 Pleasant Avenue Fairfield, OH 45014	102,015	26.0%	91.4%	823	124	315	508	0	$166	$169
Glenway Self Storage 3694 Werk Road and 6251 Glenway Avenue Cincinnati, OH 45211	221,134	56.4%	83.1%	1,572	141	1,216	0	356	$100	$107
Deerfield Self Storage 2611 US Route 22 Maineville, OH 45039	69,190	17.6%	92.7%	491	141	179	312	0	$140	$141
Total/Weighted Average	392,339	100.0%	87.0%	2,886	136	1,710	820	356	$127	$130

(1)	Based on borrower rent rolls dated May 31, 2026.
(2)	Based on individual property appraisals.

The Market. The City Line Cincinnati Pool B Properties are comprised of three self storage properties totaling 392,339 SF and located in Maineville, Fairfield and Cincinnati, Ohio. The City Line Cincinnati Pool B Properties are located within the Cincinnati, OH-KY-IN metropolitan statistical area (“MSA”), which includes 16 counties in southwest Ohio, northern Kentucky and southeast Indiana. The population of the MSA is 2,299,908 and has grown at a compound annual rate of 0.4% since 2020. The MSA's diverse economy depends on a range of sectors, including business services, marketing, financial, and manufacturing, and its business service sectors include advertising, engineering, architectural and legal services. Ten Fortune 500 companies have established headquarters in Cincinnati, including AK Steel, American Financial Group Incorporated, Ashland Incorporated, Cinergy Corporation and Federated Department Stores.

The following table presents certain local market data related to the City Line Cincinnati Pool B Properties:

Market Summary(1)
Property Name City, State Zip Code	Market / Submarket	Appraiser’s Market Vacancy	2025 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Fairfield Self Storage Fairfield, OH 45014	Cincinnati / Butler County	10.7%	10,401 / 64,672 / 133,801	$107,018 / $96,417 / $89,784
Glenway Self Storage Cincinnati, OH 45211	Cincinnati / West Hamilton	15.5%	16,566 / 98,915 / 207,238	$79,035 / $90,885 / $89,765
Deerfield Self Storage Maineville, OH 45039	Cincinnati / Warren County	9.0%	7,342 / 51,762 / 136,893	$149,950 / $166,365 / $169,570

(1)	Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
126

Self Storage – Self Storage	Loan #12	Cut-off Date Balance:	$27,185,760
Various	City Line Cincinnati Pool B	Cut-off Date LTV:	66.4%
Various, Ohio		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	9.5%

Appraisal. According to the individual appraisals with valuation as-of date of May 14, 2026, the City Line Cincinnati Pool B Properties had an aggregate “As-is” value of $40,950,000.

Environmental Matters. According to the Phase I environmental site assessments dated between April 28, 2026 and May 7, 2026, there was no evidence of any recognized environmental conditions (“REC”) at the City Line Cincinnati Pool B Properties, other than the Glenway Self Storage property. The phase I for the Glenway Self Storage property recommended additional testing due to a REC at the Glenway Self Storage property in connection with historical industrial uses beginning in the 1940s, with occupancy by automotive products, lead and sheet metal manufacturing. A Phase II was conducted to investigate the REC identified above. Based on the results of this Phase II, soil contamination in excess of commercial regulatory criteria was not identified in the locations sampled. The Phase II environmental consultant considered the identified RECs at this site, to be adequately satisfied/resolved and no further investigation of the Glenway Self Storage Property was recommended. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the City Line Cincinnati Pool B Properties:

Cash Flow Analysis
	2023	2024	2025	4/30/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,126,019	$3,499,497	$3,617,794	$3,627,089	$4,250,614	$10.83
Other Income(2)	$176,936	$453,921	$475,379	$477,689	$249,019	$0.63
Commercial Income	$160	$0	$0	$0	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	($551,326)	($1.41)
Effective Gross Income	$4,303,115	$3,953,418	$4,093,173	$4,104,778	$3,948,306	$10.06

Real Estate Taxes	$255,784	$296,981	$316,156	$298,329	$279,339	$0.71
Insurance	$48,436	$56,407	$65,720	$67,456	$89,917	$0.23
Other operating expenses	$1,096,761	$1,030,786	$1,223,594	$1,219,932	$1,002,997	$2.56
Total Operating Expenses	$1,400,981	$1,384,174	$1,605,470	$1,585,717	$1,372,253	$3.50

Net Operating Income	$2,902,134	$2,569,244	$2,487,703	$2,519,061	$2,576,053	$6.57
Replacement Reserves	$0	$0	$0	$0	$28,641	$0.07
Net Cash Flow	$2,902,134	$2,569,244	$2,487,703	$2,519,061	$2,547,412	$6.49

Occupancy %	NAV	81.4%	83.7%	87.0%(3)	87.0%(4)
NOI DSCR	1.63x	1.44x	1.39x	1.41x	1.44x
NCF DSCR	1.63x	1.44x	1.39x	1.41x	1.43x
NOI Debt Yield	10.7%	9.5%	9.2%	9.3%	9.5%
NCF Debt Yield	10.7%	9.5%	9.2%	9.3%	9.4%

(1)	UW Gross Potential Rent is based on the April 30, 2026 rent rolls.
(2)	Other Income includes late fees, admin fees, miscellaneous income and tenant insurance income.
(3)	Based on the borrower rent rolls as of May 31, 2026.
(4)	Represents economic occupancy.

Release of Property. After the expiration of the defeasance lockout period and prior to the maturity date, the borrowers have the right to obtain a release of any one or more individual City Line Cincinnati Pool B Properties, provided no event of default is continuing and subject to the conditions set forth in the City Line Cincinnati Pool B Mortgage Loan documents, including, among others, (1) partial defeasance of the City Line Cincinnati Pool B Mortgage Loan in a principal amount equal to the greater of 120% of the allocated loan amount for the individual City Line Cincinnati Pool B Property being released or the net sales proceeds, (2) after giving effect to the partial defeasance, the loan-to-value ratio of the remaining City Line Cincinnati Pool B Properties is no greater than the lesser of the LTV immediately prior to the partial defeasance and 66.39%, (3) after giving effect to the partial defeasance, the debt service coverage ratio of the remaining City Line Cincinnati Pool B Properties is at least the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.44x, and (4) certain REMIC-related conditions are satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
127

Mortgage Loan No. 13 – Massillon Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody's/KBRA):	NR/NR/NR			Location:	Massillon, OH 44646
Original Balance:	$26,500,000			General Property Type:	Retail
Cut-off Date Balance:	$26,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/NAP
Borrower Sponsor:	E. Stanley Kroenke			Size:	505,228 SF
Guarantor:	E. Stanley Kroenke			Cut-off Date Balance Per SF:	$52
Mortgage Rate:	5.8100%			Maturity Date Balance Per SF:	$52
Note Date:	6/5/2026			Property Manager:	TKG Management, Inc.
Maturity Date:	7/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,669,659
IO Period:	60 months			UW NCF:	$3,343,088
Seasoning:	1 month			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	L(23),YM1(33),O(4)			UW NCF Debt Yield:	12.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.8%
Additional Debt Type:	NAP			UW NCF DSCR:	2.14x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,727,794 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,748,367 (12/31/2024)
				3rd Most Recent NOI:	$3,472,728 (12/31/2023)
				Most Recent Occupancy:	97.5% (4/30/2026)
Reserves				2nd Most Recent Occupancy:	97.7% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.0% (12/31/2024)
RE Taxes:	$0	Springing(1)	NAP	Appraised Value (as of):	$47,700,000 (5/6/2026)
Insurance:	$0	Springing(2)	NAP	Appraised Value Per SF:	$94
Replacement Reserve:	$0	Springing(3)	NAP	Cut-off Date LTV Ratio:	55.6%
TI/LC Reserve:	$0	Springing(4)	$934,672	Maturity Date LTV Ratio:	55.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$26,500,000	100.0%	Loan Payoff:	$23,712,185	89.5%
			Return of Equity:	$2,349,909	8.9%
			Closing Costs:	$437,906	1.6%
Total Sources:	$26,500,000	100.0%	Total Uses:	$26,500,000	100.0%

(1)	So long as there is no event of default and E. Stanley Kroenke remains the controlling party and there is no cash sweep period, the monthly deposits of 1/12th of the taxes that the lender estimates will be payable during the next 12 months are waived.
(2)	So long as there is no event of default, E. Stanley Kroenke remains the controlling party and there is no Cash Sweep Period, the monthly deposit of 1/12 of the insurance policies that the lender estimates will be payable during the next 12 months are waived. Furthermore, so long as the Massillon Marketplace Property (as defined below) is covered under an acceptable blanket policy and the borrower provides proof of payment and renewal of policies no later than 10 days prior to expiration, the monthly deposit of 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months is waived.
(3)	So long as there is no cash sweep period and E. Stanley Kroenke remains the controlling party, the monthly deposit of $6,736.37 is waived.
(4)	So long as there is no cash sweep period and E. Stanley Kroenke remains the controlling party, the monthly deposit of $77,889.32 is waived.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Massillon Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,500,000 and secured by a first priority fee mortgage encumbering a 505,228 SF anchored retail property in Massillon, Ohio (the “Massillon Marketplace Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Massillon Marketplace Mortgage Loan are Deville-THF-Massillon Development, L.L.C., an Ohio limited liability company and single purpose entity, and Deville-THF Massillon Two, L.L.C. and Deville-THF-Massillon Outparcels, L.L.C., each a Missouri limited liability company and single purpose entity.

The borrower sponsor, and non-recourse carveout guarantor for the Massillon Marketplace Mortgage Loan is E. Stanley Kroenke, a real estate and sports investor with an international portfolio. E. Stanley Kroenke owns approximately 60 million SF of real estate, and numerous professional sports teams including the Los Angeles Rams, Denver Nuggets, Colorado Avalanche, Colorado Rapids, and the United Kingdom’s Arsenal soccer club. Additionally, he is a major landowner with more than 2.7 million acres of ranches across the United States and Canada.

The Property. The Massillon Marketplace Property is a 505,228 SF anchored retail shopping center located on an approximately 65.6-acre site in Massillon, Ohio. Originally built by the borrower sponsor between 2000 and 2008, the Massillon Marketplace Property is comprised of 13, one to two story buildings with 2,374 parking spaces (4.7 spaces per 1,000 SF). The Massillon Marketplace Property is situated in the southwestern portion of Stark County within the city of Massillon, Ohio, which is approximately 23.2 miles south of Akron, Ohio and 57.1 miles south of Cleveland, Ohio. The Massillon Marketplace Property is currently 97.5% leased to 25 tenants consisting of a mix of national and local brands. Historical occupancy at the Massillon Marketplace Property has averaged approximately 98.0% over the past five years with the weighted average tenancy of the in-place tenants being

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
128

Retail – Anchored	Loan #13	Cut-off Date Balance:	$26,500,000
1-101 Massillon Marketplace Drive	Massillon Marketplace	Cut-off Date LTV:	55.6%
Massillon, OH 44646		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	13.8%

approximately 23 years. 21 of the tenants accounting for 89.7% of NRA and 86.9% of underwritten base rent have been in occupancy for over 10 years. Furthermore, seven of the tenants accounting for 83.1% of NRA and 65.9% of underwritten base rent are either investment grade credit rated or have an investment grade rated parent company. The Massillon Marketplace Property is anchored by Wal-Mart (220,184 SF, 43.6% of NRA, 27.5% of underwritten base rent) which has been a tenant since the Massillon Marketplace Property was originally developed in 2000. The Massillon Marketplace Property is additionally anchored by Lowe’s, and junior anchored by Ross Dress For Less and Marshalls. No other tenant at the Massillon Marketplace Property individually accounts for more than 3.0% of NRA or 6.5% of underwritten base rent.

Major Tenants.

Wal-Mart (220,184 SF, 43.6% of NRA, 27.5% of underwritten rent). Walmart Inc. (NASDAQ: WMT (“Wal-Mart”)) is an American multinational retail corporation that operates a chain of hypermarkets (supercenters), discount department stores, and grocery stores in the United States and 19 other countries. Wal-Mart was founded in 1945, and is headquartered in Bentonville, Arkansas. Wal-Mart operates over 10,800 stores and numerous eCommerce websites in 19 countries, with approximately 2.1 million employees worldwide. Wal-Mart has anchored the Massillon Marketplace since 2000, has a lease expiration date of July 31, 2030, and has nine, 5-year renewal options remaining. The non-recourse carve-guarantor is married to Ann Walton Kroenke, a member of the founding family of Wal-Mart. Wal-Mart has a right of first refusal to purchase its leased premises. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the prospectus.

Lowe’s (135,197 SF, 26.8% of NRA, 22.3% of underwritten rent). Lowe’s Companies, Inc. (NYSE: LOW (“Lowe’s)) is an American retail company specializing in home improvement. Headquartered in Mooresville, North Carolina, the company operates a chain of retail stores in the United States and is the second largest hardware chain in the country. Lowe’s operates over 1,700 stores in the United States, operates over 130 supply chain facilities in its network, and employs over 300,000 associates in the United States. Lowe’s has anchored the Massillon Marketplace Property since 2000, has a lease expiration date of June 30, 2030, and four, 5-year automatic renewal options remaining. Lowe’s has a right of first refusal to purchase its leased premises. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the prospectus.

Ross Dress For Less (25,582 SF, 5.1% of NRA, 6.2% of underwritten rent). Ross Stores Inc. (NASDAQ: ROST) operating under the brand name Ross Dress For Less, is an American chain of discount department stores headquartered in Dublin, California. Ross Dress For Less is the largest off-price retailer in the United States. Ross Dress For Less operates 1,917 stores in 44 states, the District of Columbia, Guam, and Puerto Rico. Ross Dress For Less has occupied the Massillon Marketplace Property since 2022, has a lease expiration date of January 31, 2033, and has four, 5-year renewal options remaining.

Marshall’s (25,000 SF, 4.9% of NRA, 5.3% of underwritten rent). Marshalls, Inc. is an American chain of off-price department stores owned by TJX Companies, Inc. (NYSE: TJX). Marshalls has over 1,000 American stores, including larger stores named Marshalls Mega Store, covering 49 states and Puerto Rico, and 61 stores in Canada. Marshall’s has occupied the Massillon Marketplace Property since 2012, has a lease expiration date of October 31, 2027, and has three, 5-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
129

Retail – Anchored	Loan #13	Cut-off Date Balance:	$26,500,000
1-101 Massillon Marketplace Drive	Massillon Marketplace	Cut-off Date LTV:	55.6%
Massillon, OH 44646		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	13.8%

The following table presents a summary regarding the major tenants at the Massillon Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Wal-Mart	AA/Aa2/AA	220,184	43.6%	$1,099,874	27.5%	$5.00	7/31/2030	9 x 5 yr	N
Lowe’s	NR/Baa1/BBB+	135,197	26.8%	$892,572	22.3%	$6.60	6/30/2030	4 x 5 yr	N
Anchor Tenants Subtotal/Wtd. Avg.		355,381	70.3%	$1,992,446	49.7%	$5.61

Major Tenants
Ross Dress For Less	NR/A2/A-	25,582	5.1%	$250,000	6.2%	$9.77	1/31/2033	4 x 5 yr	N
Marshall’s	NR/A2/A	25,000	4.9%	$212,500	5.3%	$8.50	10/31/2027	3 x 5 yr	N
Goodwill(3)	NR/NR/NR	15,000	3.0%	$258,750	6.5%	$17.25	3/31/2027	2 x 5 yr	N
Five Below	NR/NR/NR	10,000	2.0%	$198,000	4.9%	$19.80	1/31/2032	2 x 5 yr	N
Dollar Tree	NR/Baa2/BBB	9,000	1.8%	$74,250	1.9%	$8.25	8/31/2029	4 x 5 yr	N
The Shoe Dept.	NR/NR/NR	6,500	1.3%	$86,450	2.2%	$13.30	6/30/2030	None	N
Maurices	NR/NR/NR	5,000	1.0%	$52,500	1.3%	$10.50	1/31/2029	3 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		96,082	19.0%	$1,132,450	28.3%	$11.79

Other Tenants		41,102	8.1%	$881,914	22.0%	$21.46
Occupied Subtotal/Wtd. Avg.		492,565	97.5%	$4,006,810	100.0%	$8.13

Vacant Space		12,663	2.5%
Total/Wtd. Avg.		505,228	100.0%

(1)	Information is based on the underwritten rent roll dated April 30, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	In the event it exercises its extension option, Goodwill will have a purchase option with respect to its leased premises See Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the prospectus.

The following table presents certain information relating to the lease rollover schedule at the Massillon Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	5	50,872	10.1%	10.1%	$709,013	17.7%	17.7%	$13.94
2028	4	7,564	1.5%	11.6%	$144,725	3.6%	21.3%	$19.13
2029	4	20,010	4.0%	15.5%	$246,964	6.2%	27.5%	$12.34
2030	6	368,085	72.9%	88.4%	$2,224,236	55.5%	83.0%	$6.04
2031	3	8,755	1.7%	90.1%	$155,154	3.9%	86.9%	$17.72
2032	1	10,000	2.0%	92.1%	$198,000	4.9%	91.8%	$19.80
2033	1	25,582	5.1%	97.2%	$250,000	6.2%	98.0%	$9.77
2034	0	0	0.0%	97.2%	$0	0.0%	98.0%	$0.00
2035	0	0	0.0%	97.2%	$0	0.0%	98.0%	$0.00
2036	1	1,697	0.3%	97.5%	$78,719	2.0%	100.0%	$46.39
2037 & Thereafter	0	0	0.0%	97.5%	$0	0.0%	100.0%	$0.00
Vacant	0	12,663	2.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	25	505,228	100.0%		$4,006,810	100.0%		$8.13

(1)	Information is based on the underwritten rent roll as of April 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Massillon Marketplace Property is located in Massillon, Ohio, within the Stark County retail submarket of the Cleveland retail market. The Massillon Marketplace Property is situated in the southwestern portion of Stark County, within the city of Massillon, approximately 23.2 miles south of Akron, Ohio and 57.1 miles south of Cleveland, Ohio. Massillon is part of the Canton-Massillon metropolitan statistical area, which serves as a regional center for manufacturing, healthcare, education, and retail in Northeast Ohio. The metropolitan area benefits from a diversified economic base that supports

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
130

Retail – Anchored	Loan #13	Cut-off Date Balance:	$26,500,000
1-101 Massillon Marketplace Drive	Massillon Marketplace	Cut-off Date LTV:	55.6%
Massillon, OH 44646		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	13.8%

steady demand for neighborhood and community-oriented commercial uses. The Massillon Marketplace Property is well positioned in the commercial corridor and located directly adjacent to the OH-21 and US Route 30 interchange. OH-21 and US Route 30 both serve as major thoroughfares in the county providing convenient access to the surrounding region. The corridor features a concentration of national and regional retailers, restaurants, service providers, and automotive uses.

According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Cleveland retail market was approximately 4.3%, with average asking rents of $11.56 and inventory of approximately 246.7 million, respectively. According to the appraisal, as of the first quarter of 2026, the vacancy rate in the Stark County retail submarket was approximately 2.6%, with average asking rents of $11.92, and inventory of approximately 29.2 million. According to the appraisal, the 2025 total population within a one-, three-, and five-mile radius of the Massillon Marketplace Property was 511, 30,253, and 70,875, respectively. The estimated 2025 average household income within the same radii was $72,026, $70,583, and $78,574, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Massillon Marketplace Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (months)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Reimbursement Method
Big Anchor Space	$5.50	15	10.0% / 5 Years	$10.00 / $1.00	5.0% / 2.5%	Continue Prior
Anchor Space	$7.00	15	10.0% / 5 Years	$10.00 / $1.00	5.0% / 2.5%	Continue Prior
Junior Anchor Space	$9.50	10	10.0% / 5 Years	$15.00 / $2.00	5.0% / 2.5%	NNN
Major Space	$13.00	10	10.0% / 5 Years	$20.00 / $2.00	6.0% / 3.0%	NNN
Inline Space	$20.00	5	1.50% per annum	$20.00 / $2.00	6.0% / 3.0%	NNN
Outlot – Inline Space	$22.50	5	1.50% per annum	$20.00 / $2.00	6.0% / 3.0%	NNN
Outlot – Window Space	$40.00	5	2.00% per annum	$20.00 / $2.00	6.0% / 3.0%	Continue Prior
Pad Rent – BK Space	$30.10	15	10.0% / 5 Years	$0.00 / $0.00	6.0% / 3.0%	Continue Prior
Pad Rent – IHOP Space	$17.86	15	10.0% / 5 Years	$0.00 / $0.00	6.0% / 3.0%	Continue Prior
Pad Rent – Applebee’s Space	$15.77	15	10.0% / 5 Years	$0.00 / $0.00	6.0% / 3.0%	Continue Prior
Pad Rent – Wendy’s Space	$18.52	15	10.0% / 5 Years	$0.00 / $0.00	6.0% / 3.0%	Continue Prior

Source: Appraisal

The following table presents certain information relating to comparable big anchor space retail tenants with respect to the Massillon Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Massillon Marketplace (subject)(1) 1-101 Massillon Marketplace Drive Massillon, OH	2000 / NAP	Wal-Mart	220,184	Aug. 2025	5	$5.00	NNN
Bechtle Crossing 1600-1690 North Bechtle Avenue Springfield, OH	2006 / NAP	Kohl’s	89,008	Jul. 2024	7	$6.80	NNN
Walmart Supercenter 2700 West State Street Alliance, OH	1997 / NAP	Walmart Supercenter	200,084	Oct. 2017	5	$5.95	Absolute Net
At Home 4938 Portage Street Northwest North Canton, OH	2000 / 2019	At Home	90,304	Jul. 2019	10	$8.75	NNN
Former Kmart 3801 Harmont Avenue Northeast Canton, OH	1966 / NAP	M@C Discount	105,800	Sep. 2023	7.25	$4.25	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
131

Retail – Anchored	Loan #13	Cut-off Date Balance:	$26,500,000
1-101 Massillon Marketplace Drive	Massillon Marketplace	Cut-off Date LTV:	55.6%
Massillon, OH 44646		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to comparable anchor retail tenants with respect to the Massillon Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Massillon Marketplace (subject)(1) 1-101 Massillon Marketplace Drive Massillon, OH	2000 / NAP	Lowe’s	135,197	Jul. 2025	5	$6.60	NNN
Bechtle Crossing 1600-1690 North Bechtle Avenue Springfield, OH	2006 / NAP	Academy Sports	49,862	Mar. 2024	16	$12.44	NNN
Shoppes at Parma 8253 West Ridgewood Drive Cleveland, OH	1955 / 2016	Dick’s Marc’s	50,000 48,688	Feb. 2026 Jan. 2026	5 10	$8.50 $10.00	NNN NNN
Hilltop Plaza 5100-5222 Wilson Mills Road Richmond Heights, OH	1962 / 1994	Dave’s Supermarket	55,345	Jan. 2026	3	$10.00	NNN
Brooklor Square 25905-26041 Lorain Road North Olmsted, OH	1962 / NAP	TJ Maxx	51,996	Feb. 2026	10	$11.78	NNN
Fairlane Green 3100 Fairlane Drive Allen Park, MI	2005 / NAP	TJ Maxx	32,141	Nov. 2025	5	$13.75	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

The following table presents certain information relating to comparable junior anchor space with respect to the Massillon Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Massillon Marketplace (subject)(1) 1-101 Massillon Marketplace Drive Massillon, OH	2000 / NAP	Ross Dress For Less Marshall’s	25,582 25,000	Dec. 2022 Nov. 2022	10 5	$9.77 $8.50	NNN NNN
Hilltop Plaza 5100-5222 Wilson Mills Road Richmond Heights, OH	1962 / 1994	Planet Fitness	23,676	Jan. 2023	20	$9.75	NNN
Brooklor Square 25905-26041 Lorain Road North Olmsted, OH	1962 / NAP	Savers Golf Galaxy	27,830 18,691	Oct. 2024 Jun. 2023	10 3	$14.50 $11.50	NNN NNN
Stony Creek Marketplace 17015-17200 Mercantile Boulevard Noblesville, IN	2003 / NAP	Best Buy HomeGoods TJ Maxx	31,004 28,444 30,000	Apr. 2026 Nov. 2023 Oct. 2023	5 5 5	$14.00 $8.29 $10.50	NNN NNN NNN
Fairlane Green 3100 Fairlane Drive Allen Park, MI	2005 / NAP	Barnes and Noble	25,950	May 2024	15	$14.50	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
132

Retail – Anchored	Loan #13	Cut-off Date Balance:	$26,500,000
1-101 Massillon Marketplace Drive	Massillon Marketplace	Cut-off Date LTV:	55.6%
Massillon, OH 44646		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to comparable major tenant space with respect to the Massillon Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Massillon Marketplace (subject)(1) 1-101 Massillon Marketplace Drive Massillon, OH	2000 / NAP	Five Below Mattress Firm	10,000 4,952	Oct. 2021 Jan. 2023	10 5	$19.80 $24.15	NNN NNN
Delaware Community Plaza 1710-1850 Columbus Pike Delaware, OH	1993 / 2010	Harbor Freight	16,080	May 2020	10	$7.00	NNN
Shoppes at Parma 8253 West Ridgewood Drive Cleveland, OH	1955 / 2016	Old Navy	12,803	Feb. 2024	4	$15.00	NNN
Hilltop Plaza 5100-5222 Wilson Mills Road Richmond Heights, OH	1962 / 1994	Ace Hardware Lifelong Learning	15,442 7,452	Mar. 2021 Sep. 2025	5 5	$16.32 $17.00	Gross NNN
Stony Creek Marketplace 17015-17200 Mercantile Boulevard Noblesville, IN	2003 / NAP	Five Below Shoe Carnival	11,250 10,000	Feb. 2025 Feb. 2025	10 5	$17.50 $18.75	NNN Gross
Fairlane Green 3100 Fairlane Drive Allen Park, MI	2005 / NAP	Old Navy Five Below	18,800 8,955	Feb. 2022 Aug. 2026	5 10	$19.00 $20.00	NNN NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

The following table presents certain information relating to comparable inline tenant space with respect to the Massillon Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Massillon Marketplace (subject)(1) 1-101 Massillon Marketplace Drive Massillon, OH	2000 / NAP	Bath & Body Works Verizon Wireless	2,500 2,500	Feb. 2026 Jul. 2021	5 8	$18.00 $24.66	NNN NNN
Delaware Community Plaza 1710-1850 Columbus Pike Delaware, OH	1993 / 2010	Ohio Health Romeo’s Pizza	4,630 1,440	Oct. 2025 May 2025	3 5	$18.15 $18.70	NNN NNN
Bechtle Crossing 1600-1690 North Bechtle Avenue Springfield, OH	2006 / NAP	Blossom Nail Bar Holiday Hair	4,000 1,225	Sep. 2025 May 2024	10 5	$19.00 $21.56	NNN NNN
Shoppes at Parma 8253 West Ridgewood Drive Cleveland, OH	1955 / 2016	Mattress Firm	4,500	Aug. 2025	5	$25.41	NNN
Hilltop Plaza 5100-5222 Wilson Mills Road Richmond Heights, OH	1962 / 1994	Richmond Beauty Supply He Loves Curves	3,929 2,530	Feb. 2025 Dec. 2024	5 3	$17.44 $25.56	NNN Gross
Brooklor Square 25905-26041 Lorain Road North Olmsted, OH	1962 / NAP	Tropical Smoothie Cafe	1,786	Jan. 2024	10	$27.00	NNN
Stony Creek Marketplace 17015-17200 Mercantile Boulevard Noblesville, IN	2003 / NAP	Papa John’s AT&T	1,615 1,487	Jan. 2024 Jul. 2025	10 5	$28.50 $29.00	NNN NNN
Fairlane Green 3100 Fairlane Drive Allen Park, MI	2005 / NAP	Lane Bryant Bath and Body Works	5,400 3,000	Sep. 2023 Feb. 2023	5 5	$20.50 $32.50	NNN NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
133

Retail – Anchored	Loan #13	Cut-off Date Balance:	$26,500,000
1-101 Massillon Marketplace Drive	Massillon Marketplace	Cut-off Date LTV:	55.6%
Massillon, OH 44646		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to comparable outlot tenant space with respect to the Massillon Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Massillon Marketplace (subject)(1) 1-101 Massillon Marketplace Drive Massillon, OH	2000 / NAP	American Tanning	1,666	Jan. 2024	5	$19.00	Gross
Delaware Community Plaza 1710-1850 Columbus Pike Delaware, OH	1993 / 2010	Chipotle	2,206	Jan. 2026	5	$33.67	NNN
Shoppes at Parma 8253 West Ridgewood Drive Cleveland, OH	1955 / 2016	Panera Bread AT&T Sport Clips	4,200 2,200 1,193	Nov. 2025 Apr. 2025 Sep. 2025	10 5 5	$38.72 $36.55 $29.04	NNN Gross NNN
Stony Creek Marketplace 17015-17200 Mercantile Boulevard Noblesville, IN	2003 / NAP	Panda Express	2,080	Apr. 2025	5	$29.25	NNN
Fairlane Green 3100 Fairlane Drive Allen Park, MI	2005 / NAP	Panera Bread	4,500	Jan. 2022	5	$42.59	NNN
The Greens at Belden Strip Center 4992 Fulton Road Northwest Canton, OH	2022 / NAP	Radiance Tan Pure Barre	1,880 1,607	Feb. 2024 Jan. 2024	10 10	$35.00 $32.00	NNN NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 30, 2026 other than Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” value for the Massillon Marketplace Property of $47,700,000 as of May 6, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2026, there was no evidence of any recognized environmental conditions at the Massillon Marketplace Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Massillon Marketplace Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$3,908,793	$3,979,821	$3,991,799	$4,277,779	$8.47
Reimbursements	$469,388	$691,427	$822,997	$771,322	$1.53
Other Income(2)	$6,178	$155	$259	$2,623	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	($270,969)	($0.54)
Effective Gross Income	$4,384,359	$4,671,402	$4,815,054	$4,780,754	$9.46

Real Estate Taxes	$336,310	$397,468	$361,440	$385,951	$0.76
Insurance	$32,419	$37,218	$44,723	$59,131	$0.12
Other Expenses	$542,902	$488,349	$681,098	$666,014	$1.32
Total Expenses	$911,632	$923,036	$1,087,261	$1,111,095	$2.20

Net Operating Income	$3,472,728	$3,748,367	$3,727,794	$3,669,659	$7.26
Capital Expenditures	$0	$0	$0	$80,836	$0.16
TI/LC	$0	$0	$0	$245,735	$0.49
Net Cash Flow	$3,472,728	$3,748,367	$3,727,794	$3,343,088	$6.62

Occupancy %(3)	98.0%	98.0%	97.5%	93.7%
NOI DSCR	2.22x	2.40x	2.39x	2.35x
NCF DSCR	2.22x	2.40x	2.39x	2.14x
NOI Debt Yield	13.1%	14.1%	14.1%	13.8%
NCF Debt Yield	13.1%	14.1%	14.1%	12.6%

(1)	Based on the underwritten rent roll dated as of April 30, 2026 with rent steps. UW Gross Potential Rent includes $35,582 of contractual rent steps through November 2026.
(2)	Other Income represents contractual licensing rent paid by I.E.G Inc. which operates recycling bins on site at the Massillon Marketplace Property.
(3)	UW Occupancy % represents economic occupancy and 2025 Occupancy % is based on the underwritten rent roll dated as of April 30, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
134

Mortgage Loan No. 14 – Glendale Fashion Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Glendale, CA 91206
Original Balance:	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Power Center
% of Initial Pool Balance(1):	2.9%			Title Vesting(3):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2001/NAP
Borrower Sponsor:	Marianne J. Moy			Size:	263,904 SF
Guarantors:	Marianne J. Moy, Moy Family Marital Trust,			Cut-off Date Balance PSF(1):	$379
	Moy Family Survivor’s Trust			Maturity Date Balance PSF(1):	$379
	and Moy Family Decedent’s Trust			Property Manager:	Athena Management Inc.
Mortgage Rate:	6.5180%
Note Date:	6/5/2026
Maturity Date:	7/1/2031			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI:	$8,219,531
Original Amortization Term:	0 months			UW NCF:	$8,005,258
IO Period:	60 months			UW NOI Debt Yield(1):	8.2%
Seasoning:	1 month			UW NCF Debt Yield(1):	8.0%
Prepayment Provisions:	L(25),YM1(28),O(7)			UW NOI Debt Yield at Maturity(1):	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.21x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,980,338 (2/28/2026 TTM)
Additional Debt Balance(1):	$75,000,000			2nd Most Recent NOI:	$7,989,438 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$7,662,218 (12/31/2024)
Reserves				Most Recent Occupancy:	100.0% (3/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.2% (12/31/2025)
RE Taxes:	$328,800	$82,200	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2024)
Insurance:	$527,188	$43,932	NAP	Appraised Value (as of):	$146,400,000 (4/20/2026)
Replacement Reserve:	$0	$3,301	NAP	Appraised Value PSF:	$555
TI/LC Reserve:	$1,000,000	Springing	$500,000	Cut-off Date LTV Ratio(1):	68.3%
Other Reserves(2):	$225,418	$25,000	NAP	Maturity Date LTV Ratio(1):	68.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	100.0%	Loan Payoff:	$85,144,286	85.1%
			Return of Equity:	$10,218,874	10.2%
			Closing Costs:	$2,555,434	2.6%
			Upfront Reserves:	$2,081,406	2.1%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Glendale Fashion Center Mortgage Loan (as defined below) is part of the Glendale Fashion Center Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Glendale Fashion Center Whole Loan.
(2)	Initial Other Reserves consist of Urbane Café Leasing Reserve ($150,899), Free Rent Reserve ($49,519), Ground Rent Reserve ($25,000) and Monthly Other Reserve consists of Ground Rent Reserve.
(3)	The Glendale Fashion Center Property (as defined below) operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Glendale Fashion Center Mortgage Loan”) is part of a whole loan (the “Glendale Fashion Center Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a 263,904 SF retail property located in Glendale, California (the “Glendale Fashion Center Property”). The Glendale Fashion Center Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $25,000,000. The Glendale Fashion Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 securitization trust. The relationship between the holders of the Glendale Fashion Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the Glendale Fashion Center Whole Loan:

Glendale Fashion Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK5 2026-5YR23	Yes
A-2	$25,000,000	$25,000,000	BANK5 2026-5YR24	No
Total	$100,000,000	$100,000,000
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
135

Retail – Power Center	Loan #14	Cut-off Date Balance:	$25,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

The Borrowers and the Borrower Sponsor. The borrowers for the Glendale Fashion Center Whole Loan are Glendale Fashion Associates LLC and Rancho Palisades Holdings, LLC, operating under a tenants in common agreement, each a Delaware limited liability company and single purpose entity. The non-recourse carveout guarantors for the Glendale Fashion Center Whole Loan are Marianne J. Moy, Moy Family Marital Trust, Moy Family Survivor’s Trust and Moy Family Decedent’s Trust and the borrower sponsor is Marianne J. Moy.

Marianne J. Moy is a Newport Beach-based real estate investor with a portfolio located in Southern California that includes apartments, rental homes, self storage, and retail properties. Ms. Moy has more than four decades of commercial real estate experience and serves as the president and principal of Golden Horizon Enterprises and Oaks Property Management, a privately held real estate investment firm and property management company. Golden Horizon Enterprises owns 1,062 multifamily units and a 180,000 SF self storage facility located throughout Southern California. Marianne J. Moy acquired the Glendale Fashion Center Property in 2001.

The Property. The Glendale Fashion Center Property consists of a 263,904 SF retail power center situated on 5.06 acres in Glendale, California. The Glendale Fashion Center Property is comprised of two multi-tenant buildings and one single-tenant building arranged around a two-level subterranean/surface deck parking garage providing a total of 1,149 spaces, resulting in a parking ratio of 4.35 per 1,000 SF. The Glendale Fashion Center Property operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion. The Glendale Fashion Center Property was developed in 2001 and is anchored by national retailers, including Ralphs, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michaels, Cost Plus, Total Wine & More, and Petco, which collectively account for approximately 92.5% of NRA and 84.5% of gross potential rent. Twelve tenants (68.1% of NRA and 72.3% of UW Rent) reported total annual sales of approximately $106 million as of December 2025.

The Glendale Fashion Center Property has a granular rent roll, with no tenant contributing greater than 16.2% of the total underwritten rent. The nine anchor tenants at the Glendale Fashion Center Property represent 92.5% of total SF and generate 84.5% of total underwritten rent. Eight tenants representing 71.0% of NRA and 68.3% of UW Rent are original tenants with leases starting in 2000. The weighted average lease term at the Glendale Fashion Center Property is 28.1 years. The Glendale Fashion Center Property has a 20-year average historical occupancy of 97%. As of March 31, 2026, the Glendale Fashion Center Property was 100.0% leased to 19 tenants.

The following table presents certain information relating to the sales history of certain tenants of the Glendale Fashion Center Property:

Tenant Sales(1)
Tenant	SF	2020 Sales	2021 Sales	2022 Sales	2023 Sales	2024 Sales	2025 Sales	2025 Sales PSF(2)	2025 Occupancy Cost
Ralphs	50,000	$33,163,461	$31,660,411	$33,954,898	$35,036,582	$33,816,389	$34,494,913	$690	6.0%
Ross Dress for Less	32,100	$12,208,462	$19,070,417	$18,346,929	$19,396,696	$19,923,837	$20,001,723	$623	9.1%
TJ Maxx	25,000	$7,508,815	$11,300,450	$13,671,178	$15,268,229	$15,295,149	$15,894,107	$636	6.2%
Michaels	22,311	$6,251,388	$6,687,582	$6,491,908	$6,145,328	$6,015,414	$6,655,276	$298	14.5%
Cost Plus	18,673	$2,933,424	$5,288,718	$5,454,292	$5,043,014	$4,783,149	$5,317,560	$285	14.7%
Petco	17,000	$6,817,867	$8,339,350	$9,847,076	$10,776,551	$10,334,173	$10,348,076	$609	9.1%
Bath and Body Works	3,840	NAV	NAV	NAV	NAV	$2,419,411	$2,357,365	$614	11.9%
California Fish Grill	3,000	$283,758	$1,934,493	$2,091,178	$2,107,866	$2,016,441	$2,202,952	$734	11.8%
Nothing Bundt Cakes	2,623	$514,746	$1,255,069	$1,340,769	$1,749,348	$1,629,122	$1,428,878	$545	13.2%
The Habit Restaurants	1,996	$2,770,648	$2,993,961	$3,700,690	$3,705,247	$3,761,674	$3,803,399	$1,906	5.8%
Panda Express	1,916	$2,229,487	$2,772,636	$3,059,339	$3,097,063	$3,009,562	$3,126,654	$1,632	5.1%
Jamba Juice	1,279	$347,456	$474,124	$426,513	$370,957	$390,903	$407,421	$319	33.7%

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data. Shown as of December 31 of each respective year.
(2)	TJ Maxx and Cost Plus sales for 2025 are based on the trailing twelve months ending January 2026.

Major Tenants.

Ralphs (50,000 SF, 18.9% of NRA, 16.1% of UW Rent). Ralphs is a subsidiary of The Kroger Co., (rated Baa1/ BBB by Moody’s/S&P). Founded in 1883 and headquartered in Cincinnati, Ohio, The Kroger Co. is one of the largest food retailers in the United States, operating 2,731 supermarkets across multiple banners including Ralphs, King Soopers, Fred Meyer, Smith's, Harris Teeter, Mariano's, and QFC. The Kroger Co. acquired Ralphs Grocery Company in 1998. Ralphs has been in occupancy at the Glendale Fashion Center Property since 2001 and executed a 20-year lease extension in 2021 with the current term expiring in December 31, 2040 and has two 5-year extension options and no termination options. Ralphs currently pays a base rent of $28.60 PSF on a triple net lease, which increases in 2031 and 2036 (based on the lesser of 10% and consumer price index). Ralphs is also required to pay percentage rent equal to 1.5% on the amount by which gross sales exceeds base rent. As of December 2025, Ralphs reported $34.5 million in sales ($690 PSF) which results in an occupancy cost ratio of 4.1%.

Nordstrom Rack (37,140 SF, 14.1% of NRA, 9.1% of UW Rent). Nordstrom Rack is the off-price retail division of Nordstrom, Inc. Founded in 1901 and headquartered in Seattle, Washington, Nordstrom, Inc. is a fashion retailer operating approximately 399 Nordstrom department and Nordstrom Rack off-price stores across the United States, along with Nordstrom Local service hubs and full- and off-price e-commerce platforms. Nordstrom Rack has been in occupancy at the Glendale Fashion Center Property since 2001, and most recently executed a five-year extension in 2025, resulting in a June 2030 lease expiration with no extension options and no termination options. Nordstrom Rack currently pays a base rent of $21.78 PSF on a triple net lease. Nordstrom Rack is not required to report sales.

Ross Dress for Less (32,100 SF, 12.2% of NRA, 16.2% of UW Rent). Ross Dress for Less (“Ross”) is a subsidiary of Ross Stores, Inc. (NASDAQ: ROST) (rated A2/A- by Moody’s/S&P). The company is one of the largest off-price apparel and home fashion chain in the United States with over 1,847 Ross Dress for Less stores and 358 DD's discounts stores across more than 2,200 total locations. Ross has been in occupancy at the Glendale Fashion Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
136

Retail – Power Center	Loan #14	Cut-off Date Balance:	$25,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Property since 2001 and recently executed a new 10-year lease in 2025, resulting in a January 2036 lease expiration with no termination options. The new lease includes two 5-year extension options at greater of fixed rents or market. Ross Dress for Less currently pays a base rent of $45 PSF on a triple net lease, which increases to $49.50 PSF in 2031. Ross is also required to pay percentage rent equal to 2.0% on the amount by which gross sales exceeds base rent. As of December 2025, Ross Dress for Less reported $20.0 million in sales ($623 PSF) which results in an occupancy cost ratio of 7.2%.

The following table presents certain information relating to the tenancy at the Glendale Fashion Center Property:

Tenant Summary(1)
							December 2025 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
Ralphs	NR/Baa1/BBB	50,000	18.9%	$1,430,000	16.1%	$28.60	$34,494,913	$690	6.0%	12/31/2040	2 x 5 yr	None
Nordstrom Rack	NR/NR/NR	37,140	14.1%	$808,909	9.1%	$21.78	NAV	NAV	NAV	6/30/2030	None	None
Ross Dress for Less	NR/A2/A-	32,100	12.2%	$1,444,500	16.2%	$45.00	$20,001,723	$623	9.1%	1/31/2036	2 x 5 yr	None
TJ Maxx	NR/A2/A	25,000	9.5%	$687,500	7.7%	$27.50	$15,894,107	$636	6.2%	2/28/2029	2 x 5 yr	None
Staples	NR/NR/NR	24,000	9.1%	$705,600	7.9%	$29.40	NAV	NAV	NAV	4/30/2027	1 x 5 yr	None
Michaels	NR/NR/NR	22,311	8.5%	$652,597	7.3%	$29.25	$6,655,276	$298	14.5%	3/1/2028	2 x 5 yr	None
Cost Plus	NR/NR/NR	18,673	7.1%	$546,745	6.2%	$29.28	$5,317,560	$285	14.7%	1/31/2030	None	None
Total Wine and More	NR/NR/NR	18,000	6.8%	$522,000	5.9%	$29.00	NAV	NAV	NAV	2/28/2038	4 x 5 yr	None
Petco	NR/B3/B	17,000	6.4%	$711,790	8.0%	$41.87	$10,348,076	$609	9.1%	6/30/2030	None	None
Anchor Tenants Subtotal/Wtd. Avg.		244,224	92.5%	$7,509,641	84.5%	$30.75

Other Tenants		19,680	7.5%	$1,379,861	15.5%	$70.11
Occupied Collateral Total/Wtd. Avg.		263,904	100.0%	$8,889,502	100.0%	$33.68

Vacant Space		0	0.0%
Total/Wtd. Avg.		263,904	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.

The following table presents certain information relating to the lease rollover schedule at the Glendale Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	25	0.0%	0.0%	$7,200	0.1%	0.1%	$288.00
2027	1	24,000	9.1%	9.1%	$705,600	7.9%	8.0%	$29.40
2028	3	24,308	9.2%	18.3%	$901,854	10.1%	18.2%	$37.10
2029	2	26,279	10.0%	28.3%	$796,982	9.0%	27.1%	$30.33
2030	7	83,352	31.6%	59.9%	$2,722,326	30.6%	57.8%	$32.66
2031(3)	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2032	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2033	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2034	1	3,840	1.5%	61.3%	$211,200	2.4%	60.1%	$55.00
2035	0	0	0.0%	61.3%	$0	0.0%	60.1%	$0.00
2036	2	34,100	12.9%	74.2%	$1,592,340	17.9%	78.0%	$46.70
2037 & Thereafter	2	68,000	25.8%	100.0%	$1,952,000	22.0%	100.0%	$28.71
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	263,904	100.0%		$8,889,502	100.0%		$33.68

(1)	Based on the underwritten rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Glendale Fashion Center Whole Loan has a maturity date of July 1, 2031.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
137

Retail – Power Center	Loan #14	Cut-off Date Balance:	$25,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

The Market. The Glendale Fashion Center Property is located at the southwest corner of North Glendale Avenue and East California Avenue, in Glendale, California. The City of Glendale is centrally located within the Tri-Cities area in the foothills of the San Gabriel Mountains. The Tri-Cities area includes the incorporated cities of Burbank, Glendale, and Pasadena, which are situated along the path of the Ventura Freeway (State Highway 134), a major east/west freeway through the north central portion of Los Angeles County. Glendale is the third largest of the 84 cities in Los Angeles County, with a population of approximately 200,000, and its geographic boundaries encompass just over 30 square miles. Glendale is served by four major arterial freeways including the Glendale Freeway (2), the Ventura Freeway (134), the Golden State Freeway (Interstate 5) and the Foothill Freeway (Interstate 210).

Glendale has attracted a diverse mix of corporations, insurance companies and real estate firms, as well as a broad base of entertainment companies. Many major companies including Glendale Adventist Medical, Nestle USA, Cigna Health Plans, Walt Disney Company, and DreamWorks Animation are located in the city. In addition to major corporations, the entertainment industry provides direct and peripheral demand through its leased and owned facilities. Six major studios are located within four miles of downtown Glendale: Warner Brothers, NBC, Walt Disney, Universal Studios, CBS/MTM, and the DreamWorks Animation Campus. The Glendale Fashion Center Property is located in the Los Angeles retail market and the Burbank/Glendale/Pasadena retail submarket. According to the appraisal, as of year-end 2025, the Los Angeles retail market contains approximately 69.7 million SF of space and has a vacancy rate of 8.0% with asking rents of $34.63 PSF. The Burbank/Glendale/Pasadena retail submarket contains approximately 2.9 million SF of space and has a vacancy rate of 8.8% with asking rents of $39.73 PSF.

According to the appraisal, the 2025 population within a 1-, 3- and 5-mile radius of the Glendale Fashion Center Property was 65,023, 217,829 and 515,824, respectively. According to the appraisal, 2025 average household income within the same radii was $91,599, $119,257 and $125,090, respectively.

The following table presents information regarding certain competitive properties to the Glendale Fashion Center Property:

Competitive Retail Center Summary(1)
Property Name/Location	Sub-Type	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Glendale Fashion Center 211-249 North Glendale Avenue Glendale, CA	Power Center	2001/NAP	263,904(2)	100.0%(2)	NAP	Ralphs, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michaels, Cost Plus, Total Wine and More, Petco (2)
The Americana at Brand 899 Americana Way Glendale, CA	Lifestyle Center	2008/NAP	650,629	100.0%	0.8 miles	Nordstrom, H&M, AMC Theaters, Barnes & Noble, Tesla
Glendale Marketplace 106-146 S Brand Blvd Glendale, CA	Power Center	1998/NAP	209,196	99.0%	0.8 miles	HomeGoods, LA Fitness, Marshalls, Ross Dress For Less, Old Navy
Glendale Plaza 561 N Glendale Ave Glendale, CA	Community Center	1959/NAP	100,195	100.0%	0.5 miles	Vons, Ace Hardware
La Canada Town Center 935-965 Foothill Blvd La Canada, CA	Community Center	2008/NAP	115,939	100.0%	6.5 miles	Target, HomeGoods
The Marketplace 2675 Foothill Blvd La Crescenta, CA	Community Center	1965/1991	113,338	100.0%	6.1 miles	Ralphs

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 31, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Glendale Fashion Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor (Nordstrom, Total Wine)	$30.00	10	10% every 5 yrs
Anchor (Staples, Michaels, Cost Plus)	$33.00	10	10% every 5 yrs
Anchor (Ralphs)	$36.00	10	10% every 5 yrs
Anchor (Petco)	$42.00	10	10% every 5 yrs
Anchor (Ross, TJ Maxx)	$45.00	10	10% every 5 yrs
Inline	$55.00 - $72.00	10	3% annual
Cart/ATM	$250.00	10	3% annual

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
138

Retail – Power Center	Loan #14	Cut-off Date Balance:	$25,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Appraisal. The appraisal concluded to an “as-is” value for the Glendale Fashion Center Property of $146,400,000 as of April 20, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2026, there was no evidence of any recognized environmental conditions at the Glendale Fashion Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Glendale Fashion Center Property:

Cash Flow Analysis
	2023	2024	2025	2/28/2026 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,605,860	$7,732,452	$8,000,857	$8,000,558		$8,889,502		$33.68
Expense Reimbursement	$2,547,406	$2,936,784	$3,387,426	$3,414,618		$3,558,108		$13.48
Net Rental Income	$10,153,266	$10,669,236	$11,388,283	$11,415,176		$12,447,610		$47.17
(Vacancy & Credit Loss)	$0	$0	$0	$0		($552,558)		($2.09)
Percentage Rent(2)	$132,590	$242,779	$161,392	$159,550		$169,639		$0.64
Other Income	$10,479	$40,330	$25,417	$23,272		$23,272		$0.09
Effective Gross Income	$10,296,335	$10,952,345	$11,575,092	$11,597,998		$12,087,963		$45.80

Real Estate Taxes	$897,639	$915,863	$937,268	$937,268		$1,116,034		$4.23
Insurance	$225,578	$397,064	$479,262	$479,262		$479,263		$1.82
Other Operating Expenses(3)	$2,111,655	$1,977,200	$2,169,124	$2,201,130		$2,273,135		$8.61
Total Operating Expenses	$3,234,872	$3,290,127	$3,585,654	$3,617,660		$3,868,432		$14.66

Net Operating Income	$7,061,463	$7,662,218	$7,989,438	$7,980,338		$8,219,531		$31.15
Replacement Reserves	$0	$0	$0	$0		$39,586		$0.15
TI/LC	$0	$0	$0	$0		$174,687		$0.66
Net Cash Flow	$7,061,463	$7,662,218	$7,989,438	$7,980,338		$8,005,258		$30.33

Occupancy %	99.9%	99.9%	99.2%	100.0%	(4)	93.8%	(5)
NOI DSCR(6)	1.07x	1.16x	1.21x	1.21x		1.24x
NCF DSCR(6)	1.07x	1.16x	1.21x	1.21x		1.21x
NOI Debt Yield(6)	7.1%	7.7%	8.0%	8.0%		8.2%
NCF Debt Yield(6)	7.1%	7.7%	8.0%	8.0%		8.0%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	UW Percentage Rent is based on tenant percentage rent obligations over their respective sale breakpoints.
(3)	Includes $300,000 of fixed ground rent. The Glendale Fashion Center Property operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion.
(4)	Represents occupancy per the underwritten rent roll dated March 31, 2026.
(5)	Based on the economic vacancy of 6.2%. Economic vacancy assumes 3% vacancy for Ralph’s and Ross and 5% for the remaining tenants.
(6)	Based on the Glendale Fashion Center Whole Loan.

Ground Lease. The Glendale Fashion Center Property is subject to a parking facility ground lease with the City of Glendale as ground landlord (the “Landlord”) and the borrowers as ground tenant (in such capacity, collectively, the “Tenant”) covering approximately 4.26 acres comprising the structured parking garage. The lease commenced in April 2001 and has a current maturity date of April 28, 2031, with seven remaining Tenant extension options (six 10-year options and one final 9-year option), which, if fully exercised, extend the lease through April 28, 2100. Exercising each renewal option is conditioned on the Tenant giving the Landlord at least 6 months prior written notice prior to the termination of the then-current term of the ground lease. Base rent is currently at the maximum permitted level of $300,000 per year for the 2021–2040 period. Base rent is reset every 10 years based on a reappraisal (next in 2031), with future capped ranges increasing to $400,000 (2041–2060) and $500,000 (2061–2100). The Tenant is responsible for operation, maintenance, and restoration of the parking facility.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
139

Mortgage Loan No. 15 – All American Self Storage

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(1):	Various, AL
Original Balance:	$23,630,000			General Property Type:	Self Storage
Cut-off Date Balance:	$23,630,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(1):	Various/Various
Borrower Sponsors:	Brett Hatcher and Cory Bonda			Size:	393,174 SF
Guarantors:	Brett Hatcher and Cory Bonda			Cut-off Date Balance PSF:	$60
Mortgage Rate:	6.53900%			Maturity Date Balance PSF:	$60
Note Date:	8/6/2026			Property Manager:	Prestige Capital Management, LLC
Maturity Date:	8/11/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,367,695
Amortization Term:	0 months			UW NCF:	$2,320,515
IO Period:	60 months			UW NOI Debt Yield:	10.0%
Seasoning:	0 months			UW NCF Debt Yield:	9.8%
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.48x
Additional Debt Type:	NAP			Most Recent NOI:	$2,630,428 (5/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,582,237 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,479,957 (12/31/2024)
				Most Recent Occupancy:	94.7% (6/3/2026)
Reserves				2nd Most Recent Occupancy(2):	96.5% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	97.6% (12/31/2024)
RE Taxes:	$7,281	$7,281	NAP	Appraised Value (as of)(3):	$34,280,000 (6/12/2026)
Insurance:	$8,737	$8,737	NAP	Appraised Value PSF:	$87
Replacement Reserves:	$0	$3,932	NAP	Cut-off Date LTV Ratio:	68.9%
Immediate Repairs:	$20,313	$0	NAP	Maturity Date LTV Ratio:	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,630,000	65.6%	Purchase Price:	$33,675,000	93.5%
Sponsor Equity:	$12,078,539	33.6%	Closing Costs:	$2,289,467	6.4%
Seller Credits:	$292,258	0.8%	Upfront Reserves:	$36,331	0.1%
Total Sources:	$36,000,798	100.0%	Total Uses:	$36,000,798	100.0%

(1)	The All American Self Storage Properties (as defined below) are located in Dothan, Enterprise and Ozark, Alabama and were built between 1980 and 2017, and certain of the All American Self Storage Properties were renovated between 2000 and 2013.
(2)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy for 2025 and 2024 represents the average occupancy based on SF for each respective year.
(3)	The All American Self Storage Properties has a portfolio appraised value of $34,280,000, as of June 12, 2026, which is inclusive of an approximately 3.5% portfolio premium and reflects the “as-is” value of the All American Self Storage Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual All American Self Storage Properties (exclusive of the portfolio premium) of $33,130,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the All American Self Storage Mortgage Loan would be 71.3% and 71.3%, respectively. The individual appraised values are as of June 12, 2026.

The Mortgage Loan. The fifteenth largest mortgage loan (the “All American Self Storage Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,630,000 and secured by the borrower’s fee interests in seven properties totaling 393,174 SF located across the cities of Dothan, Enterprise and Ozark in Alabama (each an “All American Self Storage Property”, and collectively, the “All American Self Storage Properties”).

The Borrower and the Borrower Sponsors. The borrower is Prestige All American Storage Alabama LLC, a Delaware limited liability company required to maintain at least one independent. The borrower sponsors and non-recourse carveout guarantors are Brett Hatcher and Cory Bonda.

Brett Hatcher has been with Marcus & Millichap since 2006 and is an Executive Managing Director of Investments and Cory Bonda is one of the founding partners of Prestige Storage, a fully integrated self-storage real estate platform that focuses on acquiring stabilized or near-stabilized, income-producing self-storage assets in secondary markets and enhancing performance through revenue optimization, proactive asset management and technology integration.

The Properties. The All American Self Storage Properties are comprised of seven properties containing seven self storage assets totaling 2,190 units / 393,174 SF, located across the cities of Dothan, Enterprise and Ozark in Alabama. The All American Self Storage Properties include 1,488 (67.9% of total units) non-climate-controlled units, 566 (25.8%) climate-controlled units, 4 (0.2%) locker units, 130 (5.9%) RV/Boat units, one (0.0%) Apartment unit and one (0.0%) Loading Dock unit. The All American Self Storage Properties were constructed between 1980 and 2004, with three of the All American Self Storage Properties having been most recently renovated between 2000 and 2013. No individual All American Self Storage Property accounts for more than 19.0% of underwritten rent or 18.5% of units across the All American Self Storage Portfolio. The All American Self Storage Properties has exhibited consistently strong historical occupancy, with average occupancy above 95% over the last 5 years. As of June 3, 2026, the All American Self Storage Properties were 94.6% (units)/ 94.7% (SF) occupied. The All American Self Storage Property known as Enterprise has two commercial space totaling 17,975 SF leased to two retail tenants Align Chiropractic and Wildcat Fitness Group.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
140

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$23,630,000
Various	All American Self Storage	Cut-off Date LTV:	68.9%
Various, AL Various		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the All American Self Storage Properties:

Portfolio Summary(1)
Property	Address	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	% Occupied SF	Allocated Mortgage Loan Amount	% of Allocated Mortgage Loan Amount	Appraised Value	UW Revenue	% of UW Revenue
East	1405 Ross Clark Circle, Dothan, AL	2002 / NAP	389	71,500	97.3%	$4,457,818	18.9%	$6,250,000	$655,992	17.9%
Odom	2811 John D Odom Road, Dothan, AL	2004 / 2013	406	69,950	90.1%	$4,436,420	18.8%	$6,220,000	$714,299	19.4%
Brannon Stand	1908 and 1909 South Brannon Stand Road, Dothan, AL	2003 / NAP	373	97,600	93.8%	$4,357,963	18.4%	$6,110,000	$675,648	18.4%
West	2915 Ross Clark Circle, Dothan, AL	1995, 2017 / NAP	336	51,198	93.9%	$3,145,436	13.3%	$4,410,000	$513,480	14.0%
Enterprise	707 Boll Weevil Circle, Enterprise, AL	1981 / 2012	226	30,094	99.9%	$2,895,798	12.3%	$4,060,000	$373,440	10.2%
Ozark	950 US Highway 231, Ozark, AL	1980 / 2000	235	33,669	98.8%	$2,446,450	10.4%	$3,430,000	$395,580	10.8%
North	4207 Montgomery Highway, Dothan, AL	1994 / NAP	225	39,163	94.2%	$1,890,115	8.0%	$2,650,000	$344,424	9.4%
Total/Wtd. Avg.			2,190	393,174	94.7%	$23,630,000	100.0%	$34,280,000(2)	$3,672,863	100.0%

(1)	Based on the underwritten rent roll as of June 3, 2026.
(2)	The All American Self Storage Properties has a portfolio appraised value of $34,280,000, as of June 12, 2026, which is inclusive of an approximately 3.5% portfolio premium and reflects the “as-is” value of the All American Self Storage Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual All American Self Storage Properties (exclusive of the portfolio premium) of $33,130,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the All American Self Storage Mortgage Loan would be 71.3% and 71.3%, respectively. The individual appraised values are as of June 12, 2026.

The following table presents information with respect to the unit mix of the All-American Self Storage Properties:

Unit Mix(1)
Unit Type	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	Monthly Average UW Rent Per Unit(3)
Non-Climate Controlled	220,320	56.0%	1,488	96.1%	$131.08
RV/Boat	86,100	21.9%	130	89.5%	$188.80
Climate Controlled	85,454	21.7%	566	96.3%	$154.56
Apartment	800	0.2%	1	100.0%	$595.00
Loading Dock	400	0.1%	1	100.0%	$160.00
Locker	100	0.0%	4	100.0%	$49.00
Total/Wtd. Avg.	393,174	100.0%	2,190	94.7%	$140.53

(1)	Based on the underwritten rent roll as of June 3, 2026.
(2)	Based on SF.
(3)	Based on occupied units.

The Market. The All American Self Storage Properties are located within the Dothan metropolitan statistical area (“MSA”) market, across the cities of Dothan, Enterprise and Ozark, Alabama. The Dothan MSA covers 1,717 square miles with a population density of approximately 89 people per square mile and had an estimated 2025 population of 153,334. According to the appraisals, the estimated 2025 median household income in the Dothan MSA was approximately $61,282 and the average household income in the Dothan MSA market was approximately $80,095. According to the appraisals, self storage facilities typically draw approximately 65.0% of their customers from within a three-mile radius. Residential customers comprise approximately 79.0% of the market and there are no known planned additions to self storage inventory within a five-mile radius of any of the All American Self Storage Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
141

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$23,630,000
Various	All American Self Storage	Cut-off Date LTV:	68.9%
Various, AL Various		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the market and demographic characteristics of the All American Self Storage Properties:

Market Summary
Property / City, State	MSA	Population(1)			Median Household Income(1)			Average Household Income(1)
		1-Mi.	3-Mi.	5-Mi.	1-Mi.	3-Mi.	5-Mi.	1-Mi.	3-Mi.	5-Mi.
East / Dothan, AL	Dothan MSA	5,068	27,449	52,073	$42,743	$40,356	$51,633	$60,107	$57,963	$71,584
Odom / Dothan, AL	Dothan MSA	2,547	18,474	47,459	$76,873	$70,053	$66,949	$99,575	$93,981	$91,943
Brannon Stand / Dothan, AL	Dothan MSA	2,162	18,573	46,124	$91,557	$84,594	$76,493	$123,949	$110,433	$100,734
West / Dothan, AL	Dothan MSA	696	14,098	38,949	$67,901	$79,356	$78,078	$84,024	$101,955	$102,326
Enterprise / Enterprise, AL	Dothan MSA	5,198	29,361	38,878	$66,275	$68,264	$70,006	$77,828	$82,709	$84,477
Ozark / Ozark, AL	Dothan MSA	303	7,155	13,416	$56,256	$41,662	$49,284	$89,145	$62,562	$67,053
North / Dothan, AL	Dothan MSA	3,822	25,256	57,964	$77,902	$72,104	$61,628	$103,755	$96,851	$85,509

Source: Appraisals.

(1)	Population and household income figures are estimated 2025 figures within a one-, three- and five-mile radius of each of the All American Self Storage Properties, as reported by Esri in the individual appraisals.

The following table presents certain information relating to comparable self storage properties for the All American Self Storage Properties:

Comparable Properties Summary(1)
Property Name / Location	Distance from Subject (miles)(2)	Year Built / Renovated	Units	Net Rentable Area (SF)	Occupancy
All American Self Storage Properties / Various, Alabama	–	Various / Various(3)	2,190(4)	393,174(4)	94.7%(4)
Storage Land Self-Storage / 105 Cason Court, Dothan, AL	0.7 – 6.8	2017-2024 / NAP	448	113,358	94.0%
Storage Master / 353 West Inez Road, Dothan, AL	2.9 – 7.4	1982 / NAP	700	90,834	91.8%
BMI Storage / 2582 Brannon Stand Road, Dothan, AL	0.7 – 7.0	1999 / NAP	820	109,187	90.0%
Storage Rentals of America / 116 South Woodburn, Dothan, AL	1.8 – 5.7	1979-2005 / NAP	350	39,950	91.5%
Mini Mall Storage Rucker Blvd / 2801 Rucker Boulevard, Enterprise, AL	2.1	2008 / NAP	1,178	176,708	88.5%
U-Haul / 101 North Industrial Park Road, Enterprise, AL	2.4	1989-2025 / NAP	1,113	80,550	62.0%
Mini Mall Storage Geneva / 1232 Geneva Highway, Enterprise, AL	2.6	1997 / 2019	725	110,701	90.0%
Mini Mall Storage / 4159 West Highway 84, Daleville, AL	3.5	2012 / NAP	400	41,515	93.0%
Ozark Self Storage / 1869 West Andrews Avenue, Ozark, AL	2.0	1981 / 2018	120	10,400	89.0%
Storage Sense - Ozark / 2833 Andrews Avenue, Ozark, AL	2.6	2001 / NAP	415	45,952	91.5%
Bald Eagle Storage / 400 North Merrick Avenue, Ozark, AL	2.0	1998 / NAP	158	15,375	92.0%
Nomad Self-Storage / 550 South Daleville Avenue, Daleville, AL	11.9	2001 / NAP	30	3,300	92.5%

(1)	Source: Appraisals, unless otherwise indicated. Occupancy for the comparable properties reflects the appraiser’s rent survey dated June 10, 2026. Certain of the All American Self Storage Properties were surveyed as comparables in the individual appraisals of the other All American Self Storage Properties and are excluded from the table above.
(2)	Represents the distance to the nearest All American Self Storage Property. Where a comparable property was surveyed in more than one of the individual appraisals, the range of distances to the applicable All American Self Storage Properties is presented.
(3)	The All American Self Storage Properties were constructed between 1980 and 2004, with three of the All American Self Storage Properties having been most recently renovated between 2000 and 2013.
(4)	Units, Net Rentable Area (SF) and Occupancy are based on the underwritten rent roll as of June 3, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
142

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$23,630,000
Various	All American Self Storage	Cut-off Date LTV:	68.9%
Various, AL Various		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to comparable sales for the All American Self Storage Properties:

Comparable Self Storage Sales
Property Name / Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
All American Self Storage Properties / Various, Alabama	Various/Various(1)	393,174(2)	94.7%(2)	Jun. 2026	$34,280,000	$87.19
Snyders Storage - Gadsden / 2804 Fields Avenue, Gadsden, AL	2023-2025/NAP	20,150	84.0%	Jan. 2026	$1,330,000	$66.00
Storage Sense - Oxford / 133 Mattison Road, Oxford, AL	2007-2020/NAP	77,100	92.0%	Feb. 2025	$8,961,000	$116.23
Victory Drive Storage - Columbus / 4375 Victory Drive, Columbus, GA	2004/NAP	27,210	75.0%	Dec. 2024	$2,040,000	$74.97
Assured Storage - Decatur / 2214 Beltline Road SW, Decatur, AL	1977-2018/2018	27,332	72.0%	May 2024	$2,050,000	$75.00

Source: Appraisals, unless otherwise indicated.

(1)	The All American Self Storage Properties were constructed between 1980 and 2004, with three of the All American Self Storage Properties having been most recently renovated between 2000 and 2013.
(2)	Size (SF) and Occupancy are based on the underwritten rent roll as of June 3, 2026. Sale Date, Sale Price, Sale Price PSF and Cap Rate represent the “as-is” portfolio appraised value of $34,280,000 as of June 12, 2026, which is inclusive of an approximately 3.5% portfolio premium.

Appraisal. According to the appraisal, the All-American Self Storage Properties had an “As-Is Portfolio” appraised value of $34,280,000 as of June 12, 2026.

Environmental Matters. The Phase I environmental site assessments for the All-American Self Storage Properties dated June 09, 2026, identified no recognized environmental conditions for all seven properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the All-American Self Storage Properties:

Cash Flow Analysis(1)
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF
Base Rent	$3,388,709	$3,367,353	$3,431,187	$3,491,887	$3,489,220	$8.87
Grossed Up Vacant Space	$0	$0	$0	$0	$183,643	$0.47
Gross Potential Rent	$3,388,709	$3,367,353	$3,431,187	$3,491,887	$3,672,863	$9.34
(Vacancy & Collection Loss)	($10,519)	($36,507)	($29,742)	($35,751)	($219,394)	($0.56)
Net Rental Income	$3,378,190	$3,330,845	$3,401,445	$3,456,136	$3,453,469	$8.78
Other Income	$92,882	$108,092	$107,602	$107,324	$103,756	$0.26
Effective Gross Income	$3,471,073	$3,438,938	$3,509,047	$3,563,461	$3,557,225	$9.05
Real Estate Taxes	$82,996	$106,438	$99,591	$99,665	$142,270	$0.36
Insurance	$61,166	$61,763	$66,324	$66,324	$104,847	$0.27
Management Fee	$298,659	$268,859	$267,556	$263,950	$213,434	$0.54
Other Operating Expenses	$521,310	$521,920	$493,339	$503,094	$728,979	$1.85
Total Operating Expenses	$964,131	$958,981	$926,810	$933,033	$1,189,530	$3.03

Net Operating Income	$2,506,941	$2,479,957	$2,582,237	$2,630,428	$2,367,695	$6.02
Replacement Reserves	$0	$0	$0	$0	$47,181	$0.12
Net Cash Flow	$2,506,941	$2,479,957	$2,582,237	$2,630,428	$2,320,515	$5.90

Occupancy %	98.0%(2)	97.6%(2)	96.5%(2)	94.7%(2)	95.0%(3)
NOI DSCR	1.60x	1.58x	1.65x	1.68x	1.51x
NCF DSCR	1.60x	1.58x	1.65x	1.68x	1.48x
NOI Debt Yield	10.6%	10.5%	10.9%	11.1%	10.0%
NCF Debt Yield	10.6%	10.5%	10.9%	11.1%	9.8%

(1)	Based on the underwritten rent roll as of June 3, 2026.
(2)	Historical Occupancy (%) figures represent the average occupancy based on SF for each respective year.
(3)	Based on UW economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
143

BANK5 2026-5YR24

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